                                                                     EXHIBIT 2.1




   =========================================================================



                          AGREEMENT AND PLAN OF MERGER

                                     among

                                U S WEST, INC.,

                         CONTINENTAL MERGER CORPORATION

                                      and

                         CONTINENTAL CABLEVISION, INC.



                         Dated as of February 27, 1996

                And as amended and restated as of June 27, 1996



   =========================================================================

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS
1.1   Definitions..........................................................    2
1.2   Terms Defined Elsewhere in the Agreement.............................   14
1.3   Other Definitional Provisions........................................   16

                                   ARTICLE II

                                   THE MERGER

2.1   The Merger...........................................................   16
2.2   Closing..............................................................   17
2.3   Effective Time.......................................................   17
2.4   Effects of the Merger................................................   17
2.5   Directors; Certificate of Incorporation; Bylaws......................   17

                                  ARTICLE III

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

3.1   Effect on Capital Stock..............................................   18
3.2   Company Common Stock Elections; Exchange Fund........................   23
3.3   Proration............................................................   26
3.4   Dividends, Fractional Shares, Etc....................................   27
3.5   Restricted Stock.....................................................   30
3.6   Dissenting Shares....................................................   31
3.7   Share Price Adjustment...............................................   31

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


4.1   Organization and Authority of the Company...........................    32
4.2   Capitalization......................................................    34
4.3   No Conflicts........................................................    35
4.4   Vote Required.......................................................    36
4.5   Board Recommendation; Opinion of Financial Advisor..................    36
4.6   Consents............................................................    36
4.7   Compliance; No Defaults.............................................    38
4.8   SEC Documents; Undisclosed Liabilities..............................    39
4.9   Litigation..........................................................    40


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
4.10  Taxes...............................................................   40
4.11  Employee Benefits...................................................   43
4.12  Cable Television Franchises.........................................   46
4.13  Environmental Matters...............................................   51
4.14  Labor...............................................................   52
4.15  Absence of Changes or Events........................................   54
4.16  Unlawful Payments and Contributions.................................   56
4.17  Brokers and Intermediaries..........................................   56

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

5.1   Organization and Authority..........................................   57
5.2   Capitalization......................................................   58
5.3   No Conflicts........................................................   59
5.4   Stockholder Vote....................................................   60
5.5   Consents............................................................   60
5.6   Compliance; No Defaults.............................................   61
5.7   Acquiror SEC Documents; Undisclosed Liabilities.....................   62
5.8   Litigation..........................................................   63
5.9   Absence of Changes or Events........................................   63
5.10  Brokers and Intermediaries..........................................   64
5.11  Ownership of Company Capital Stock..................................   64
5.12  Operations of Company Sub...........................................   64

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1  Conduct of Business of the Company...................................    64
6.2  Conduct of Business of Acquiror and Company Sub......................    70
6.3  Access to Information................................................    72

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

7.1   Preparation of Form S-4 and the Proxy Statement;
Stockholders' Meeting; Charter Amendments.................................    73
7.2   Letter of the Company's Accountants.................................    77
7.3   Letter of Acquiror's Accountants....................................    77
7.4   Reasonable Best Efforts.............................................    77
7.5   Franchise and License Consents......................................    78
7.6   Antitrust Notification..............................................    80
7.7   Certain Actions.....................................................    81
7.8   Supplemental Disclosure.............................................    83
7.9   Announcements.......................................................    83

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                                                                            ----
7.10  No Solicitation.....................................................    83
7.11  Indemnification; Directors' and Officers Insurance..................    85
7.12  NYSE Listing........................................................    87
7.13  Affiliates..........................................................    87
7.14  Employee Benefits...................................................    87
7.15  Registration Rights Agreement.......................................    89
7.16  Tax Treatment.......................................................    89
7.17  Series D Preferred Stock............................................    89
7.18  Company Indebtedness  85
7.19  Authorization of Issuance of Merger Consideration...................    89
7.20  Attribution.........................................................    90
7.21  Further Assurances..................................................    90
7.22  Internal Revenue Service Ruling.....................................    90

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

8.1   Conditions to Each Party's Obligation to
      Effect the Merger...................................................    91
8.2   Conditions to Obligations of Acquiror and
      Company Sub.........................................................    92
8.3   Conditions to Obligations of the Company............................    95

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

9.1   Termination.........................................................    98
9.2   Effect of Termination...............................................   100
9.3   Fees and Expenses...................................................   101
9.4   Certain Purchase Obligations........................................   101
9.5   Amendment...........................................................   103
9.6   Extension; Waiver...................................................   104

                                   ARTICLE X

                              GENERAL PROVISIONS

10.1  Frustration of the Closing Conditions...............................   104
10.2  Effectiveness of Representations, Warranties
      and Agreements......................................................   105
10.3  Expenses............................................................   105
10.4  Applicable Law......................................................   105
10.5  Notices.............................................................   105
10.6  Entire Agreement....................................................   107
10.7  Headings; References................................................   107
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                                      iii

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10.8  Counterparts........................................................   107
10.9  Parties in Interest; Assignment.....................................   108
10.10 Severability; Enforcement...........................................   108
10.11 Specific Performance................................................   108
10.12 Jurisdiction........................................................   108



                                    EXHIBITS


     Exhibit A  Form of Charter Amendments
     Exhibit B  Form of Registration Rights Agreement for Media Stock and Series
                D Preferred Stock
     Exhibit C  Form of Certificate of Designation for Series D Convertible
                Preferred Stock
     Exhibit D  Form of Affiliate Letter
     Exhibit E  Form of Certificate of Designation for Put Shares
     Exhibit F  Form of Registration Rights Agreement for Put Shares

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of February 27, 1996, and as amended and restated as of June 27, 1996, among U S WEST, INC., a Delaware corporation ("Acquiror"), CONTINENTAL MERGER CORPORATION, a Delaware corporation and direct wholly owned subsidiary of Acquiror ("Company Sub"), and CONTINENTAL CABLEVISION, INC., a Delaware corporation (the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of February 27, 1996 (the "Original Agreement"), providing for the merger of the Company with and into Acquiror (the "Direct Merger");

          WHEREAS, Acquiror and the Company desire to amend and restate the Original Agreement in its entirety to permit an alternate merger structure providing for the merger of the Company into Company Sub (the "Subsidiary Merger") and to make certain other amendments to the Original Agreement, and Company Sub desires to become a party thereto;

          WHEREAS, the board of directors of the Company has determined that the Direct Merger and the Subsidiary Merger would be fair to and in the best interests of its stockholders, and such board of directors has approved this Agreement and the transactions contemplated hereby and has recommended the adoption by the stockholders of the Company of this Agreement and the amendments to Section F of Article FOURTH (the "Conversion Charter Amendment") and Section H of Article FOURTH (the "Consideration Charter Amendment" and, together with the Conversion Charter Amendment, the "Charter Amendments"), substantially in the form contained in Exhibit A hereto, of the Company's Restated Certificate of Incorporation to be effected prior to the consummation of the Direct Merger or the Subsidiary Merger;

          WHEREAS, the board of directors of Acquiror has determined that the Direct Merger and the Subsidiary Merger, and the board of directors of Company Sub has determined that the Subsidiary Merger, would be fair to and in the best interests of their respective stockholders, and such boards of directors have approved this Agreement and the transactions contemplated hereby;

          WHEREAS, concurrently with the execution of the Original Agreement and in order to induce Acquiror to enter into the Original Agreement, certain stockholders of the Company executed and delivered an agreement pursuant to which, among other things, such Stockholders granted to Acquiror their proxy to vote all of the votes entitled to be cast by such stockholders in favor of the adoption of this Agreement and the Consideration Charter Amendment, which agreement is being amended in connection with the execution and delivery of this Agreement (as so amended, the "Stockholders' Agreement");

          WHEREAS, for Federal income tax purposes, it is intended that the Direct Merger and the Subsidiary Merger shall each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated there under (the "Code"); and

          WHEREAS, Acquiror, Company Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agree ments herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1    Definitions.  For purposes of this Agreement, the following
                 -----------
terms shall have the meanings set forth below:

          "Acquiror Region" shall mean Arizona, Colorado, Idaho, Iowa,
           ---------------
Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by or under common control with such other Person.

          "Basic Cable Service" shall mean as to each System the tier of video
           -------------------
programming service defined in 47 C.F.R. (S) 76.901(a).

          "Board of Directors" shall mean the board of directors of the Company.
           ------------------

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to close.

          "Cable Act" shall mean the Cable Communications Policy Act of 1984, as
           ---------
amended by the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996.

          "Cable Programming Service" shall mean as to each System those video
           -------------------------
programming services defined in 47 C.F.R. (S) 76.901(b).

          "Calculation Price" shall mean the Determination Price, Cap Price or
           -----------------
Floor Price, as applicable, based upon which the Class A Common Conversion Number and Class B Common Conversion Number is determined in accordance with
Section 3.1(d).

          "Cap Price" shall mean $28.175.
           ---------

          "Cash Consideration Amount" shall equal $1 billion; provided, however,
           -------------------------                          --------  -------
that the board of directors of Acquiror shall have the right, in its sole discretion, to increase the Cash Consideration Amount to a maximum of $1.5 billion so long as notice of such change is given to the Company no later than one Business Day prior to the Effective Time; provided, further, that the board
                                              --------  -------
of directors of Acquiror shall have the right to increase the Cash Consideration Amount above $1.5 billion in an amount equal to (x) the number of shares of Company Common Stock issued or to be issued in connection with any acquisition by the Company approved by Acquiror pursuant to Section 6.1 hereof multiplied by
(y) the Share Price; and provided, further, that the Cash Consideration Amount
                         --------  -------
may be reduced pursuant to Section 7.7(c).

          "CATV" shall mean any method, presently existing, for the transmission
           ----
and/or exhibition (whether by microwave, fiber optics or coaxial cable) of broadband video signals other than by means of DBS, MMDS, broadcast television and in-home video players (and which is based on the expectation of payment by the recipient), and shall include without limitation cable television (basic and premium) and pay-per-view television.

          "Charter Amendments" shall have the meaning set forth in the third
           ------------------
recital to this Agreement.

          "Class A Preferred Consideration Amount" shall mean the product of (x)
           --------------------------------------
the Class A Preferred Percentage multiplied by (y) the Share Price multiplied by
(z) the number of shares of Class A Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis.

          "Class A Preferred Conversion Number" shall mean the quotient of (x)
           -----------------------------------
the product of (A) the Class A Preferred Percentage multiplied by (B) the Share Price divided by (y) the Liquidation Value (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth).

          "Class A Preferred Percentage" shall mean the difference between (x)
           ----------------------------
one and (y) the Class A Common Percentage.

          "Class B Aggregate Consideration Amount" shall mean the sum of the
           --------------------------------------
Cash Consideration Amount plus the Class B Preferred Consideration Amount plus the Class B Common Consideration Amount.

          "Class B Common Consideration Amount" shall mean the product of (x)
           -----------------------------------
the Class B Percentage multiplied by (y) the Common Consideration Net Amount.

          "Class B Common Percentage" shall mean the quotient (rounded to the
           -------------------------
nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) of (x) the Class B Common Consideration Amount divided by (y) the sum of the Class B Common Consideration Amount and the Class B Preferred Consideration Amount.

          "Class B Percentage" shall mean the quotient (rounded to the nearest
           ------------------
hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) of (i) the number of shares of Class B Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including giving effect to the conversion of all outstanding shares of Company Preferred Stock but excluding any and all unvested and outstanding shares of Restricted Company Common Stock, divided by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including giving effect to the conversion of all outstanding shares of Company Preferred Stock but excluding any and all unvested and outstanding shares of Restricted Company Common Stock.

          "Class B Preferred Consideration Amount" shall mean the difference
           --------------------------------------
between (x) the Preferred Consideration Amount and (y) the Class A Preferred Consideration Amount.

          "Class B Preferred Conversion Number" shall mean the quotient of (x)
           -----------------------------------
the product of (A) the Class B Preferred Percentage multiplied by (B) the Share Price divided by (y) the Liquidation Value (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth).

          "Class B Preferred Percentage" shall mean the quotient (rounded to the
           ----------------------------
nearest hundredth, or if there shall not be a nearest hundredth, to the next highest hundredth) of (x) the Class B Preferred Consideration Amount divided by
(y) the sum of the Class B Common Consideration Amount and the Class B Preferred Consideration Amount.

          "Code" shall have the meaning set forth in the sixth recital to this
           ----
Agreement.

          "Common Consideration Amount" shall equal the excess of (x) the
           ---------------------------
Transaction Value over (y) the sum of the Preferred Consideration Amount and the Cash Consideration Amount.

          "Common Consideration Net Amount" shall equal the difference between
           -------------------------------
(x) the Common Consideration Amount and (y) the RSPA Amount.

          "Common Percentage" shall mean the quotient (rounded to the nearest
           -----------------
hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) of (x) the Common Consideration Net Amount divided by (y) the Transaction Value.

          "Communications Act" shall mean the Communications Act of 1934, as
           ------------------
amended, 47 U.S.C. (S)(S) 151, et seq., as amended by the Telecommunications Act of 1996.

          "Consideration Charter Amendment" shall have the meaning set forth in
           -------------------------------
the third recital to this Agreement.

          "Conversion Charter Amendment" shall have the meaning set forth in the
           ----------------------------
third recital to this Agreement.

          "Copyright Office" shall mean the United States Copyright Office of
           ----------------
the Library of Congress or any successor agency that shall hold principal responsibility for administering the cable television compulsory license for retransmission of broadcast signals established pursuant to Section 111 of the Copyright Act, 17 U.S.C. (S) 111.

          "DBS" shall mean a system providing direct-to-home in the broadcast
           ---
satellite services authorized by the FCC.

          "Determination Price" shall mean the average of the Intra-Day Closing
           -------------------
Prices for the Random Trading Days.

          "DGCL" shall mean the Delaware General Corporation Law.
           ----

          "Direct Merger" shall have the meaning set forth in the first recital
           -------------
to this Agreement.

          "DOJ" shall mean the Department of Justice.
           ---

          "Encumbrances" shall mean any and all mortgages, security interests,
           ------------
liens, claims, pledges, restrictions, leases, title exceptions, charges or other encumbrances.

          "Environmental Claim" means any notice of violation, action, claim,
           -------------------
Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence of an Environmental Release (including, without limitation, sudden or non-sudden accidental or non-accidental Environmental Releases) of, or exposure to, any Hazardous Material, noxious odor or illegal audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Company or its Subsidiaries or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Company or its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law or Environmental Permit of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Company or any of its Subsidiaries.

          "Environmental Costs and Liabilities" means any and all losses,
           -----------------------------------
liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law or contract, agreement or similar arrangement with any Governmental Authority or other Person required under any Environmental Law.

          "Environmental Law" means any Federal, state, local, or foreign law
           -----------------
(including common law), statute, code, ordinance, rule, regulation or other legally enforceable requirement relating to the environment, natural resources, or public or employee health and safety as it relates to exposure to Hazardous Materials and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., the
                                                             -- ----
Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource
                                                           -- ----
Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Clean Water Act,
                                                  -- ----
33 U.S.C. (S) 1251 et seq., the Clean Air Act, 33 U.S.C. (S) 2601 et seq., the
                   -- ----                                        -- ----
Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Federal
                                                 -- ----
Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S) 136 et seq., the Oil
                                                              -- ----
Pollution Act of 1990, 33 U.S.C (S) 2701 et seq. and the relevant portions of
                                         -- ---
the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., as such laws
                                                          -- ----
have been amended or supplemented as of the date hereof, and the regulations promulgated pursuant thereto, and all analogous state or local statutes as of the date hereof.

          "Environmental Lien" means any lien arising under Environmental Laws.
           ------------------

          "Environmental Permit" means any permit, approval, authorization,
           --------------------
license, variance, registration or permission required under any applicable Environmental Law.

          "Environmental Release" means any release, spill, emission, leaking,
           ---------------------
pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property not authorized under any Environmental Permit and requiring notification under any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and the applicable regulations promulgated thereunder.

          "ERISA Affiliate" shall mean any corporation or trade or business
           ---------------
(whether or not incorporated) which are or have ever been treated as a single employer with or which are or have been under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "FCC" shall mean the Federal Communications Commission.
           ---

          "Final Order" shall mean an action or actions by any Governmental
           -----------
Authority or the FCC which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and as to the FCC with respect to which the time for filing any request, petition or appeal of such action has expired and the time for the FCC to set aside its action on its own motion has passed, and as to any Franchise Consent, when the Franchise Consent has been or is deemed to be approved as provided in Section 617 of the Cable Act.

          "Floor Price" shall mean $20.825.
           -----------

          "FTC" shall mean the Federal Trade Commission.
           ---

          "GAAP" shall mean generally accepted accounting principles in effect
           ----
in the United States of America as of the date of the applicable determination.

          "Governmental Authority" shall mean any foreign, Federal, state,
           ----------------------
municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          "Hazardous Material" means any substance, material or waste which is
           ------------------
regulated by any Governmental Authority in jurisdictions in which the Company operates, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, and polychlorinated biphenyls.

          "Homes Passed" shall mean the number of homes to which CATV service is
           ------------
currently available from the Company or the Subsidiaries, whether or not a given household subscribes to such service.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Indebtedness" shall mean, with respect to any Person, any
           ------------
indebtedness, secured or unsecured, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), and evidenced by bonds, notes, debentures or similar instruments or letters of credit, to the extent of the face value thereof (or, in the case of evidence of indebtedness issued at a discount, the current accredit value thereof) or (ii) representing the balance deferred and unpaid of the purchase price of property or services (other than accounts payable in the ordinary course of business) and shall also include, to the extent not otherwise included, (A) any capitalized lease obligations and (B) the face value of guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor). No item constituting Indebtedness under any of the definitions set forth above shall be counted twice by virtue of the fact that it constitutes "Indebtedness" under more than one of such definitions.

          "Intra-Day Closing Prices" shall mean the volume weighted average sale
           ------------------------
price of the Media Stock (regular way) as shown on the Composite Tape of the NYSE.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Knowledge of the Company" and "to the Company's Knowledge" shall mean
           ------------------------       --------------------------
the actual knowledge of the executive officers (as identified in the Company SEC Documents), the Senior Vice President-Corporate & Legal Affairs and the regional Senior Vice Presidents, in each case of the Company after reasonable investigation and due inquiry.

          "Legal Proceedings" means any judicial, administrative or arbitral
           -----------------
actions, suits, proceedings (public or private) or governmental proceedings.

          "Material Adverse Effect" shall mean, (i) with respect to the Company,
           -----------------------
any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as whole and (ii) with respect to Acquiror, any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations, properties, assets, liabilities or condition (financial or otherwise) of either (x) the Media Group or (y) Acquiror and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall in each
                  --------  -------
instance exclude any change or effect due to general economic or industry wide conditions.

          "Media Group" shall have the meaning set forth in Section 2.6.15 of
           -----------
Article V of the Restated Certificate of Incorporation of Acquiror as in effect as of the date hereof.

          "MMDS" shall mean a system operating in the Multichannel Multipoint
           ----
Distribution Services authorized by the FCC.

          "NYSE" shall mean the New York Stock Exchange, Inc.
           ----

          "Original Agreement" shall have the meaning set forth in the first
           ------------------
recital to this Agreement.

          "Person" shall mean an individual, corporation, partnership, trust or
           ------
unincorporated organization or a government or any agency or political subdivision thereof.

          "Preferred Consideration Amount" shall equal $1 billion.
           ------------------------------

          "Random Trading Days" shall mean the 20 Trading Days selected by
           -------------------
Acquiror by lot (through a method reasonably satisfactory to the Company) from the 30 Trading Days ending on the fourth Trading Day prior to the Closing Date.

          "Recently Acquired Systems" shall mean the Systems acquired by the
           -------------------------
Company or its Subsidiaries from Providence Journal Company, Cablevision of Chicago, Columbia of Michigan, Consolidated Cablevision of California and N-COM Limited Partnership II since August 1, 1995.

          "Registration Rights Agreement" shall mean the registration rights
           -----------------------------
agreement, substantially in the form of Exhibit B hereto, to be entered into by Acquiror, Amos B. Hostetter, Jr. and the Amos B. Hostetter, Jr. 1989 Trust.

          "Remedial Action" means all actions required under any applicable
           ---------------
Environmental Law or otherwise undertaken by any Governmental Authority, including, without limitation, any capital expenditures, required or undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material; (ii) prevent the Environmental Release or threat of Environmental Release, or minimize the further Environmental Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated or leased by the Company or its Subsidiaries and the facilities located and operations conducted thereon into compliance with all applicable Environmental Laws and Environmental Permits.

          "RSPA Amount" shall mean the product of (x) the number of shares of
           -----------
Restricted Company Common Stock that are unvested and outstanding immediately prior to the Effective Time multiplied by (y) the Share Price.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder.

          "Share Price" shall mean $30, decreased by the Per Share Adjustment
           -----------
Amount, if any, plus the Additional Amount, if any, in accordance with the terms of Section 3.7.

          "Stockholders' Agreement" shall have the meaning set forth in the
           -----------------------
fifth recital to this Agreement.

          "Subpart N of the FCC Rules" shall refer to the Subpart N of Part 76
           --------------------------
of the FCC's rules (47 C.F.R. (S)(S) 76.900 through 76.985), entitled "Cable Rate Regulation," added by order in Docket 92-266, adopted by the FCC on April 1, 1993, as such Subpart may be amended from time to time thereafter, as such rules were in effect on any particular date, and shall include successor provisions if recodified or otherwise modified.

          "Subscriber" shall mean a member of the general public who receives
           ----------
video programming services distributed by a System and does not further distribute it; provided, however, that the number of Subscribers in a multi-unit
               --------  -------
dwelling or commercial structure that obtains service on a "bulk rate" basis shall be determined by dividing the bulk rate charge by the rate for individual households subscribing to the same level of service as the multi-unit structure (e.g., if the basic subscription rate for individual households is $10 and the multi-unit dwelling or commercial structure paid a bulk fee of $100 for the same level of service, then that multi-unit dwelling or structure shall be counted as having 10 Subscribers).

          "Subsidiary" shall mean, with respect to any Person, (i) each
           ----------
corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or another Subsidiary of such Person is the sole general partner or sole managing partner and (iii) each limited liability company in which such Person or another Subsidiary of such Persons is the managing member or otherwise controls.

          "Subsidiary Merger" shall have the meaning set forth in the second
           -----------------
recital to this Agreement.

          "Surviving Corporation" shall have the meaning set forth in Section
           ---------------------
2.1.

          "Systems" shall mean the cable television systems listed in Section
           -------
4.12(a) of the Company Disclosure Letter.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies
           ---      -----
or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

          "Third Party" shall mean a party or parties unaffiliated with either
           -----------
the Company or Acquiror.

          "Trading Day" shall mean a day on which (i) the NYSE is open for the
           -----------
transaction of business and (ii) there is no suspension of trading of the Media Stock.

          "Transaction Documents" shall mean the Stockholders' Agreement and the
           ---------------------
Registration Rights Agreement.

          "Transaction Value" shall equal the product of (x) the Share Price
           -----------------
multiplied by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including giving effect to the conversion of all outstanding shares of Company Preferred Stock.

          "WARN" shall mean the Worker Adjustment and Retraining Notification
           ----
Act and any similar state or local "plant closing" law.

          1.2  Terms Defined Elsewhere in the Agreement. For purposes of this
               ----------------------------------------
Agreement, the following terms have the meanings set forth in the sections indicated:

     Term                                              Section
     ----                                              -------
     Acceleration Event                                7.14(c)
     Acquiror Certificates                             3.2(b)
     Acquiror Consents                                 5.5
     Acquiror Disclosure Letter                        5.2(b)
     Acquiror SEC Documents                            5.7(a)
     Acquiror Termination Notice                       3.1(d)(ii)
     Acquisition Proposal                              7.10(d)
     Additional Amount                                 3.7
     Additional Payment                                7.14(c)
     Additional Stockholders' Meeting                  7.1(d)
     Allocation Determination                          3.2(d)
     Applicable Laws                                   4.7(a)
     Articles                                          10.7
     Benefit Plans                                     4.11(a)
     Cap Top-Up Intent Notice                          3.1(d)(ii)
     Cash Cap                                          3.3(a)
     Cash Election                                     3.1(c)(ii)
     Certificate of Merger                             2.3
     Certificates                                      3.2(b)
     Class A Common Stock                              3.1(c)(i)
     Class A Merger Consideration                      3.1(c)(i)
     Class B Common Stock Election
       Conversion Number                               3.1(d)
     Class B Common Stock                              3.1(c)(ii)
     Class B Cash Consideration                        3.1(c)(ii)
     Class B Merger Consideration                      3.1(c)(ii)
     Class B Stock Consideration                       3.1(c)(ii)
     Class B Stock Election                            3.2(a)
     Closing                                           2.2
     Closing Date                                      2.2
     Communications Stock                              5.2(a)
     Company Capital Stock                             4.2(a)
     Company Certificate                               3.1(c)(iii)
     Company Common Stock                              3.1
     Company Consents                                  4.6
     Company Letter of Transmittal                     3.2(c)
     Company Disclosure Letter                         4.1(c)
     Company Preferred Stock                           4.2(a)
     Company Representatives                           7.10(a)
     Company SEC Documents                             4.8(a)
     Company Termination Notice                        3.1(d)(ii)

     Confidentiality Agreements                        6.3(c)
          Conversion Number                            3.1(d)
     Copyright Act                                     4.12(e)
     Designated Assets                                 7.7(b)
     Designated Asset Fair Market Value                7.7(c)
     Dissenting Shares                                 3.6
     Effective Time                                    2.3
     Election Deadline                                 3.2(d)
     Election Form                                     3.2(c)
     Equity Appreciation Rights Plans                  4.11(i)
     Excess Cash Amount                                3.3(c)
     Excise Tax                                        7.14(c)
     Exchange Agent                                    3.2(b)
     Exchange Fund                                     3.2(b)
     Exhibits                                          10.7
     Floor Top-Up Intent Notice                        3.1(d)(ii)
     Foreign Benefit Plans                             4.11(b)
     Form S-4                                          5.5
     Fractional Shares                                 3.4(c)(i)
     Franchise Consents                                4.6
     Franchises                                        4.12(a)
     Gains Taxes                                       4.6
     Incremental Excise Tax                            7.14(c)
     Indemnified Liabilities                           7.11(b)
     Indemnified Parties                               7.11(b)
     Initial Stockholders' Meeting                     7.1(d)
     Liquidation Value                                 3.1(c)(i)
     License Consents                                  4.6
     Material Franchises                               4.12(c)
     Media Stock                                       3.1(c)(i)
     Merger                                            2.1
     Merger Consideration                              3.2(b)
     Non-Required Franchises                           7.5(b)
     Non-Required Systems                              7.5(b)
     Permits                                           4.7(a)
     Per Share Adjustment Amount                       7.7(c)
     Prorated Cash Amount                              3.3(b)
     Proxy Statement                                   4.6
     Put Closing Date                                  9.4(c)
     Put Exercise Notice                               9.4(b)
     Put Right                                         9.4(a)
     Put Shares                                        9.4(a)
     Requested Cash Amount                             3.3(a)
     Required Franchise Consents                       8.2(j)
     Restricted Company Common Stock                   3.5
     Rights Agreement                                  5.2(a)
     RSPA                                              3.5
     Ruling                                            2.1

     Sections                                          10.7
     Series D Preferred Stock                          3.1(c)(i)
     Social Contract Amendment                         4.6
     Social Contract Consents                          4.6
     Social Contract Order                             4.6
     Standard Election                                 3.1(c)(ii)
     Stock Election                                    3.1(c)(ii)
     Stockholder Approvals                             4.1(b)
     Stockholders' Meeting                             7.1(d)
     Tax Returns                                       4.10(a)
     Termination Date                                  9.1(d)

          1.3  Other Definitional Provisions.  (a)  The words "hereof",
               -----------------------------
"herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)  The terms "dollars" and "$" shall mean United States dollars.


                                  ARTICLE II

                                  THE MERGER

          2.1  The Merger.  Upon the terms and subject to the conditions set
               ----------
forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Company Sub at the Effective Time (as defined in Section 2.3); provided, however, that if Acquiror, the Company and The Providence
      --------  -------
Journal Company shall not have received a ruling from the IRS satisfactory to each of them (the "Ruling") by the later of (i) the fifth Business Day after the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, other than conditions requiring deliveries at the Closing and the condition set forth in Section 8.1(f) and (ii) November 15, 1996, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, the Company shall be merged with and into Acquiror at the Effective Time. As used herein, the "Merger" shall refer to the Subsidiary Merger or the Direct Merger, as applicable. At the Effective Time, the separate corporate existence of the Company shall cease, and Company Sub or Acquiror, as applicable, shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights, properties, liabilities and obligations of the Company in accordance with the DGCL.

          2.2  Closing.  Unless this Agreement shall have been terminated and
               -------
the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, the later of (i) the fifth Business Day after the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, other than conditions requiring deliveries at the Closing and (ii) November 15, 1996 (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date, time or place is agreed to in writing by the parties hereto.

          2.3  Effective Time.  Subject to the provisions of this Agreement,
               --------------
the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

          2.4  Effects of the Merger.  The Merger shall have the effects set
               ---------------------
forth in Section 259 of the DGCL.

          2.5  Directors; Certificate of Incorporation; Bylaws.  (a)  If the
               -----------------------------------------------
Subsidiary Merger is effected, the directors of Company Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If the Direct Merger is effected, the directors of Acquiror and the officers of Acquiror immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          (b) If the Subsidiary Merger is effected, the Certificate of Incorporation of Company Sub as in effect immediately prior to the Effective Time shall be amended at the Effective Time so that Article I thereof reads in its entirety as follows: "The name of the corporation is Continental Cablevision, Inc." and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with the terms thereof and the DGCL. If the Direct Merger is effected, the Restated Certificate of Incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with the terms thereof and the DGCL.

          (c) If the Subsidiary Merger is effected, the Bylaws of Company Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Applicable Law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws. If the Direct Merger is effected, the Bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Applicable Law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.


                                  ARTICLE III

                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
            THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          3.1  Effect on Capital Stock.  At the Effective Time, by virtue of
               -----------------------
the Merger and without any action on the part of the holder of any shares of Company Capital Stock (as defined in Section 4.2) or the holder of any shares of capital stock of Company Sub or Acquiror, as applicable:

          (a)  Capital Stock of Company Sub or Acquiror.  If the Subsidiary
               ----------------------------------------
Merger is effected, each share of common stock, par value $.01 per share, of Company Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of common stock, par value

$.01 per share, of the Surviving Corporation. If the Direct Merger is effected, each share of each class of capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of the same class of capital stock of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Acquiror-Owned Stock.  Each
               -------------------------------------------------------
share of Company Capital Stock that is owned by the Company or any wholly owned Subsidiary of the Company and each share of Company Capital Stock that is owned by Acquiror or any wholly owned Subsidiary of Acquiror shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

          (c)  Conversion of Company Common Stock.
               ----------------------------------

          (i) Subject to Sections 3.5 and 3.6, at the Effective Time, each issued and outstanding share (excluding shares cancelled pursuant to Section 3.1(b)) of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") shall be converted into the right to receive (x) a number of shares of U S WEST Media Group Common Stock, par value $.01 per share, of Acquiror (the "Media Stock") equal to the Conversion Number (as determined in accordance with Section 3.1(d)) and (y) a number of shares of Series D Convertible Preferred Stock, par value $1.00 per share, of Acquiror (the "Series D Preferred Stock"), having the rights, preferences and terms set forth in the Certificate of Designation attached as Exhibit C hereto, with a liquidation value of $50 per share (the "Liquidation Value"), equal to the Class A Preferred Conversion Number (collectively, the "Class A Merger Consideration").

          (ii) Subject to Sections 3.5 and 3.6, at the Effective Time each issued and outstanding share (excluding shares cancelled pursuant to Section 3.1(b)) of Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock" and, together with Class A Common Stock, "Company Common Stock"), shall be converted into, at the election of the holder thereof, one of the following (as adjusted pursuant to Section 3.3, the "Class B Merger Consideration"):

          (x) except as otherwise provided in Section 3.3, for each such share of Class B Common Stock with respect to which an election to receive cash has been effectively made and not revoked, pursuant to Sections 3.2(c), (d) and (e) (a "Cash Election"), the right to receive an amount in cash from Acquiror, without interest, equal to the Share Price (the "Class B Cash Consideration");

          (y) except as otherwise provided in Section 3.3, for each such share of Class B Common Stock with respect to which an election to receive a combination of Media Stock and Series D Preferred Stock has been effectively made and not revoked, pursuant to Sections 3.2(c), (d) and (e) (a "Stock Election"), the right to receive (1) a number of shares of Media Stock equal to the Class B Common Stock Election Conversion Number (as determined in accordance with Section 3.1(d)) and (2) a number of shares of Series D Preferred Stock equal to the Class B Preferred Conversion Number (collectively, the "Class B Stock Consideration"); or

          (z) for each such share of Class B Common Stock with respect to which an election to receive a combination of cash, Media Stock and Series D Preferred Stock has been effectively made and not revoked, pursuant to Sections 3.2(c), (d) and (e) (a "Standard Election"), the right to receive
     (1) an amount in cash from Acquiror, without interest, equal to the product of the Share Price and a fraction, the numerator of which is equal to the Cash Consideration Amount and the denominator of which is equal to the Class B Aggregate Consideration Amount, (2) a number of shares of Media Stock equal to the Conversion Number (as determined in accordance with Section 3.1(d)) and (3) a number of shares of Series D Preferred Stock equal to the product of (x) the Share Price multiplied by (y) a fraction, the numerator of which is equal to the Class B Preferred Consideration Amount and the denominator of which is equal to the product of the Liquidation Value multiplied by the Class B Aggregate Consideration Amount (collectively, the "Class B Standard Consideration").

Each beneficial holder of shares of Class B Common Stock shall be entitled to make only one election (either a Cash Election, a Stock Election or a Standard Election) with respect to all of the shares of Class B Common Stock beneficially owned by such holder.

          (iii) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Class A Merger Consideration or Class B Merger Consideration, as applicable, and cash for fractional shares of Media Stock or Series D Preferred Stock in accordance with Section 3.6(c) upon the surrender of a certificate representing such shares of Company Common Stock (a "Company Certificate"). The Media Stock and Series D Preferred Stock comprising the Class A Merger Consideration and part of the Class B Merger Consideration, when issued to the holders of Company Common Stock, will be duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights created by statute, Acquiror's Restated Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or by which Acquiror is bound.

          (d)  Certain Adjustments and Determinations. (i) If, between the
               --------------------------------------
date of this Agreement and the Effective Time, the outstanding shares of Media Stock, Series D Preferred Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Conversion Number, Class B Common Stock Election Conversion Number, Class A Preferred Conversion Number and the Class B Preferred Conversion Number correspondingly shall be adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (ii) The Conversion Number and Class B Common Stock Election Conversion Number shall be determined in the following manner:

          (A) If the Determination Price is greater than or equal to the Floor Price and less than or equal to the Cap Price, (x) the Conversion Number shall be equal to the quotient of (1) the product of (I) the Common Percentage multiplied by (II) the Share Price divided by (2) the Determination Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) and (y) the Class B Common Stock Election

Conversion Number shall be equal to the quotient of (1) the product of (I) the Class B Common Percentage multiplied by (II) the Share Price divided by (2) the Determination Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth).

          (B) If the Determination Price is less than the Floor Price, (x) the Conversion Number shall be equal to the quotient of (1) the product of (I) the Common Percentage multiplied by (II) the Share Price divided by (2) the Floor Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) and (y) the Class B Common Stock Election Conversion Number shall be equal to the quotient of (1) the product of
(I) the Class B Common Percentage multiplied by (II) the Share Price divided by
(2) the Floor Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth); provided, however, that in
                                                    --------  -------
such event Acquiror shall have the right to give written notice to the Company (the "Floor Top-Up Intent Notice") that the board of directors of Acquiror elects to increase both (x) the Conversion Number to the quotient of (1) the product of (I) the Common Percentage multiplied by (II) the Share Price divided by (2) the Determination Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) and (y) the Class B Common Stock Election Conversion Number to the quotient of (1) the product of (I) the Class B Common Percentage multiplied by (II) the Share Price divided by (2) the Determination Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth). The Floor Top-Up Intent Notice shall be delivered to the Company no later than 2:00 p.m. on the second Business Day prior to the Closing Date. If, in such case, Acquiror does not deliver a Floor Top-Up Intent Notice, the Company shall have the right to give written notice to Acquiror (the "Company Termination Notice") that the Company elects to terminate this Agreement. The Company Termination Notice shall be delivered to Acquiror no later than 2:00 p.m. on the Business Day prior to the Closing Date.

          (C)  If the Determination Price is greater than the Cap Price, (x)
the Conversion Number shall be equal to the quotient of (1) the product of (I) the Common Percentage multiplied by (II) the Share Price divided by (2) the Cap Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth)
and (y) the Class B Common Stock Election Conversion Number shall be equal to the quotient of (1) the product of (I) the Class B Common Percentage multiplied by (II) the Share Price divided by (2) the Cap Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth); provided, however, that in such event, the Company shall have the
            --------  -------
right to give written notice to Acquiror (the "Cap Top-Up Intent Notice") that the Board of Directors elects to decrease both (x) the Conversion Number to the quotient of (1) the product of (I) the Common Percentage multiplied by (II) the Share Price divided by (2) the Determination Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth) and (y) the Class B Common Stock Election Conversion Number to the quotient of (1) the product of (I) the Class B Common Percentage multiplied by
(II) the Share Price divided by (2) the Determination Price (rounded to the nearest hundredth, or if there shall not be a nearest hundredth, to the next lowest hundredth). The Cap Top-Up Intent Notice shall be delivered to Acquiror no later than 2:00 p.m. on the second Business Day prior to the Closing Date. If, in such case, the Company does not deliver a Cap Top-Up Intent Notice, Acquiror shall have the right to give written notice to the Company (the "Acquiror Termination Notice") that Acquiror elects to terminate this Agreement. The Acquiror Termination Notice shall be delivered to the Company no later than 2:00 p.m. on the Business Day prior to the Closing Date.

          3.2  Company Common Stock Elections; Exchange Fund. (a) Each Person
               ---------------------------------------------
who, at the Effective Time, is a record holder of shares of Class B Common Stock (other than holders of shares of Class B Common Stock to be cancelled as set forth in Section 3.1(b) or subject to Section 3.5 or 3.6) shall have the right to submit an Election Form (as defined in Section 3.2(c)) specifying whether such Person desires to have all, but not less than all, of such shares converted into the right to receive either (i) the Class B Stock Consideration pursuant to the Stock Election, (ii) the Class B Cash Consideration pursuant to the Cash Election or (iii) the Class B Standard Consideration pursuant to the Standard Election. Holders of record of shares of Class B Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Class B Common Stock held by such Representative for a particular beneficial owner.

          (b)  Promptly after the Allocation Determination (as defined in
Section 3.2(d)), (i) Acquiror shall deposit (or cause to be deposited) with a bank or trust company to be designated by Acquiror and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Class B Common Stock, for exchange in accordance with this Article III, cash in the amount sufficient to pay the aggregate Class B Cash Consideration and (ii) Acquiror shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of holders of shares of Company Common Stock, certificates representing the shares of Media Stock and Series D Preferred Stock ("Acquiror Certificates") for exchange in accordance with this Article III (the cash and shares deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). The Media Stock and Series D Preferred Stock into which Company Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time.

          (c) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock which will be cancelled pursuant to Section 3.1(b) or which are subject to
Section 3.5 or 3.6) (A) a letter of trans mittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror shall specify) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Class A Merger Consideration or Class B Merger Consideration, as applicable, with respect to the shares of Company Common Stock formerly represented thereby. The Exchange Agent shall also mail to holders of Class B Common Stock, together with the items specified in the preceding sentence, an election form (the "Election Form") providing for such holders to make, with respect to all, but not less than all, of the shares of Class B Common Stock held of record by each such holder (subject to the last sentence of Section 3.2(a)), either a Cash Election, a Stock Election or a Standard Election. The Election Form shall include information as to the Share Price, the Class B

Common Conversion Number, the Class B Preferred Conversion Number, the Class B Aggregate Consideration Amount and the Cash Consideration Amount and state the pricing terms of the Series D Preferred Stock. As of the Election Deadline (as hereinafter defined) all holders of Class B Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly completed Election Form shall be deemed to have made a Standard Election.

          (d) Any Cash Election, Stock Election or Standard Election (other than a deemed Standard Election) shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York, New York time on a date (the "Election Deadline") to be mutually agreed upon by Acquiror and the Company (which date shall not be later than the twentieth Business Day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Company Certificates, or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Class B Common Stock (other than a holder who has submitted an irrevocable election) who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Class B Common Stock may at any time prior to the Election Deadline revoke such holder's election by written notice to the Exchange Agent received by the Close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Class B Merger Consideration and the stock portion of the Class B Merger Consideration and shall notify Acquiror of its determination (the "Allocation Determination").

          (e) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Acquiror or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive promptly after the Election Deadline in exchange therefor
(A) a certified or bank cashier's check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this
Article III (including any cash in lieu of fractional shares of Media Stock and Series D Preferred Stock pursuant to Section 3.4(c)), and (B) Acquiror Certificates representing that number of shares of Media Stock and Series D Preferred Stock, if any, which such holder has the right to receive pursuant to this Article III (in each case less the amount of any required withholding taxes, if any, determined in accordance with Section 3.4(g)), and the Company Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Class A Merger Consideration or Class B Merger Considera tion, as applicable, with respect to the shares of Company Common Stock formerly represented thereby.

          (f) Acquiror shall have the right to make reason able rules, not inconsistent with the terms of this Agree ment, governing the validity of the Election Forms, the manner and extent to which Cash Elections or Stock Elections are to be taken into account in making the determinations prescribed by Section 3.3, the issuance and delivery of certificates for Media Stock and Series D Preferred Stock into which shares of Class B Common Stock are converted in the Merger, and the payment of cash for shares of Class B Common Stock converted into the right to receive cash in the Merger.

          3.3  Proration.  (a)  The aggregate amount of cash to be paid to
               ---------
holders of Class B Common Stock shall not exceed the Cash Consideration Amount.

          (b) In the event that the aggregate amount of cash represented by the Cash Elections received by the Exchange Agent (the "Requested Cash Amount") exceeds an amount equal to the excess of the Cash Consideration Amount over the aggregate amount of cash represented by the Standard Elections (such difference, the "Cash Cap"), each holder making a Cash Election shall receive, for each share of Class B Common Stock for which a Cash Election has been made, (x) cash in an amount equal to the product of the Class B Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash

Amount"), (y) a number of shares of Media Stock equal to the product of the Class B Common Percentage and a fraction, the numerator of which is equal to the Share Price minus the Prorated Cash Amount and the denominator of which is equal to the Calculation Price and (z) a number of shares of Series D Preferred Stock equal to the product of the Class B Preferred Percentage and a fraction, the numerator of which is equal to the Share Price minus the Prorated Cash Amount and the denominator of which is equal to the Liquidation Value.

          (c)  In the event the Requested Cash Amount is less than the Cash
Cap, each holder making a Stock Election (other than as set forth in Section 3.5) shall receive for each share of Class B Common Stock for which a Stock Election has been made, (x) cash in an amount equal to the quotient of (1) the excess of the Cash Cap over the Requested Cash Amount divided by (2) the number of shares of Class B Common Stock for which such Stock Elections have been made or have been deemed to have been made (such quotient, the "Excess Cash Amount"),
(y) a number of shares of Media Stock equal to the product of the Class B Common Percentage and a fraction, the numerator of which is equal to the difference between the Share Price and the Excess Cash Amount and the denominator of which is equal to the Calculation Price and (z) a number of shares of Series D Preferred Stock equal to the product of the Class B Preferred Percentage and a fraction, the numerator of which is equal to the difference between the Share Price and the Excess Cash Amount and the denominator of which is equal to the Liquidation Value.

          3.4  Dividends, Fractional Shares, Etc. (a) Notwithstanding any
               ---------------------------------
other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Media Stock or Series D Preferred Stock shall be paid with respect to any whole shares of Media Stock or Series D Preferred Stock represented by a Company Certificate until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of Applicable Laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Acquiror Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Media Stock and Series D Preferred Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Media Stock and Series D Preferred Stock, less the amount of any withholding taxes which may be required thereon.

          (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for the considera tion, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article III. Company Certificates surrendered for exchange by any Person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Acquiror has received a written agreement from such Person as provided in Section 7.13.

          (c) (i) No certificates or scrip evidencing fractional shares of Media Stock or Series D Preferred Stock shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. In lieu of any such fractional shares, the Exchange Agent shall, on behalf of all holders of fractional shares of Media Stock and Series D Preferred Stock, as soon as practicable after the Effective Time, aggregate all such fractional interests (collectively, the "Fractional Shares") and, at Acquiror's option, such Fractional Shares shall be purchased by Acquiror or otherwise sold by the Exchange Agent as agent for the holders of such Fractional Shares, in either case at the then prevailing price on the NYSE, all in the manner provided hereinafter. Until the net proceeds of such sale or sales have been distributed to the holders of Fractional Shares, the Exchange Agent shall retain such proceeds in trust for the benefit of such holders. Acquiror shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Fractional Shares.

          (ii) To the extent not purchased by Acquiror, the sale of the Fractional Shares by the Exchange Agent shall be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. In either case, the Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares, by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Fractional Shares in lieu of such Fractional Shares, the Exchange Agent shall mail such amounts, without interest, to such holders; provided, however, that no such amount will be paid to any
                 --------  -------
holder of such Fractional Shares prior to the surrender by such holder of the Company Certificates formerly representing such holder's shares of Company Common Stock.

          (d) Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Acquiror for the Class A Merger Consideration or Class B Merger Consideration, as applicable, net cash proceeds from the sale of Fractional Shares and unpaid dividends and distributions on the Media Stock and Series D Preferred Stock to which they are entitled. All interest accrued in respect of the Exchange Fund shall inure to the benefit of and be paid to Acquiror.

          (e)  None of Acquiror, Company Sub, the Company or the Exchange
Agent shall be liable to any holder of shares of Company Common Stock for any cash, shares of Media Stock or Series D Preferred Stock, net cash proceeds from the sale of Fractional Shares or unpaid dividends or distributions with respect to Media Stock or Series D Preferred Stock from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, shares of Media Stock or Series D Preferred Stock, net cash proceeds from the sale of Fractional Shares or unpaid dividends or distributions with respect to Media Stock or Series D Preferred Stock in respect of such Company Certificates would otherwise escheat to or become the property of any Governmental Authority), any such cash, shares or unpaid dividends or distributions in respect of such Company Certificates shall, to the extent permitted by Applicable Laws, become the property of the Surviving Corporation; provided,
                                                                   --------
however, that any holder of Company Common Stock shall thereafter have the right
- -------
to demand from Acquiror any such cash, shares or unpaid dividends or distributions.

          (f) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent (or Acquiror, as the case may be) will issue in exchange for such lost, stolen or destroyed Company Certificate the Class A Merger Consideration or Class B Merger Consideration, as applicable, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Media Stock and Series D Preferred Stock deliverable in respect thereof pursuant to this Agreement.

          (g) Acquiror shall be entitled to, or shall be entitled to cause the Exchange Agent to, deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Acquiror.

          3.5  Restricted Stock.  To the extent any Company Common Stock that
               ----------------
is unvested and outstanding immediately prior to the Effective Time is subject to the terms and conditions of a Restricted Stock Purchase Agreement ("RSPA") between the Company and any current or former employee of the Company ("Restricted Company Common Stock"), then (i) notwithstanding Sections 3.1(c) or 3.3, at the Effective Time all such shares of Restricted Company Common Stock shall be converted into the right to receive a number of shares of Media Stock equal to the quotient of (x) the Share Price divided by (y) the Calculation Price, (ii) the holder of such Restricted Company Common Stock shall not be entitled to receive any cash or Series D Preferred Stock pursuant to Section 3.3 and (iii) any Media Stock received with respect to such Restricted Company Common Stock shall be subject to the terms of such RSPA, as amended by an Amendment to Restricted Stock Purchase Agreement substantially in the form set forth in Section 3.5 of the Company Disclosure Letter.

          3.6  Dissenting Shares.  Notwithstanding any other provisions of this
               -----------------
Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Class A Merger Consideration or Class B Merger Consideration, as applicable. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such
Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Class A Merger Consideration or Class B Merger Consideration, as applicable, upon surrender in the manner provided in this
Article III, of the Company Certificate or Company Certificates that formerly evidenced such shares of Class B Common Stock.

          3.7  Share Price Adjustment.  If the Closing shall not have occurred
               ----------------------
on or prior to January 3, 1997, the Share Price shall be increased at a rate equal to 8% per annum from and including January 1, 1997 to and excluding the Closing Date calculated on the basis of the actual number of days in the period (such amount being the "Additional

Amount"); provided, however, that no such amount shall be added to the Share
          --------  -------
Price if (i) the Closing has not occurred on or prior to January 3, 1997 and the last of the conditions set forth in Article VIII to be fulfilled is the condition set forth in Section 8.2(h) or the condition set forth in Section 8.1(a), other than, in each case as a result of any action taken or not taken by Acquiror or Company Sub or (ii) the Company has taken any action that would result in any of the conditions to the consummation of the Merger set forth herein not being satisfied at such time; provided, further, that upon
                                         --------  -------
satisfaction of the conditions described in clause (i) above if either such condition is the last condition to be fulfilled, the Additional Amount shall be added to the Share Price and shall be calculated commencing five Business Days after the date of such satisfaction.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Acquiror as follows:

          4.1  Organization and Authority of the Company. (a)  Each of the
               -----------------------------------------
Company and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except to the extent the failure so to qualify would not have a Material Adverse Effect with respect to the Company. Complete and correct copies of the Restated Certificate of Incorporation and Bylaws, each as amended to date, of the Company have been delivered to Acquiror. Such Restated Certificate of Incorporation and Bylaws are in full force and effect.

          (b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and, subject to

(i) the adoption of this Agreement by the holders of a majority of the voting power of the outstanding shares of Company Capital Stock, voting as a single class and (ii) the adoption of the Consideration Charter Amendment by 66-2/3% of the voting power of the outstanding shares of Company Capital Stock voting as a single class and a majority of the voting power of each of the outstanding shares of the Class A Common Stock and the Class B Common Stock voting as separate classes (collectively, the "Stockholder Approvals"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company, subject, in the case of this Agreement, the Merger and the Consideration Charter Amendment, to the Stockholder Approvals. This Agreement and each Transaction Document to which the Company is a party has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Section 4.1 of the letter from the Company, dated the date hereof, addressed to Acquiror (the "Company Disclosure Letter") sets forth, as of the date hereof, a true and complete list of all of the Company's Subsidiaries, including the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other ownership interest owned by the Company or another Subsidiary of the Company or by any other Person. All of the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.1 of the Company Disclosure Letter, are owned by the Company or a Subsidiary, free and clear of all Encumbrances. Except as set forth in Section 4.1 of the Company Disclosure Letter, the Company does not, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other Person and neither the Company nor any of its Subsidiaries is a member of or participant in a partnership, joint venture or similar Person .

          4.2  Capitalization.  (a)  As of the date hereof, the authorized
               --------------
capital stock of the Company consists of: (i) 425,000,000 shares of Class A Common Stock, of which (A) 38,885,385 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Restated Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which the Company is bound and (B) no shares are held in the treasury of the Company; (ii) 200,000,000 shares of Class B Common Stock, of which (A) 109,349,496 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Restated Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which the Company is bound, (B) no shares are held in the treasury of the Company and (C) 28,571,450 shares are issuable upon conversion of Company Preferred Stock; and (iii) 200,000,000 shares of Preferred Stock, par value $.01 per share, of the Company, of which 1,142,858 shares have been designated Series A Participating Convertible Preferred Stock (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock") and are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which the Company is bound.

          (b)  Other than as described in this Section 4.2, or as listed in
Section 4.2(b) of the Company Disclosure Letter, no shares of the capital stock of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including tag-along, right of first refusal, buy-sell, registration or similar rights), agreements, arrangements or commitments of any character to which the Company, any of its Subsidiaries or any Person in which the Company or its Subsidiaries own any interest is a party relating to the issued or unissued capital stock of the Company, any of its Subsidiaries or any such Person or obligating or which could obligate the Company or any of its Subsidiaries to grant, issue or sell any shares of capital stock of the Company, any of its Subsidiaries or any Person in which the Company or its Subsidiaries own any interest, by sale, lease, license or otherwise. Except as described in Section 4.2(b) of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or that are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, there are, to the Knowledge of the Company, no voting trusts or other agreements or understandings with respect to the voting of Company Capital Stock. Except as set forth on Section
4.2 of the Company Disclosure Letter, none of the Company, its Subsidiaries or any Person in which the Company or its Subsidiaries own any interest is a party to any non-competition agreement or other agreement or arrangement which restrains, limits or impedes the current or contemplated business or operations of the Company or any of its Subsidiaries or would apply to Acquiror or any of its Affiliates following the Effective Time.

          4.3  No Conflicts.  Except as set forth in Section 4.3 of the
               ------------
Company Disclosure Letter, subject to obtaining the Company Consents (as defined in Section 4.6), the execution and delivery of this Agreement and each of the Transaction Documents to which the Company is a party by the Company do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrances upon any of the properties or assets of the Company or its Subsidiaries under any provision of
(i) the Certificate of Incorporation, Bylaws or other organizational document of the Company or any Subsidiary, (ii) any note, bond, mortgage, indenture or deed of trust, deed to secure debt or any license, lease, contract, commitment, permit, concession, franchise, agreement or other binding arrangement to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or assets are bound, including any Franchise, (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Company or any Subsidiary or their respective properties or assets as of the date hereof or (iv) any law, statute, rule, regulation or judicial or administrative decision applicable to the Company or any Subsidiary, except in the case of clauses (ii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and Encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a Material Adverse Effect with respect to the Company.

          4.4  Vote Required.  The Stockholder Approvals are the only votes of
               -------------
the holders of any class or series of Company Capital Stock necessary or required (under Applicable Law or otherwise) to approve this Agreement and the transactions contemplated hereby.

          4.5  Board Recommendation; Opinion of Financial Advisor.  (a)  The
               --------------------------------------------------
Board of Directors, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office)
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company and has approved the same, and (ii) resolved to recommend that the holders of the shares of Company Capital Stock adopt this Agreement and the transactions contemplated hereby, including the Merger.

          (b)  The Company has received the opinions of (i) Lazard Freres &
Co. LLC, dated February 27, 1996, to the effect that, as of the date hereof, the consideration to be received by the holders of shares of Company Capital Stock in the Merger is fair from a financial point of view to such holders and (ii) Allen & Company Incorporated, dated February 27, 1996, to the effect that, as of the date hereof, the consideration to be received by the holders of the Class A Common Stock in the Merger is fair from a financial point of view to such holders. A signed, true and complete copy of such opinions has been delivered to Acquiror.

          4.6  Consents.  Not later than 30 days after the date of this
               --------
Agreement, the Company shall furnish to Acquiror a list of each Franchise as to which notice to, or the consent of, a Governmental Authority is required as a condition to the transfer of control or the right to control the Franchise in connection with the transactions contemplated hereby (all such notices and consents being "Franchise Consents"). Section 4.6 of the Company Disclosure Letter lists each FCC license held by the Company or any Subsidiary, other than private mobile radio service licenses, as to which FCC consent is required prior to the assignment or transfer of control of such license in connection with the transactions contemplated hereby (all such notices and consents being "License Consents"). Except for (i) the Franchise Consents and License Consents, (ii) as set forth in Section 4.6 of the Company Disclosure Letter, (iii) compliance with and filings under the HSR Act, (iv) the filing with the SEC of (A) a proxy statement under the Exchange Act relating to the meeting (or meetings) of the Company's stockholders to be held in connection with the Merger, the Charter Amendments and the other transactions contemplated by this Agreement (the "Proxy Statement"), (B) any registration statement required to be filed in connection with any action taken by the Company pursuant to Section 7.7 and (C) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (vii) such filings in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, "Gains Taxes"), and (viii) such filings as may be required with the FCC or any Governmental Authority to obtain their consent to the assumption by the Acquiror of the Social Contract (including all Systems and communities encompassed thereby) between the Company and the FCC, as approved by Memorandum Opinion and Order released August 3, 1995 (FCC 95-335) (the "Social Contract Order") and as may be modified thereafter by a proposed Social Contract Amendment that is substantially similar to that which the Company has provided to Acquiror (the "Social Contract Amendment") (such notice and consent being the "Social Contract Consents") (the items in clauses (i) through (vi) being collectively referred to herein as "Company Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority or any Third Party are required to be obtained or made by or with respect to the Company or any of its Subsidiaries on or prior to the Closing Date in connection with (A) the execution, delivery and performance of this Agreement or any of the Transaction Documents to which the Company is a party, the consummation of the transactions contemplated hereby and thereby or the taking by the Company of any other action contemplated hereby or thereby,
(B) the continuing validity and effectiveness of (and prevention of any material default under or violation of the terms of) any Franchise or any other material, license, permit or authorization or any material contract, agreement or lease to which the Company or any Subsidiary is a party or (C) the conduct by the Company or any of its Subsidiaries of their respective businesses following the Closing as conducted on the date hereof, which, if not obtained or made in connection with clauses (A), (B) and (C), would have a Material Adverse Effect with respect to the Company.

          4.7  Compliance; No Defaults.  (a)  Except as set forth in Section
               -----------------------
4.7 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in violation of, is, to the Knowledge of the Company, under investigation with respect to any violation of, has been given notice or been charged with violation of, or failed to comply with any statute, law, ordinance, rule, order or regulation of any Governmental Authority applicable to its business or operations ("Applicable Laws") (including but not limited to the Social Contract Order, as amended), except for violations and failures to comply that would not have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.7 of the Company Disclosure Letter, the Company and its Subsidiaries have all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities ("Permits") which are material to the operation of the businesses of the Company and its Subsidiaries, taken as a whole.

          (b) Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation, as amended, or Bylaws or other comparable organizational document or (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to the Company.

          4.8  SEC Documents; Undisclosed Liabilities. (a)  The Company has
               --------------------------------------
made available to Acquiror a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which are all the documents (other than preliminary proxy materials) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents (including any financial statements filed, to be filed or required to have been filed as a part thereof) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          (b)  Except as disclosed in the Company SEC Documents or in Section
4.8 or 4.9 of the Company Disclosure Letter, as of the date hereof, the Company and its Subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto.

          4.9  Litigation.  Except as set forth in the Company SEC Documents
               ----------
or in Section 4.9 of the Company Disclosure Letter, there are no Legal Proceedings against or affecting the Company or any of its Subsidiaries or their respective properties or assets pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that individually or in the aggregate could (i) have a Material Adverse Effect with respect to the Company or (ii) as of the date hereof, prevent, materially hinder or delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents or seek to limit the ownership or operation of the Company by Acquiror. Except as set forth in Section 4.9 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Authority applicable to it or to its respective properties or assets, which judgment, order, injunction, decree or default thereunder constitutes a Material Adverse Effect with respect to the Company.

          4.10 Taxes.  (a)  Except as set forth in Section 4.10(a) of the
               -----
Company Disclosure Letter, (i) all Federal, state, local and foreign Tax returns, declarations and reports ("Tax Returns") required to be filed by or on behalf of the Company or any of its Subsidiaries have been filed on a timely basis with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), except for Tax Returns as to which the failure to file would not individually or in the aggregate have a Material Adverse Effect with respect to the Company, and all such Tax Returns were true, correct and complete in all material respects; (ii) all amounts due and payable in respect of such Tax Returns (including interest and penalties) have been fully and timely paid or are or will be adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, except for amounts the failure to pay would not have a Material Adverse Effect with respect to the Company; (iii) no waivers of statutes of limitations have been given or requested with respect to the Company or any of its Subsidiaries in connection with any Tax Returns covering the Company or any of its Subsidiaries with respect to any income or franchise Taxes or other material Taxes payable by any of them; and

(iv) each of the Company and its Subsidiaries has duly and timely withheld from salaries, wages and other compensation of its employees and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods not barred by applicable statutes of limitations under all Applicable Laws, except for amounts as to which the failure to withhold or pay would not have a Material Adverse Effect with respect to the Company.

          (b) Except as set forth in Section 4.10(b) of the Company Disclosure Letter, all deficiencies asserted or assessments made in an amount in excess of $300,000 by the IRS or any other taxing authority of the Tax Returns of or covering the Company or any of its Subsidiaries have been fully paid or are or will be adequately provided for in the appropriate financial statements of the Company and its Subsidiaries.

          (c) Except as set forth in Section 4.10(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries nor any other Person on behalf of the Company or any of its Subsidiaries: (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries; (ii) has executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries nor to the Knowledge of the Company (which for purposes of this Section 4.10 shall include the tax director) has the IRS proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries.

          (d) Except as set forth in Section 4.10(d) of the Company Disclosure Letter, none of the assets of the Company and its Subsidiaries is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of
Section 168(h)(l) of the Code.

          (e) The Federal income Tax Returns of the Company and its Subsidiaries, any of their predecessors or any affiliated group of which the Company or any of its Subsidiaries is or was a member have been examined by the IRS, or the periods covered by such Tax Returns have been closed by applicable statute of limitations, for all periods through December 31, 1991, except to the extent such Tax Returns may be examined for the purpose of determining loss or credit carryforwards to a year not so closed. The state income or franchise Tax Returns of the Company and its Subsidiaries, any of their predecessors or any affiliated, combined or unitary group of which the Company or any of its Subsidiaries is or was a member have been examined by the relevant taxing authorities, or the periods covered by such Tax Returns have been closed by applicable statute of limitations, in each case through at least December 31, 1991, except to the extent such Tax Returns may be examined for the purpose of determining loss or credit carryforwards to a year not so closed.

          (f) Except as set forth in Section 4.10(f) of the Company Disclosure Letter, (i) no Tax audits or other administrative proceedings are pending with regard to any Taxes for which the Company or any of its Subsidiaries may be liable and (ii) no written notice of any such audit has been received by the Company or any of its Subsidiaries.

          (g) As of December 31, 1995, the Company had net operating loss carryforwards for Federal income tax purposes of no less than $900 million.

          (h) Except as set forth in Section 4.10(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of Taxes.

          (i) Except as set forth in Section 4.10(i) of the Company Disclosure Letter, since January 1, 1989 neither the Company nor any of its Subsidiaries has been a member of, or was acquired from, any "affiliated group" (as defined in Section 1504 of the Code) other than (i) in a transaction in which the common parent of such affiliated group was acquired or (ii) the affiliated group in which the Company is the common parent.

          (j) Except as set forth in Section 4.10(j) of the Company Disclosure Letter, the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

          (k) The Company and each of its Subsidiaries is not currently, has not been within the last five years and does not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

          4.11 Employee Benefits.  (a)  Section 4.11(a) of the Company
               -----------------
Disclosure Letter lists all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other deferred compensation, bonus or other incentive compensation, stock purchase or other Equity Appreciation Rights Plans, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, lay-off or reduction in force, change in control or educational assistance arrangements or policies for which the Company or any of its Subsidiaries has any material obligation or liability (each a "Benefit Plan" and collectively, the "Benefit Plans"), including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former officer, employee or director of the Company or any of its Subsidiaries.

          (b) Section 4.11(b) of the Company Disclosure Letter lists, separately for each foreign country, all Benefit Plans covering employees of the Company and its Subsidiaries who are employed outside of the United States ("Foreign Benefit Plans").

          (c) The Company and its Subsidiaries have delivered to Acquiror correct and complete copies of all Benefit Plans, and, where applicable, each of the following documents with respect to such plans: (i) any amendments, (ii) any related trust documents, (iii) the two most recently filed IRS Forms 5500 with all attachments thereto, (iv) the last IRS determination letter, (v) the most recent summary plan descriptions and summaries of material modifications, (vi) the last actuarial valuation report and (vii) written communications to employees to the extent the substance of the Benefit Plans described therein differs materially from the other documentation furnished under this Section.

          (d) Except as disclosed in Section 4.11(d) of the Company Disclosure Letter, none of the Benefit Plans is subject to Title IV of ERISA or Section 412 of the Code, and the Company and its ERISA Affiliates from time to time have not within the preceding six years had any obligation to make any contribution to a retirement plan subject to Title IV of ERISA or incurred any liability (contingent or otherwise) under Title IV of ERISA and neither the Company, its Subsidiaries nor any of its ERISA Affiliates has any actual or potential obligation or liability to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

          (e) Each Benefit Plan, including any associated trust, intended to qualify under Section 401 of the Code does so qualify.

          (f) Except as disclosed on Section 4.11(f) of the Company Disclosure Letter and except as would not have a Material Adverse Effect with respect to the Company, the Benefit Plans have been maintained and administered in accordance with their terms and with the provisions of ERISA, the Code and other Applicable Laws.

          (g) There are no pending or, to the Company's Knowledge, overtly threatened actions, claims or lawsuits that have been asserted or instituted against any of the Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor, plan administrator or fiduciary of any of the Benefit Plans with respect to the operation of such plans (other than routine benefit claims) that individually or in the aggregate could have a Material Adverse Effect with respect to the Company.

          (h) The Company and its Subsidiaries do not provide, and are not obligated to provide, retiree life insurance or retiree health benefits to any current or former employee after his or her termination of employment with the Company or any Subsidiary, except as may be required under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA or as disclosed in Section 4.11(h) of the Company Disclosure Letter.

          (i)  Except as disclosed in Section 4.11(i) of the Company
Disclosure Letter and except with respect to payments under the Equity Appreciation Rights Plans that will be paid or satisfied by the Company on or prior to Closing of all estimated payments, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current or former) of the Company or any Subsidiary, (ii) increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or the vesting of any benefits under any Benefit Plan. The Company has also delivered to Acquiror a schedule of all estimated payments to be made under each Equity Appreciation Rights Plan on or prior to the Closing. "Equity Appreciation Rights Plans" are all plans or arrangements maintained by the Company or any of its Subsidiaries that provide for a benefit based upon the issuance of stock, restricted stock, stock options, phantom stock or other equity appreciation rights or incentive awards, determined by the book, fair market or formula value of a share of stock of the Company.

          (j) Except as disclosed in Section 4.11(j) of the Company Disclosure Letter, (i) no employee of the Company or any Subsidiary will be entitled to any severance payments upon the sale of the Company or any Subsidiary, or any divisions or business units thereof, absent an employee's actual loss of employment and (ii) none of the executives of the Company or any Subsidiary are eligible to receive any payment under any severance pay, stay bonus or other retention plan, program or arrangement of the Company or any of its Subsidiaries.

          (k) Except as disclosed in Schedule 4.11(k) of the Company Disclosure Letter, the projected benefit obligation of the Company or any Subsidiary (as calculated using actuarial assumptions used to calculate liabilities under FAS 87 with respect to post-employment benefits accrued) under each Benefit Plan that is a defined benefit pension plan is fully funded by assets of such plan or by an adequate reserve on the applicable balance sheet of the Company or any Subsidiary.

          4.12  Cable Television Franchises.  (a)  Section 4.12 of the Company
                ---------------------------
Disclosure Letter sets forth a list of the Systems, and as to each such System,
(i) the geographic area and FCC community unit(s) served, (ii) the name of the legal entity that owns such System and holds the applicable franchise, as well as the identity, ownership interest and relationship to the Company, if any, of each owner of any interest in such legal entity, (iii) as of December 31, 1995, the number of Homes Passed and Subscribers served by such System, and (iv) the names and addresses of the Governmental Authorities issuing the franchises and/or implementing such ordinances. By no later than 30 days after the date of this Agreement, the Company shall furnish to Acquiror a complete and accurate list and copy of all of the franchise agreements and similar governing agreements, instruments, resolutions, statutes and/or CATV-franchise-related ordinances that are used, necessary or required in order to operate, or to which the Company or its Subsidiaries are subject by reason of their operation of, the Systems (individually as to each System, its "Franchise" and collectively, the "Franchises"), and, as of December 31, 1995, the number of Homes Passed and Subscribers served by the Systems by Franchise. The Systems listed in Section 4.12 of the Company Disclosure Letter represent all of the "cable television systems", as defined in Section 602(7) of the Cable Act, owned and operated by the Company and its Subsidiaries in the United States. The Franchises and any related regulatory ordinances contain all material commitments, obligations and rights of the Company and its Subsidiaries with respect to each of the Governmental Authorities granting such Franchises, in connection with the construction, ownership and operation of the Systems. The Franchises enable the Company and its Subsidiaries to operate, and, subject to obtaining the Franchise Consents and License Consents, immediately following the Closing will enable the Surviving Corporation and its Subsidiaries to continue to operate all of the Systems as and where they are presently operated. To the Knowledge of the Company, each Franchise is valid under all Federal, state and local laws and is validly held by the Company or its Subsidiaries, as the case may be. The Company and its Subsidiaries have complied with the material terms and conditions of the Franchises and the same will not be subject to revocation or nonrenewal as a result of the execution and delivery of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, subject to obtaining the Franchise Consents and License Consents. Except as set forth in Section 4.12 of the Company Disclosure Letter, there are no lawsuits, revocation proceedings or disputes pending with respect to any of the Franchises or Systems that would material affect the right of the Company or any Subsidiary to operate a System, and no Governmental Authority or other Person has notified the Company or any of its Subsidiaries in writing of its intention to conduct or initiate the same. Neither the Company nor any of its Subsidiaries has received any written notice that any such Franchise is under consideration to be revoked nor, except for Franchises that are subject to renewal negotiations, to be modified in any material respect.

          (b) Except as set forth in Section 4.12 of the Company Disclosure Letter, no Person other than certain municipalities (a list of which will be provided no later than 30 days after the date of this Agreement) has any right to acquire any interest in any of the Systems, or to designate any other person or entity to acquire any interest in any of the Systems (including, without limitation, any right of first refusal or similar right to purchase any interest in the Systems), which right has not been validly, properly and irrevocably (except for the right to revoke such waiver only if this Agreement is terminated pursuant to Article IX hereof) waived by the party entitled to assert such right.

          (c) Section 4.12 of the Company Disclosure Letter lists the date on which each Franchise will expire or has expired. Except as set forth in Section
4.12 of the Company Disclosure Letter, there are not now pending any proceedings of any Governmental Authority with respect to any proposal for renewal of any Franchise. There exists no fact or circumstance that makes it likely that any Franchise will not be renewed or extended on commercially reasonable terms. Except where the Company or its Subsidiaries are proceeding under informal renewal procedures as provided for by the Cable Act, the Company and its Subsidiaries have timely filed with the appropriate Governmental Authority all appropriate requests for renewal within 30 to 36 months under the Cable Act.
Section 4.12 of the Company Disclosure Letter sets forth those Franchises serving 25,000 or more Subscribers ("Material Franchises") where the Company or a Subsidiary has not filed a written renewal notice pursuant to (S) 626(a)(1) of the Cable Act. Except as set forth in

Section 4.12 of the Company Disclosure Letter, as to any Franchise that has expired prior to the date hereof, the Company is currently operating such Franchise under duly authorized extensions, and the Company has no reason to believe that such extensions will not be renewed until such time as the Franchise itself has been renewed for an additional term.

          (d) To the Company's Knowledge, the Systems and all related businesses of the Company and its Subsidiaries are, and have been, operated in compliance with the Communications Act and all regulations of the FCC established pursuant thereto, and the Company and its Subsidiaries have submitted to the FCC all filings that are required under the rules, orders and regulations of the FCC or other Governmental Authorities with jurisdiction. Except as set forth in Section 4.12 of the Company Disclosure Letter, the operation of the Systems has been, and is, in compliance with the rules and regulations of the FCC or other Governmental Authorities with jurisdiction and the Company and its Subsidiaries have not received any written notice from the FCC or other Governmental Authorities with jurisdiction with respect to any material violation of its rules and regulations or from any other Governmental Authorities with jurisdiction with respect to any material violation of any Franchise.

          (e) To the Company's Knowledge, for each relevant semi-annual reporting period, the Company has timely filed with the United States Copyright Office all required Statements of Account in true and correct form in all material respects, and has paid when due all required copyright royalty fee payments in the correct amount, relating to the Systems' carriage of television broadcast signals and appropriately classifying the applicable tiers on which the Systems carry television broadcast signals. To the Company's Knowledge, carriage of all broadcast signals is in compliance with the Copyright Act of 1976, as amended (the "Copyright Act") and the rules and regulations of the Copyright Office and is eligible for the compulsory license under Section 111 of the Copyright Act. Except as set forth in Section 4.12 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any inquiry from the Copyright Office or any Third Party challenging or questioning the information submitted in any Statement of Account or the amount of any royalty payment, for which the Company has not provided adequate reserves in its reasonable business judgment, nor are the Company or its Subsidiaries aware of any basis for such inquiry. Except as set forth in
Section 4.12 of the Company Disclosure Letter, to the Company's Knowledge, no claim or copyright infringement has been made against the Company or any of its Subsidiaries that has not been settled, nor is any such claim pending or threatened.

          (f) Other than as set forth in Section 4.12 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any FCC proceeding challenging the rights of the Company or its Subsidiaries to carry or not carry any signal, nor has the Company or any of its Subsidiaries received any written notice or demand to carry or not carry any signal, the carriage or non-carriage of which could have a material adverse effect on any System.

          (g) The Systems (other than the Recently Acquired Systems) are, and have been, operated in material compliance with the Social Contract Order and the Company and its Subsidiaries have submitted to the FCC and any relevant Governmental Authority all forms, notices and other written material required thereunder for implementation of the Social Contract. Each such filing has been prepared and filed in compliance with the Social Contract Order and is complete and accurate in all material respects. Neither the Company nor any Subsidiary has received written notice from the FCC as to any non-compliance with the Social Contract Order. The Company shall use its reasonable best efforts to seek amendment of the Social Contract Order to bring the Recently Acquired Systems under terms substantially the same as those contained in the proposed Social Contract Amendment.

          (h) Section 4.12 of the Company Disclosure Letter lists each of the Governmental Authorities that (i) has been certified by the FCC pursuant to 47 C.F.R. (S) 76.910 to regulate Basic Cable Service and associated equipment of a System or (ii) has petitioned the FCC to regulate the rates for Basic Cable Service and associated equipment pursuant to 47 C.F.R. (S) 76.913; Section 4.12 of the Company Disclosure

Letter also lists each complaint filed against Cable Programming Service rates on FCC Form 329 that has not been settled by the Social Contract Order. Of those listed, the Form 329 complaints pertaining to the Recently Acquired Systems would be settled by the proposed Social Contract Amendment.

          (i) To the extent that the Company's and/or its Subsidiaries' rates have not been settled pursuant to the Social Contract or would not be settled by the proposed Social Contract Amendment, the Company and/or its Subsidiaries are in compliance in all material respects with FCC rate requirements.

          (j) Except as set forth in Section 4.12 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (x) is under any investigation by the FCC or any Governmental Authority with respect to any of its rates for Basic Cable Service or any Cable Programming Service (including but not limited to rates for associated equipment) or (y) is a party to any proceeding before the FCC or any other Governmental Authority the collective outcome of which could result in the Company or any of its Subsidiaries being ordered to make refunds to Subscribers in excess of $2,000,000 (exclusive of potential Social Contract Amendment refunds) or reduce the rates currently charged to Subscribers when netted against any increases to which the Company is entitled.

          (k) Section 4.12 of the Company Disclosure Letter lists each System, and the Franchise(s) by which it is authorized, that is subject to effective competition (as that term is defined in Section 623(l)(1) of the Cable Act) and the basis for the Company's determination that the System operating under that Franchise is subject to effective competition.

          4.13 Environmental Matters. Except as set forth in Section 4.13 of the
               ---------------------
Company Disclosure Letter:

          (i) the operations of the Company and its Subsidiaries are in material compliance with all applicable Environmental Laws;

          (ii) to the Company's Knowledge, all real property owned, operated or leased by the Company and its Subsidiaries are free from contamination by any Hazardous Material that is reasonably likely to result in Environmental Costs and Liabilities to the Company in excess of $2,000,000;

          (iii) to the Knowledge of the Company, the Company and its Subsidiaries have obtained and currently maintain all material Environmental Permits necessary for their operations and are in material compliance with such Environmental Permits;

          (iv) except to the extent such matters are the subject matter of other representations and warranties of the Company contained herein, there are no Legal Proceedings or Environmental Claims pending, or to the Knowledge of the Company, threatened against the Company or its Subsidiaries alleging the violation of any Environmental Law or asserting claims regarding Environmental Costs and Liabilities under any Environmental Law;

          (v) neither the Company nor its Subsidiaries nor to the Knowledge of the Company, any predecessor of the Company or its Subsidiaries or any owner of premises leased or operated by the Company or its Subsidiaries with respect to such property, has filed any formal notice under Federal, state, local or foreign law indicating past or present generation treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment; and

          (vi) to the Knowledge of the Company, there is not now, nor has there been in the past, on, in or under any real property owned, leased or operated by the Company or its Subsidiaries (A) any underground storage tanks, above-ground storage tanks, dikes or impoundments, (B) any friable asbestos-containing materials or (C) any polychlorinated biphenyls which, in each case, is material to the operation of its business at such real property.

          4.14  Labor.  (a)  Except as set forth in Section 4.14(a)(1) of the
                -----
Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements that govern the terms and conditions of employment with the Company or its Subsidiaries with respect to employees of the Company or its Subsidiaries. Section 4.14(a)(2) of the Company Disclosure Letter lists all employment, management, consulting, management retention or other personal service, or compensation agreements or arrangements covering one or more non-employees (including severance, termination or change-of-control arrangements) and all material employment, management, consulting, management retention or other personal service, or compensation agreements or arrangements covering one or more employees (including severance, termination or change-of-control arrangements) in each case, entered into by the Company or any of its Subsidiaries and a copy of each such agreement has been delivered to Acquiror.

          (b) Except as set forth in Section 4.14(b) of the Company Disclosure Letter, no employees of the Company or any of its Subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand against the Company or any Subsidiary for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending against or, to the knowledge of the Company, threatened to be brought or filed against the Company or any Subsidiary, with the National Labor Relations Board or other labor relations tribunal; there is no organizing activity involving the Company or any of the Subsidiaries pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees of the Company or any its Subsidiaries.

          (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations (in the case of arbitrations which if adversely decided would reasonably be expected to involve the payment of damages of more than $500,000) or (ii) material grievances or other material labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries that individually or in the aggregate involve more than $500,000.

          (d) Except as set forth in Section 4.14(d) of the Company Disclosure Letter, there are no material complaints, charges or claims against the Company and its Subsidiaries pending or, to the Knowledge of the Company, threatened to be brought or filed with any Governmental Authority or in which an employee or former employee of the Company or any of its Subsidiaries is a party or a complainant based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or a Subsidiary of any individual, including any claim for workers' compensation or under the Occupational Safety and Health Act of 1970, as amended. In the aggregate, the complaints and charges set forth in Section 4.14(d) of the Company Disclosure Letter would not have, singly or in the aggregate, a Material Adverse Effect with respect to the Company even if each were resolved adversely to the Company and its Subsidiaries.

          (e) Hours worked by and payments made to employees of the Company and its Subsidiaries have not been in material violation of the Federal Fair Labor Standards Act or any other Applicable Law dealing with such matters.

          (f) The Company and its Subsidiaries are in material compliance with all Applicable Laws relating to the FCC-Equal Employment Opportunity Commission standards and employment or termination of employment of labor (including, but not limited to, leased workers and independent contractors), including all such Applicable Laws and WARN relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social security taxes and similar Taxes.

          4.15  Absence of Changes or Events.  Except as set forth in Section
                ----------------------------
4.15 of the Company Disclosure Letter or disclosed in the Company SEC Documents, since the date of the most recent audited financial statements included in the Company SEC Documents, the Company and its Subsidiaries have operated their respective businesses only in the ordinary and usual course and in substantially the same manner as previously conducted and there has not been:

          (i) any damage, destruction or loss with respect to the properties or assets of the Company or its Subsidiaries whether covered by insurance or not, which has had or would have, individually or in the aggregate, a Material Adverse Effect with respect to the Company;

          (ii) any change, occurrence or circumstance that had a Material Adverse Effect with respect to the Company;

          (iii) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and its Subsidiaries;

          (iv) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of Capital Stock of the Company or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries);

          (v) any split, combination or reclassification of the Company's capital stock or any issuance of shares of capital stock of the Company or any Subsidiary or any other change in the authorized capitalization of the Company or any Subsidiary, except as contemplated by this Agreement;

          (vi) any repurchase or redemption by the Company of shares of its capital stock or any issuance by the Company of any other securities in exchange or in substitution for shares of its capital stock except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business consistent with past practice; or

          (vii) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or any Subsidiary, except as contemplated by this Agreement or except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business consistent with past practice.

          4.16  Unlawful Payments and Contributions. Neither the Company nor, to
                -----------------------------------
the Knowledge of the Company, any of its directors, officers or any of its other employees or agents has (a) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any government official or employee from Company funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, in connection with the Company's and its Subsidiaries' business; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity with respect to matters pertaining to the Company.

          4.17  Brokers and Intermediaries.  Neither the Company nor any of its
                --------------------------
officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement and the Transaction Documents, except that the Company has retained Lazard Freres & Co. LLC and Allen & Company Incorporated as its financial advisors, whose respective fees and expenses shall be paid by the Company. The Company has delivered to Acquiror a copy of the retention agreements related thereto.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND COMPANY SUB

          Acquiror and Company Sub represent and warrant to the Company that (provided that the representations and warranties set forth herein with respect to Company Sub shall be made as of June __, 1996):

          5.1  Organization and Authority.  (a)  Each of Acquiror, Company Sub,
               --------------------------
and Acquiror's other Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except to the extent the failure so to qualify would not have a Material Adverse Effect with respect to Acquiror. Complete and correct copies of the Certificates of Incorporation and Bylaws, each as amended to date, of Acquiror and Company Sub have been delivered to the Company. Such Certificates of Incorporation and Bylaws are in full force and effect.

          (b) Acquiror and Company Sub have all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Acquiror and Company Sub. This Agreement and each Transaction Document to which it is a party has been duly executed and delivered by Acquiror and Company Sub and constitutes the legal, valid and binding obligation of each such party, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          5.2  Capitalization.  (a)  As of the date hereof, the authorized
               --------------
capital stock of Acquiror consists of (i) 2,000,000,000 shares of U S WEST Communications Group Common Stock, par value $.01 per share ("Communications Stock"), of which 475,604,443 shares were issued and outstanding as of February 23, 1996, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's Restated Certificate of Incorporation or any agreement to which Acquiror is a party or by which Acquiror is bound, (ii) 2,000,000,000 shares of Media Stock, of which 473,225,728 shares were issued and outstanding as of February 23, 1996, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's Restated Certificate of Incorporation or any agreement to which Acquiror is a party or by which Acquiror is bound, and (iii) 200,000,000 shares of Preferred Stock, par value $1.00 per share, of which (A) 10,000,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock, none of which are issued and outstanding and all of which are reserved for issuance in connection with rights to purchase Communications Stock pursuant to the Amended and Restated Rights Agreement, dated as of October 31, 1995 (the "Rights Agreement"), by and between Acquiror and State Street Bank and Trust Company, as rights agent, (B) 10,000,000 shares have been designated as Series B Junior Participating Cumulative Preferred Stock, none of which are issued and outstanding and all of which are reserved for issuance in connection with rights to purchase Media Stock pursuant to the Rights Agreement, and (C) 50,000 shares have been designated as Series C Cumulative Redeemable Preferred Stock and are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's Restated Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or by which Acquiror is bound. As of the date hereof, the Number of Shares Issuable with Respect to the InterGroup Interest (as defined in Section
2.6.19 of Article V of Acquiror's Restated Certificate of Incorporation) is zero. The authorized capital stock of Company Sub consists of _____ shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Acquiror, free and clear of any Encumbrance.

          (b) Other than as described in this Section 5.2, in the Acquiror SEC Documents or in Section 5.2 of the Letter from Acquiror, dated the date hereof, addressed to the Company (the "Acquiror Disclosure Letter"), no shares of the capital stock of Acquiror or Company Sub are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Acquiror or Company Sub is a party relating to the issued or unissued capital stock of Acquiror or Company Sub or any obligation of Acquiror or Company Sub to grant, issue or sell any shares of capital stock of Acquiror or Company Sub by sale, lease, license or otherwise. Except as disclosed in the Acquiror SEC Documents or in Section 5.2 of the Acquiror Disclosure Letter, neither Acquiror nor Company Sub has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of Acquiror or Company Sub on any matter. Except as set forth in Section 5.2 of the Acquiror Disclosure Letter there are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of Acquiror or Company Sub.

          5.3  No Conflicts.  Subject to obtaining the Acquiror Consents (as
               ------------
defined in Section 5.5), the execution and delivery by Acquiror and Company Sub of this Agreement and each of the Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrances upon any of the properties or assets of Acquiror or Company Sub under, any provision of (i) the Certificate of Incorporation and Bylaws of Acquiror or Company Sub, (ii) any note, bond, mortgage, indenture or deed of trust, deed to secure debt or any license, lease, contract, commitment, permit, concession, franchise, agreement or other binding arrangement to which Acquiror or Company Sub is a party or by which any of their respective properties or assets may be bound or subject, (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to Acquiror or Company Sub or their respective properties or assets, or (iv) any law, statute, rule, regulation or judicial or administrative decision applicable to Acquiror or Company Sub; except in the case of clauses
(ii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and Encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a Material Adverse Effect with respect to Acquiror.

          5.4  Stockholder Vote.  At such time as all conditions to the Merger
               ----------------
have otherwise been satisfied, no vote of the holders of any class or series of Acquiror's or Company Sub's capital stock not theretofore obtained will be necessary or required (under Applicable Law or otherwise) to approve this Agreement and the transactions contemplated hereby.

          5.5  Consents.  Except for (i) as set forth in Section 5.5 of the
               --------
Acquiror Disclosure Letter, (ii) compliance with and filings under the HSR Act,
(iii) the filing with the SEC by Acquiror of a registration statement on Form S-4 registering under the Securities Act the shares of Media Stock and Series D Preferred Stock to be issued in the Merger (the "Form S-4"), the filing with the SEC by Acquiror of a registration statement on Form 8-A registering under the Exchange Act the Series D Preferred Stock and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (vi) such filings in connection with Gains Taxes,
(vii) the filing by Acquiror of a Certificate of Designation with respect to the Series D Preferred Stock (as contemplated by Section 7.17) with the Secretary of State of the State of Delaware immediately prior to the Effective Time (the items in clauses (i) through (vii) being collectively referred to herein as "Acquiror Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority or any Third Party are required to be obtained or made by or with respect to Acquiror or Company Sub in connection with the execution, delivery and performance of this Agreement or any of the other agreements contemplated hereby to which it is a party or the consummation of the transactions contemplated hereby and thereby or the taking by Acquiror or Company Sub of any other action contemplated hereby or thereby, which, if not obtained or made, would have a Material Adverse Effect with respect to Acquiror.

          5.6  Compliance; No Defaults.  (a)  Except as set forth in Section 5.6
               -----------------------
of the Acquiror Disclosure Letter, neither Acquiror nor any of its Subsidiaries is in violation of, is, to the knowledge of Acquiror, under investigation with respect to any violation of, has been given notice or been charged with violation of, or failed to comply with any Applicable Laws, except for violations and failures to comply that would not have a Material Adverse Effect with respect to Acquiror. Except as set forth in Section 5.6 of the Acquiror Disclosure Letter, Acquiror and its Subsidiaries have all Permits which are material to the operation of the businesses of Acquiror and its Subsidiaries.

          (b) Neither Acquiror nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws or other comparable organizational document or (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Acquiror or any of its Subsidiaries is now a party or by which Acquiror or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to Acquiror.

          5.7  Acquiror SEC Documents; Undisclosed Liabilities.  (a)  Acquiror
               -----------------------------------------------
has filed all required reports, schedules, registration statements and definitive proxy statements with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents (including any financial statements filed, to be filed or required to have been filed as a part thereof) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Acquiror SEC Documents, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial state ments of Acquiror included in the Acquiror SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) the consolidated financial position of Acquiror and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          (b)  Except as disclosed in the Acquiror SEC Documents or in Section
5.7 of the Acquiror Disclosure Letter, as of the date hereof, Acquiror and its Subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) required by GAAP to be reflected on a consolidated balance sheet of Acquiror and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto.

          5.8  Litigation.  Except as set forth in the Acquiror SEC Documents or
               ----------
in Section 5.8 of the Acquiror Disclosure Letter, there are no Legal Proceedings against or affecting Acquiror or any of its Subsidiaries or their respective properties or assets pending or, to the knowledge of Acquiror, threatened, that individually or in the aggregate could (i) have a Material Adverse Effect with respect to Acquiror or (ii) prevent, hinder or materially delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents. Except as set forth in Section 5.8 of the Acquiror Disclosure Letter, neither Acquiror nor any of its Subsidiaries is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Authority applicable to it or to its respective properties or assets, which judgment, order, injunction, decree or default thereunder constitutes a Material Adverse Effect with respect to Acquiror.

          5.9  Absence of Changes or Events.  Except as disclosed in the
               ----------------------------
Acquiror SEC Documents, since the date of the most recent audited financial statements included in the Acquiror SEC Documents, Acquiror and its Subsidiaries have conducted their business operations only in the ordinary course and there has not occurred (i) any change, occurrence or circumstance that had any Material Adverse Effect with respect to Acquiror or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect with respect to Acquiror or on the ability of Acquiror or Company Sub to perform their respective material obligations under this Agreement and the Transaction Documents to which it is a party.

          5.10  Brokers and Intermediaries.  Neither Acquiror or Company Sub nor
                --------------------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement and the Transaction Documents, except that Acquiror has retained Lehman Brothers Inc., as its financial advisor, whose fees and expenses shall be paid by Acquiror.

          5.11  Ownership of Company Capital Stock. Neither Acquiror nor any of
                ----------------------------------
its Subsidiaries owns, directly or indirectly, any shares of Company Capital Stock.

          5.12  Operations of Company Sub.  Company Sub was formed solely for
                -------------------------
the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          6.1  Conduct of Business of the Company.  Except as otherwise
               ----------------------------------
expressly permitted by the terms of this Agreement, from the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course in substantially the same manner as presently conducted (including with respect to advertising, promotions and capital expenditures) and in compliance in all material respects with Applicable Laws, use their reasonable best efforts consistent with past practices to keep available the services of the present employees of the Company and its Subsidiaries and to preserve their relationships with customers, suppliers and others with whom the Company and its Subsidiaries deal to the end that their goodwill and ongoing businesses shall not be materially impaired in any material respect at the Closing Date. The Company shall not, and shall cause its Subsidiaries not to, take any action that would, or that is reasonably likely to, result in any of the representations and warranties of the Company set forth in Article IV being untrue in any material respect as of the date made or in any of the conditions to the consummation of the Merger set forth herein not being satisfied. In addition, and without limiting the generality of the foregoing, except as otherwise expressly permitted by the terms of this Agreement or as set forth in
Section 6.1 of the Company Disclosure Letter, during the period from the date hereof to the Effective Time, the Company shall not (and shall cause its Subsidiaries not to), without the written consent of Acquiror, which decision regarding consents shall be made promptly (in light of its circumstances) after receipt of notice seeking such consent:

          (i) except for the Charter Amendments, amend its Certificate of Incorporation, Bylaws or other comparable organizational documents;

          (ii) subject to Sections 7.7 and 7.14(b), redeem or otherwise acquire any shares of its capital stock, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue any securities in exchange or in substitution for shares of its capital stock;

          (iii) subject to Section 7.14(b), (A) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Benefit Plans or Equity Appreciation Rights Plans, except as may be required under existing agreements or in the ordinary course of business consistent with past practices or (B) enter into any new RSPA or amend the terms of any existing RSPA or accelerate the vesting of any shares of Class B Common Stock issued thereunder;

          (iv) merge, amalgamate or consolidate with any other entity in any transaction in which the Company is not the surviving corporation (other than mergers between Subsidiaries of the Company), sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other Person;

          (v) enter into or amend any employment, consulting, severance or similar agreement with any individual, except with respect to severance gifts or payments of a nominal nature to persons holding non-officer/executive level positions in the ordinary course of business consistent with past practice;

          (vi) subject to Section 7.7, declare, set aside or make any dividends, payments or distributions in cash , securities or property to the stockholders of the Company, whether or not upon or in respect of any share of Company Capital Stock;

          (vii) incur or assume any Indebtedness other than as specifically set forth in Section 6.1(vii) of the Company Disclosure Letter;

          (viii) voluntarily grant any material Encumbrance on any of its material assets, other than Encumbrances that are incurred in the ordinary course of business;

          (ix) make any change in any method of accounting or accounting practice or policy, except as required by Applicable Laws or by GAAP;

          (x)  make or incur any capital expenditures that are not set forth in
     Section 6.1(x) of the Company Disclosure Letter or that, individually, are in excess of $25 million or, in the aggregate, in excess of $50 million;

          (xi) subject to Section 7.7, sell, lease, swap or otherwise dispose of any assets, other than (A) sales, leases, swaps or other dispositions of such assets not having a fair market value in excess of $15 million individually or $30 million in the aggregate (so long as the Company provides notice to Acquiror of any sale, lease, swap or other disposition of any asset having a fair market value of greater than $5 million) or (B) swaps of Systems or assets of Systems in order to facilitate the clustering of Systems or dispose of Systems located in the Acquiror Region; provided, however, that
                                                        --------  -------
     (1) such swaps shall not in the aggregate involve more than 500,000 Subscribers of the Company or its Subsidiaries, (2) any cable television systems acquired by the Company or any of its Subsidiaries in any such swap shall not be located in the Acquiror Region, (3) any cable television systems acquired by the Company in any such swap shall not be in a franchise area where there is a substantial overbuild with any other CATV system owned by the Company, Acquiror or any of their respective Affiliates, (4) the aggregate amount of cash paid by the Company or any of its Subsidiaries in any such swap shall not exceed $50 million in the aggregate, (5) any such swap shall require the approval of Acquiror, which approval shall not be unreasonably withheld and Acquiror shall be reasonably satisfied that the Company has received substantially equivalent value including cash or other assets and (6) to the extent that the Company or any Subsidiary must apply for the consent of the Governmental Authority as a condition to the transfer of control or assignment of any Franchise associated with any such swap, such application shall include an application to the Governmental Authority, and relevant information relating to the proposed transaction, requesting contemporaneous approval for the anticipated acquisition of the Company or its Subsidiary by Acquiror or Company Sub as contemplated herein and the transfer of control of said Franchise to the Surviving Corporation in accordance with the terms hereof; and provided, further, that any consent required from a
                 --------  -------
     Governmental Authority as a condition to consummating such swap shall be deemed a Required Franchise Consent;

          (xii) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or acquire or agree to acquire any assets (other than supplies, raw materials and inventory in the ordinary course, capital expenditures permitted by clause (x) above and asset swaps permitted by clause (xi) above);

          (xiii) abandon, avoid, dispose, surrender, fail to file for timely renewal, terminate or amend in any materially adverse manner the terms of any material Franchises, any FCC license that would have a material adverse effect on the operation of a System or the Social Contract Order, except as amended by virtue of the proposed Social Contract Amendment, or, with respect to any Material Franchise, fail to file for renewal pursuant to
     Section 626(a) of the Cable Act;

          (xiv) delete any programming service on the Systems or make material change in the programming services offered on the Systems other than in the ordinary course of business or as required by the Cable Act, the Social Contract Order or any amendments thereto;

          (xv) except as otherwise permitted by clauses (xi) and (xii), modify, amend, terminate, renew or fail to use reasonable efforts to renew any material contract or agreement necessary to continue the Company's business in the ordinary course or waive, release or assign any material rights or claims, other than in the ordinary course of business;

          (xvi) offer free or reduced-price service as an inducement to any Person, except in the ordinary course of business consistent with past practice;

          (xvii) except as permitted by Applicable Law, including the Social Contract Order and any amendments thereto, (A) except as disclosed to Acquiror in writing at least 30 days prior to any rate change, implement any rate change, retiering or repackaging of CATV programming offered by any of the Company's Subsidiaries, (B) except as disclosed in writing to Acquiror at least 30 days prior to any cost-of-service rate change, make any cost-of-service election under the rules and regulations adopted under the Cable Act, (C) determine a method of refund pursuant to 47 C.F.R.
     Section 76.942(d) or 76.961(c) or (D) amend any

     Franchise or agree to make any payments or commitments, including commitments to make future capital improvements or provide future services, in connection with any renewal of any Franchise other than that which the Company would make in the ordinary course of business;

          (xviii) enter into any agreement, understanding or commitment that restrains, limits or impedes the ability of the Company or Acquiror to compete with or conduct any business or line of business;

          (xix) invest or enter into any agreement, understanding or commitment, whether written or oral, by or on behalf of the Company or its Subsidiaries, to invest or provide additional capital in respect of assets, businesses or entities; provided, however, that the restrictions contained
                             --------  -------
     in this clause shall not apply to existing commitments as set forth in
     Section 6.1(xix) of the Company Disclosure Letter or to any investments not in excess of $10 million individually or $20 million in the aggregate;

          (xx) except as otherwise provided in clause (xix) above or Section 7.14, enter into any material contract or agreement with, or make any loan or advance to, any Affiliate (other than a wholly owned Subsidiary) of the Company or any stockholder or Affiliate thereof;

          (xxi) enter into, or amend the terms of, any agreement relating to interest rate swaps, caps or other hedging or derivative instruments relating to Indebtedness of the Company and its Subsidiaries, except as required under agreements relating to existing Indebtedness and Indebtedness permitted by clause (vii) above;

          (xxii) conduct its business in a manner or take, or cause to be taken, any other action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination, merger, consolidation, restructuring or similar transaction) that would or might reasonably be expected to prevent

     Acquiror, Company Sub or the Company from consummating the transactions contemplated hereby in accordance with the terms of this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action which may limit the ability of Acquiror, Company Sub or the Company to consummate the transactions contemplated hereby as a result of antitrust or other regulatory concerns;

          (xxiii) purchase, sell or trade (or announce any intention or proposal to purchase, sell or trade) any shares of Media Stock, or take any other action a principal purpose of which is to affect the calculation of the Determination Price; or (xxiv) agree, whether in writing or otherwise, to do any of the foregoing.

Prior to the date hereof, Acquiror delivered to the Company a list (which the Acquiror may update from time to time) designating certain individuals of Acquiror to whom the Company may direct requests for consents under this Section 6.1.

          6.2  Conduct of Business of Acquiror and Company Sub.  (a) Except as
               -----------------------------------------------
set forth in Section 6.2 of the Acquiror Disclosure Letter, from the date hereof to the Effective Time, Acquiror shall not (and shall cause its Subsidiaries not to):

          (i) issue shares of Media Stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of Media Stock at less than fair market value as determined by the board of directors of Acquiror (other than pursuant to the terms of existing options or benefit plans), or split, combine, redeem, convert or reclassify the Media Stock or issue any securities in exchange or in substitution for shares of Media Stock;

          (ii) amend its Certificate of Incorporation or Bylaws (other than the filing of a Certificate of Designation for the issuance of any series of Preferred

     Stock) in any manner adverse to the holders of Media Stock;

          (iii) declare, set aside or make any dividends or distributions in cash, securities or property to holders of Media Stock;

          (iv) conduct its business in a manner or take, or cause to be taken, any other action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination, merger, consolida tion, restructuring or similar transaction) that would or might reasonably be expected to prevent Acquiror, Company Sub or the Company from consummating the transactions contemplated hereby in accordance with the terms of this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action which may limit the ability of Acquiror, Company Sub or the Company to consummate the transactions contemplated hereby as a result of antitrust or other regulatory concerns;

          (v) take any action that would, or that is reasonably likely to, result in any of the representa tions and warranties of Acquiror or Company Sub set forth in Article V being untrue in any material respect as of the date made or any of the conditions to the Merger set forth herein not being satisfied;

          (vi) purchase, sell (other than through primary issuances) or trade (or announce any intention or proposal to purchase, sell or trade) any shares of Media Stock, or take any other action a principal purpose of which is to affect the calculation of the Determination Price, other than pursuant to benefit plans in the ordinary course of business;

          (vii) sell all or substantially all of the properties and assets of the Media Group (within the meaning of Section 2.4.1(B) of Article V of the Restated Certificate of Incorporation of Acquiror); or

          (viii) acquire, or agree to acquire, any shares of Company Capital Stock if, after giving effect to such acquisition and the purchase of the Put Shares pursuant to Section 9.4, Acquiror would beneficially own 10% or more of the Company Capital Stock.

          (b) During the period of time from the date hereof to the Effective Time, Company Sub shall not engage in any activities of any nature, except as provided in or contemplated by this Agreement.

          6.3  Access to Information.  (a)  From the date hereof until the
               ---------------------
Closing Date, the Company shall permit Acquiror and its representatives to have full access to the management, facilities, suppliers, accounts, books, records (including, without limitation, budgets, forecasts and personnel files and records), contracts and other materials of the Company and its Subsidiaries reasonably requested by Acquiror or such representatives and to make available to Acquiror and its representatives the directors, officers, employees and independent accountants of the Company for interviews for the purpose, among other things, of verifying the information furnished to Acquiror, developing transition plans and integrating the operations of the Company and its Subsidiaries with the operations of Acquiror and its Subsidiaries and Affiliates. Such access shall be subject to existing confidentiality agreements and shall be conducted by Acquiror and its representatives during normal business hours, upon reasonable advance notice and in such a manner as not to interfere unreasonably with the business or operations of the Company and its Subsidiaries.

          (b) From the date hereof until the Closing Date, Acquiror and Company Sub shall permit the Company and its representatives to have full access to the management, facilities, suppliers, accounts, books, records (including, without limitation, budgets and forecasts), contracts and other materials of the Media Group reasonably requested by the Company or such representatives and to make available to the Company and its representatives the directors, officers, employees and independent accountants of the Media Group for interviews for the purpose, among other things, of verifying the information furnished to the Company. Such access shall be subject to existing confidentiality agreements and shall be conducted by the Company and its representatives during normal business hours, upon reasonable advance notice and in such a manner as not to interfere unreasonably with the business or operations of the Media Group.

          (c) Each of the Company, Acquiror and Company Sub agrees that it will not, and will cause each of their respective Affiliates and representatives not to, use any information obtained pursuant to this Section 6.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement, dated as of September 26, 1994, as amended on January 11, 1996, between Acquiror and the Company and the Confidentiality Agreement, dated as of April 19, 1995, between Acquiror and the Company (the "Confidentiality Agreements") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          7.1  Preparation of Form S-4 and the Proxy Statement; Stockholders'
               --------------------------------------------------------------
Meeting; Charter Amendments. (a)  Promptly following the date of this Agreement,
- ---------------------------
the Company shall prepare and file with the SEC the Proxy Statement and Acquiror shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Acquiror shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Acquiror shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or consenting to service of process in any jurisdiction in which it has not previously so consented in any action other than one arising out of the offering of the Media Stock and the Series D Preferred Stock in such jurisdiction) required to be taken to qualify the

Media Stock and Series D Preferred Stock to be issued in the Merger under any applicable state securities or "blue sky" laws prior to the Effective Time, and the Company shall furnish all information concerning the Company and the holders of the Company Capital Stock as may be reasonably requested in connection with any such action.

          (b) None of the information supplied or to be supplied by the Company, on the one hand, or Acquiror and Company Sub, on the other hand, for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of each Stockholders' Meeting (as defined in Section 7.1(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be. Notwithstanding the foregoing, (i) no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Acquiror and Company Sub specifically for inclusion or incorporation by reference in the Proxy Statement and (ii) no representation is made by Acquiror and Company Sub with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (c) The Company and Acquiror shall cooperate with each other and provide to each other all information necessary in order to prepare the Proxy Statement and the Form S-4. The Company and Acquiror shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the Form S-4 or the Proxy Statement or for additional information and shall supply the other parties with copies of all correspondence between the Company or any of its representatives, or Acquiror or any of its representatives, as the case may be, on the one hand, and the SEC or its staff, on the other hand, with respect thereto. The Company and Acquiror shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Form S-4 and the Proxy Statement as promptly as practicable. If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or (ii) any event with respect to Acquiror or any of its Subsidiaries, or with respect to other information supplied by Acquiror for inclusion in the Form S-4, in either case which event is required to be described in an amendment of, or a supplement to, the Proxy Statement or Form S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. Acquiror shall notify the Company promptly upon (i) the declaration by the SEC of the effectiveness of the Form S-4, (ii) the issuance or threatened issuance of any stop order or other order preventing or suspending the use of any prospectus relating to the Form S-4, (iii) any suspension or threatened suspension of the use of any prospectus relating to the Form S-4 in any state,
(iv) any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that might result in the issuance of a stop order or other order or suspension of use or (v) any request by the SEC to supplement or amend any prospectus relating to the Form S-4 after the effectiveness thereof. Acquiror and, to the extent applicable, the Company, shall use its reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of any prospectus relating to the Form S-4 and to comply with any such request by the SEC or any state securities commission to amend or supplement the Form S-4 or the prospectus relating thereto.

          (d) The Company shall, as promptly as practicable, duly call, give notice of, convene and hold a meeting of its stockholders (the "Initial Stockholders' Meeting") for the purpose of obtaining the Stockholder Approvals. The Company shall use its reasonable best efforts to hold such meeting as soon as practicable. In the event the Consideration Charter Amendment is not adopted at the Initial Stockholders' Meeting, the Company shall, as promptly as practicable following the date of the Initial Stockholders' Meeting, duly call, give notice of, convene and hold another meeting of its stockholders (the "Additional Stockholders' Meeting" and, together with the Initial Stockholders' Meeting, collectively, the "Stockholders' Meetings" and individually, a "Stockholders' Meeting") for the purpose of obtaining adoption of the Consideration Charter Amendment and any other Stockholder Approvals not previously obtained. The Company shall, as promptly as practicable after the date of the Initial Stockholders' Meeting, hold the Additional Stockholders' Meeting. Subject to the fiduciary duties of the Board of Directors under Applicable Laws and to Section 9.1(g), the Company shall, through the Board of Directors, recommend to its stockholders adoption of this Agreement, the Charter Amendments and the other transactions contemplated hereby and shall use its best efforts to solicit from stockholders proxies in favor of adoption of this Agreement and the Charter Amendments and to take all other action necessary to secure the Stockholder Approvals at the Initial Stockholders' Meeting or the Additional Stockholders' Meeting, as the case may be. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first and third sentences of this Section 7.1(d) shall not be altered by the commence ment, public proposal or communication to the Company of any Acquisition Proposal (as defined in Section 7.10).

          (e) Subject to receipt of the Stockholder Approvals, the Company shall take all actions necessary to cause a Certificate of Amendment containing the Consideration Charter Amendment to be executed, acknowledged and filed and to become effective no later than immediately prior to the Effective Time in accordance with the DGCL as soon as practicable after the approval thereof at a Stockholders' Meeting.

          (f) The Company shall make stock transfer records relating to the Company available to Acquiror to the extent reasonably necessary to effectuate the intent of this Agreement.

          7.2  Letter of the Company's Accountants.  The Company shall use its
               -----------------------------------
reasonable best efforts to cause to be delivered to Acquiror letters of (i) Deloitte & Touche LLP, the Company's independent public accountants and (ii) any other independent public accountants whose reports are included or incorporated by reference in the Form S-4, each dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          7.3  Letter of Acquiror's Accountants.  Acquiror shall use its
               --------------------------------
reasonable best efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Acquiror's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          7.4  Reasonable Best Efforts.  Subject to the terms and conditions of
               -----------------------
this Agreement, including, without limitation, Section 7.6, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement (including the execution of the Transaction Documents to which they or any of their Affiliates are a party), subject to the Stockholder Approval, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of it all necessary registrations and filings (including filings with Governmental Authorities, if any), and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (b) the obtaining of all necessary consents, approvals or waivers from Third Parties and
(c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and the Transaction Documents. In furtherance of the foregoing, Acquiror and the Company each shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with obtaining any consents required to be obtained by it or its Subsidiaries hereunder.

          7.5  Franchise and License Consents.  (a)  Without limiting the
               ------------------------------
generality of Section 7.4, the Company and Acquiror shall each use their respective reasonable best efforts to obtain all Franchise Consents and License Consents, including taking the actions specified herein. In order to secure the Franchise Consents and License Consents from Governmental Authorities and the FCC, the Company shall proceed immediately in good faith and using its reasonable best efforts, to prepare, file and prosecute each Franchise Consent and License Consent from the relevant Governmental Authority and the FCC, with the full right of participation by Acquiror including, without limitation, the right of prior review and approval of correspondence or forms of transfer resolutions, applications, ordinances or agreements to be submitted to Governmental Authorities and the FCC (which approval shall not be unreasonably withheld or delayed) and to be represented at all meetings or hearings as may be scheduled to consider such submissions. The Company shall send notice of the transactions contemplated in this Agreement to all Governmental Authorities. The Company shall submit to each Governmental Authority whose consent is required a form of ordinance or resolution, as appropriate, relating to the transfer of the Franchise, which ordinance or resolution shall be in a form reasonably acceptable to Acquiror and the Company. The Company shall consult with Acquiror and promptly and regularly notify Acquiror with regard to all material developments of the Franchise Consent and License Consent process, and shall give Acquiror reasonable prior notice of all meetings scheduled with the Governmental Authorities and the FCC. Acquiror shall use its reasonable best efforts to promptly assist the Company and shall take such prompt and affirmative actions as may reasonably be necessary in obtaining such approvals and shall cooperate with the Company in the preparation, filing and prosecution of such applications as may reasonably be necessary, including the preparation, filing and prosecution of any joint applications required to be filed with the Governmental Authorities or the FCC, and agrees to use its reasonable best efforts to furnish all information as is reasonably or as is customarily required by the approving entity, and, if required by a Governmental Authority or the FCC upon reasonable notice, Acquiror shall have the obligation to be represented at such meetings or hearings as may be scheduled to consider such applications. Any administrative filing fees imposed or expenses for which reimbursement is required by the Governmental Authority in connection with obtaining the Franchise Consents or the License Consents shall be borne by the Company and each of the parties shall bear its own legal fees or other costs of professional advisors incurred in the filing and prosection of such applications. If, in connection with obtaining Franchise Consents or the License Consents from a Governmental Authority or the FCC, a Governmental Authority or the FCC impose new, material Franchise or license conditions as a condition to granting its consent, Acquiror and the Company shall negotiate jointly with such Governmental Authority or the FCC with respect to such conditions, with such conditions to be accepted only if consented to by Acquiror and the Company, which consent shall not be unreasonably withheld. Acquiror agrees that prior to the Closing Date, it will not, without the prior written consent of the Company, seek amendments, modifications or other changes to Franchises and shall not institute any discussions with Governmental Authorities or the FCC without the prior written consent of the Company and without offering a representative of the Company an opportunity to participate or observe such discussions. To the extent such request would not, in the reasonable judgment of the Company, delay or impair the ability to obtain any Franchise Consents, any application to any Governmental Authority for any Franchise Consent necessary for the transfer of control of any Franchise shall request that the relevant Governmental Authority also agree that no further Franchise Consent shall be required for the subsequent transfer of control of, or assignment of, such

Franchise to a specified Person identified in such application who is an Affiliate of Acquiror to which Acquiror intends to transfer or assign the Franchise immediately prior to Closing. In addition, the Company will use reasonable best efforts to obtain necessary transfers of all private mobile radio service licenses.

          (b) To the extent that any Franchise Consents listed in Section 4.6 of the Company Disclosure Letter have not been obtained by Final Order prior to Closing (such Franchises hereinafter referred to as the "Non-Required Franchises"), Acquiror and the Company shall enter into negotiations to determine the disposition of the Non-Required Franchises after Closing. In the event that the parties agree to transfer any part of a System which includes, in part, areas covered by a Non-Required Franchise (hereinafter the "Non-Required Systems"), the parties shall continue to be subject to Section 7.5(a) until such time as all Franchise Consents are obtained and the Non-Required Franchises are transferred to Acquiror.

          7.6  Antitrust Notification.  (a)  The Company and Acquiror shall as
               ----------------------
promptly as practicable, but in no event later than 30 Business Days following the execution and delivery of this Agreement, file with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Each of Acquiror and the Company shall furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. The Company and Acquiror acknowledge that more than one filing may be required under the HSR Act in order to consummate the transactions contemplated by this Agreement, and agree to cooperate and furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any subsequent filing.

          (b) The Company and Acquiror shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

          (c) Each of the Company and Acquiror shall use its reasonable best efforts to obtain any clearance required under the HSR Act for the consummation of the Merger, which efforts, for purposes of this Agreement shall not, except as provided in Section 7.6(d), require Acquiror in order to obtain any consent or clearance from the DOJ or any other Governmental Authority to (i) hold separate, sell or otherwise dispose of any assets, including assets of the Company, the effect of any of which, in the reasonable judgment of Acquiror, would be to materially impair the value of the Merger to Acquiror or (ii) contest any suit brought or threatened by the FTC or DOJ or attempt to lift or rescind any injunction or restraining order obtained by the FTC or DOJ adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby.

          (d) For purposes of Section 7.6(c), "reasonable best efforts" shall include entry into a consent decree in any action brought by the DOJ or into a consent order with the FTC where such decree or order requires the divestiture of the Designated Assets and of the assets set forth in Section 7.6(d) of the Company Disclosure Letter, if and only if, such decree or order does not require, either absolutely or conditionally, the divestiture of any other assets or of the stock of any other corporation, or (except for reasonable and customary compliance and other requirements ancillary to the required divestiture) impose any additional requirement or limitation on Acquiror, on its ability to operate its current and contemplated businesses, or on its ability to acquire assets or stock in any corporation; and only if such decree or order provides that Acquiror shall have a period of at least 12 months to effect such divestiture itself and an additional 12 months to divest pursuant to a reasonable and customary trusteeship provision.

          7.7  Certain Actions.  (a)  Except as otherwise specifically limited
               ---------------
by this Agreement, each of the Company and Acquiror agrees to use its reasonable best efforts and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that there shall be no regulatory impediments, pursuant to the Communications Act, the rules and regulations of the FCC, or otherwise, to the closing of the transactions contemplated hereby and the Company agrees not to acquire any assets or engage in any activities prior to the Closing of a type which Acquiror would be precluded from acquiring or engaging in pursuant to the Communications Act, the rules and regulations of the FCC or otherwise.

          (b) On or prior to the Closing Date, the Company shall sell, distribute to stockholders or otherwise dispose of the properties of the Company and its Subsidiaries listed in Section 7.7 of the Company Disclosure Letter (the "Designated Assets") in a manner acceptable to Acquiror, in its sole discretion.

          (c) Not later than one hundred and twenty (120) days following the date hereof, the Company and Acquiror shall agree to the fair market value of the Designated Assets (the "Designated Asset Fair Market Value"). In the event of a sale or other disposition of the Designated Assets for an amount less than the Designated Asset Fair Market Value, the Share Price shall be reduced by the quotient of (i) the excess of (x) the Designated Asset Fair Market Value over
(y) the amount of consideration received by the Company in respect of such sale or disposition divided by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including giving effect to the conversion of all outstanding shares of Company Preferred Stock. In the event of a distribution of the Designated Assets to the stockholders of the Company, the Share Price shall be reduced by an amount equal to the quotient of (i) the Designated Asset Fair Market Value divided by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including giving effect to the conversion of all outstanding shares of Company Preferred Stock. The amount of any adjustment to the Share Price pursuant to this Section 7.7(c) shall be referred to as the "Per Share Adjustment Amount" and the Cash Consideration Amount shall be reduced by the Per Share Adjustment Amount multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including giving effect to the conversion of all outstanding shares of Company Preferred Stock.

          7.8  Supplemental Disclosure.  The Company shall confer on a regular
               -----------------------
and frequent basis with Acquiror, report on operational matters and promptly notify Acquiror of, and furnish Acquiror with, any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to the obligations of Acquiror and Company Sub to consummate the Merger not to be completed, and Acquiror shall promptly notify the Company of, and furnish the Company any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to the Company's obligation to consummate the Merger not to be completed.

          7.9  Announcements.  Prior to the Closing, none of the Company,
               -------------
Acquiror or Company Sub shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by Applicable Law or stock exchange regulations (including, without limitation, pursuant to the United States Federal securities laws in connection with any registration statement or report filed thereunder), in which event the party required to make the release or announcement shall, if possible, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

          7.10  No Solicitation.  (a)  From the date hereof until the
                ---------------
Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives or those of any of its Subsidiaries (collectively, "Company Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal from any Third Party, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept or enter any agreement with respect to any Acquisition Proposal; provided, however, that,
                                                    --------  -------
notwithstanding anything to the contrary in this Agreement, (i) prior to the approval of this Agreement by the Stockholders of the Company, the Company may engage in discussions or negotiations with, and may furnish information concerning the Company and its business, properties and assets to, a Third Party who, without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or any Company Representatives, or in furtherance thereof makes a written, bona fide Acquisition Proposal that is not subject to any material contingencies relating to financing and that is reasonably capable of being financed and is financially superior to the consideration to be received by the Company's stockholders pursuant to the Merger (as determined in good faith by the Board of Directors after consultation with the Company's financial advisors) if (1) the Board of Directors determines in its good faith, after receipt of written advice of the Company's outside legal counsel, that such action is advisable for the Board of Directors to act in a manner consistent with its fiduciary duties under Applicable Law and (2) prior to furnishing information with respect to the Company and its Subsidiaries to, such Third Party, the Company shall receive from such Third Party an executed confidentiality agreement in reasonably customary form on terms not more favorable to such Person or entity than the terms contained in the Confidentiality Agreements, or (ii) the Board of Directors may take and disclose to the Company's stockholders a position with regard to a tender offer or exchange offer to the extent required by Rule 14e-2(a) under the Exchange Act. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any investment banker or financial advisor retained by the Company, whether or not such Person is purporting to act of behalf of the Company of any of its Subsidiaries or otherwise, shall constitute a breach of this Section 7.10 by the Company.

          (b) The Company shall promptly notify Acquiror orally and in writing of any Acquisition Proposal or any inquiry with respect to or which could lead to any Acquisition Proposal, within 24 hours of the receipt thereof, including the identity of the Third Party making any such Acquisition Proposal or inquiry and the material terms and conditions of any Acquisition Proposal, and if such Acquisition Proposal or inquiry is in writing, shall deliver to Acquiror a copy of such Acquisition Proposal or inquiry. The Company shall keep Acquiror informed of the status and details of any such Acquisition Proposal or inquiry.

          (c) The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Company Representatives with respect to any of the foregoing.

          (d) As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Acquiror or any of its Affiliates, for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any of its material Subsidiaries or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Company or any of its material Subsidiaries; provided, however, that, the term "Acquisition Proposal" shall not
              --------  -------
include any acquisition by the Company or any of its Subsidiaries of any assets, businesses or entities in any transaction or series of related transactions in exchange for other assets, businesses or entities of any Third Party.

          7.11  Indemnification; Directors' and Officers Insurance.  (a)  If
                --------------------------------------------------
the Subsidiary Merger is effected, the Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and Bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the

Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. If the Direct Merger is effected, the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) From and after the Effective Time, Acquiror shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or served as a director of any Third Party on behalf of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors or officers as the case may be (and the Company or the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law).

          (c) The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Acquiror.

          7.12  NYSE Listing.  Acquiror shall use its best efforts to cause
                ------------
the shares of Media Stock and Series D Preferred Stock to be issued in the Merger to be approved for listing on the NYSE, subject only to notice of official issuance, prior to the Effective Time. If, for any reason, Acquiror shall not be able to list the shares of the Series D Preferred Stock to be issued in the Merger on the NYSE, Acquiror shall use its best efforts to, prior to the Effective Date, list such shares on such other stock exchange, or cause such shares to be eligible for trading on such other trading facility, as the Company may request.

          7.13  Affiliates.  Prior to the Closing Date, the Company shall
                ----------
deliver to Acquiror a letter identifying all Persons who are, at the time this Agreement is submitted to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such Person to deliver to Acquiror on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit D.

          7.14  Employee Benefits.  (a)  For a period of one year following
                -----------------
the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, maintain in effect for employees of the Company and its Subsidiaries benefits (other than RSPAs or similar benefits) no less favorable in the aggregate than the benefits offered by the Company immediately prior to the Effective Time. Acquiror agrees to, or to cause the Surviving Corporation to, honor and perform all severance, employment and similar agreements of the Company disclosed in
Section 4.11 of the Company Disclosure Letter and each RSPA and related Tax Liability Financing Agreement.

          (b) Following the date hereof, the Company shall, after consultation with Acquiror, be permitted to (i) forgive up to $35.7 million principal amount of outstanding loans made by the Company to employees to enable such employees to pay income Taxes incurred by such employees as a result of the purchase of shares of Company Common Stock by such employees pursuant to the RSPAs in accordance with the terms of an amendment to the Tax Liability Financing Agreement substantially in the form set forth in Section 7.14 of the Company Disclosure Letter; provided, however, that any loan to an employee of the
                   --------  -------
Company who is, or reasonably can be expected to become, a "covered employee" (within the meaning of Section 162(m) of the Code) shall in no event be forgiven, in whole or in part, prior to the day following the Closing Date, (ii) issue up to 350,000 shares of Company Common Stock pursuant to RSPAs substantially in the form heretofore provided to Acquiror to employees of the Company or any of its Subsidiaries; so long as, in each case, such forgiveness or issuance acts as incentive for the purpose of retaining and motivating such employee to continue in the employment of the Company following the Effective Time and is implemented in a manner consistent with such purpose.

          (c) If, following the Effective Time, the termination of the employee's employment with the Company or any of its Subsidiaries results in the acceleration of the vesting of an award under any RSPA or the forgiveness of a loan related to an RSPA pursuant to a Tax Liability Financing Agreement (other than as a result of termination of employment by reason of the employee's death or disability) (an "Acceleration Event") and as a result of such Acceleration Event, the employee either (i) becomes subject to an excise tax (the "Excise Tax") under Section 4999 of the Code that such employee would not have been subject to without the occurrence of such Acceleration Event or (ii) the amount of the Excise Tax imposed on such employee is greater than the amount of the Excise Tax that would have been imposed without the occurrence of such Acceleration Event (the "Incremental Excise Tax"), Acquiror shall pay or shall cause to be paid to the employee, at the time specified below, an additional amount (the "Additional Payment") sufficient to (a) in the case of clause (i) above, reimburse the employee for the Excise Tax and in the case of clause (ii) above, reimburse the employee for the Incremental Excise Tax and (b) in either case, reimburse the employee for any federal, state or local income tax or any additional excise tax under Section 4999 of the Code payable with respect to any Additional Payment made pursuant to this Section 7.14(c). The Additional Payment provided for in this Section 7.14(c) shall be made no later than the due date for the Excise Tax or Incremental Excise Tax (as the case may be) imposed. In the event of any dispute in the calculations made pursuant to this Section 7.14(c), an independent big six accounting firm shall be selected to resolve any such dispute and the decision of such accounting firm shall be final and binding on the Company and the employee. The fees and costs of such accounting firm shall be shared equally among the Company and the employee.

          7.15  Registration Rights Agreement.  Acquiror shall execute and
                -----------------------------
deliver to the other parties thereto the Registration Rights Agreement at or prior to the Closing.

          7.16  Tax Treatment.  Each of Acquiror, Company Sub and the Company
                -------------
shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 8.2(c) and 8.3(c).

          7.17      Series D Preferred Stock.  Prior to the Effective Time,
                    ------------------------
Acquiror shall file with the Secretary of State of the State of Delaware a Certificate of Designation in the form of Exhibit C hereto with respect to the shares of Series D Preferred Stock issuable pursuant to Section 3.1.

          7.18  Company Indebtedness.  The Company shall assist Acquiror, and
                --------------------
shall take such actions as Acquiror may reasonably request at Acquiror's sole expense in order to facilitate the amendment, repayment, redemption, refinancing or other restructuring of outstanding Indebtedness of the Company on or after the Effective Time.

          7.19  Authorization of Issuance of Merger Consideration.  Acquiror
                -------------------------------------------------
shall obtain any authorizations and consents necessary, and shall take such further actions as may be required, for the issuance of the Media Stock and the Series D Preferred Stock to holders of Company Common Stock pursuant to the terms of this Agreement.

          7.20  Attribution.  Following the Effective Time, the board of
                -----------
directors of Acquiror shall attribute all of the assets and liabilities of the Company and its Subsidi aries or, in the case of the Subsidiary Merger, of Company Sub and its subsidiaries to the Media Group pursuant to Sections 2.5.1 and 2.6.15 of Article V of the Restated Certificate of Incorporation of Acquiror.

          7.21  Further Assurances. Each of the parties hereto shall execute
                ------------------
such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consum mate and evidence the transactions contemplated hereby or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

          7.22  Internal Revenue Service Ruling.  Acquiror, the Company and
                -------------------------------
The Providence Journal Company submitted to the IRS on June 12, 1996 a request for the Ruling. Acquiror and the Company shall provide each other and The Providence Journal Company with copies of all materials subsequently submitted to the IRS. Acquiror, the Company and The Providence Journal Company shall have the opportunity to participate in all meetings and conferences with IRS personnel, whether telephonically or in person. Each of Acquiror and the Company shall cooperate in seeking to obtain the Ruling, subject to Section 2.1.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

          8.1  Conditions to Each Party's Obligation to Effect the Merger.  The
               ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Stockholder Approvals; Consideration Charter Amendment. The
               ------------------------------------------------------
     Company shall have obtained the Stockholder Approvals and a Certificate of Amendment containing the Consideration Charter Amendment shall have been executed, acknowledged and filed and shall have become effective in accordance with the DGCL.

          (b)  HSR Act.  (i)  The waiting periods (and any extension thereof)
               -------
     applicable to the Merger under the HSR Act shall have expired or been terminated; (ii) neither the FTC nor DOJ shall have authorized the institution of enforcement proceedings (that have not been dismissed or otherwise disposed of) to delay, prohibit, or otherwise restrain the transactions contemplated by the Agreement; (iii) no such proceeding will be pending as of the Closing Date and (iv) other than as contemplated by
     Section 7.6(d), no injunction or order shall have been issued by a court of competent jurisdiction and remain in effect as of the Closing Date.

          (c)  No Injunctions or Restraints.  No statute, rule, regulation,
               ----------------------------
     injunction, restraining order or decree of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prevents the transactions contemplated hereby.

          (d)  Form S-4. The Form S-4 shall have been declared effective under
               --------
     the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the Media Stock and Series D Preferred Stock shall have been complied with.

          (e)  NYSE Listing. The shares of Media Stock issuable to the Company's
               ------------
     stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (f) Conversion of Company Preferred Stock; Certain Elections.  The
              --------------------------------------------------------
     holders of shares of Company Preferred Stock shall have converted such shares into shares of Class B Common Stock, effective no later than immediately prior to the Effective Time.

          8.2  Conditions to Obligations of Acquiror and Company Sub.  The
               -----------------------------------------------------
obligations of Acquiror and Company Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Acquiror:

          (a)  Representations and Warranties.  There shall be no breach of any
               ------------------------------
     representation or warranty of the Company made hereunder that, individually or together with all other such breaches, results in a Material Adverse Effect with respect to the Company. Acquiror shall have received a certificate from the Company dated the Closing Date signed by an authorized officer of the Company certifying to the fulfillment of this condition.

          (b)  Agreements.  The Company shall have performed and complied in all
               ----------
     material respects with all of its undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. Acquiror shall have received a certificate from the Company dated the Closing Date signed by an authorized officer of the Company and certifying to the fulfillment of this condition.

          (c)  Tax Opinion.  Acquiror shall have received an opinion of Weil,
               -----------
     Gotshal & Manges LLP, dated the Closing Date, to the effect that (i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Acquiror, the Company and, in the case of the Subsidiary Merger, Company Sub should be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss should be recognized by the Company, Acquiror or, in the case of the Subsidiary Merger, Company Sub as a result of the Merger. In rendering such opinion, Weil, Gotshal & Manges LLP may receive and rely upon representations contained in certificates of the Company, Acquiror, certain stockholders of the Company and, in the case of the Subsidiary Merger, Company Sub.

          (d)  Letters from Affiliates. Acquiror shall have received from each
               -----------------------
     Person in the letter referred to in Section 7.13 an executed copy of an agreement substantially in the form of Exhibit D.

          (e)  Consents.  All Company Consents (other than Franchise Consents)
               --------
     and Acquiror Consents shall have been obtained, except where the failure to obtain any such consent would not have a Material Adverse Effect with respect to the Company or Acquiror, as the case may be.

          (f)  Transaction Documents.  Each of the Transaction Documents which
               ---------------------
     were not executed on the date hereof shall have been duly authorized and executed by the parties thereto other than Acquiror.

         (g)   Dissenting Shares.  Acquiror shall have received evidence, in
               -----------------
     form and substance reasonably satisfactory to it, that the number of Dissenting Shares shall constitute no greater than 10% of the total number of shares of Company Common Stock (assuming conversion of the Company Preferred Stock) outstanding immediately prior to the Effective Time.

          (h)  Other Actions.  The Company shall have disposed of the Designated
               -------------
     Assets as provided in Section 7.7.

          (i)  Litigation.  Except as described in Section 7.6(c), there shall
               ----------
     not be pending or threatened by any

     Governmental Authority any suit, action or proceeding, (i) seeking to restrain or prohibit the Merger or seeking to obtain from Acquiror or the Company or any of their respective Subsidiaries in connection with the Merger any material damages, (ii) seeking to prohibit or limit the ownership or operation by Acquiror, the Company or any of their respective Subsidiaries of any material portion of the business or assets of Acquiror and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or to compel Acquiror, the Company or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Acquiror and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, in each case as a result of the Merger or any of the other transactions contemplated by this Agreement or the Transaction Documents, (iii) seeking to impose limitations on the ability of Acquiror to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company, including the right to vote such shares on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Acquiror from effectively controlling in any material respect any portion of the business or operations of the Company or any of its Subsidiaries taken as a whole, which, in each case, has a reasonable likelihood of success and if determined in a manner adverse to the Company or Acquiror, could reasonably be expected to result in a Material Adverse Effect with respect to Acquiror or the Company.

          (j)  Franchise and License Consents. The Company shall have obtained,
               ------------------------------
     in accordance with the terms of Section 7.5, (i) all Franchise Consents required pursuant to this Section 8.2(j) (the "Required Franchise Consents"); (ii) all License Consents for each FCC license set forth in
     Section 4.6 of the Company Disclosure Letter and (iii) to the extent required by the FCC or any Governmental Authority with jurisdiction, the Social Contract Consent; provided, however, that each Franchise Consent
                              --------  -------
     and License Consent and the Social Contract Consent required to be obtained hereunder shall be a Final Order. The aggregate number of Subscribers covered by the Required Franchise Consents
     (i) as to which Franchise Consents are obtained in accordance with the terms of Section 7.5 and (ii) that do not require Franchise Consents, shall equal at least ninety percent (90%) of the total number of Subscribers covered by all Franchises and shall equal at least ninety-five percent (95%) of the total number of Subscribers covered by Franchises located within the thirty largest Metropolitan Statistical Areas (as ranked on the basis of the 1994 U.S. Census by Rand McNally) in which the Company or its Subsidiaries operates a Franchise, in each case as of March 31, 1996 based on the Company's month-end billing report as of such date, as adjusted to reflect any acquisitions or dispositions of Systems. The aggregate number of Required Franchise Consents (i) as to which Franchise Consents are obtained in accordance with the terms of Section 7.5 and (ii) that do not require Franchise Consents, shall equal at leas t eighty-five percent (85%) of the total number of Franchises as of the date hereof.

          (k)  Corporate Proceedings and Documents.  All corporate proceedings
               -----------------------------------
     taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Acquiror and Acquiror's counsel, and Acquiror and Acquiror's Counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          8.3  Conditions to Obligations of the Company. The obligation of the
               ----------------------------------------
Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the
Company:

          (a) Representations and Warranties.  There shall be no breach of any
              ------------------------------
     representation or warranty of Acquiror and Company Sub made hereunder that, individually or together with all other such breaches, results in a Material Adverse Effect with respect to Acquiror. The Company shall have received a certificate dated the Closing Date signed by an authorized officer of Acquiror certifying to the fulfillment of this condition.

          (b)  Agreements.  Acquiror and Company Sub shall have performed and
               ----------
     complied in all material respects with all of their respective undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with prior to or at the Closing. The Company shall have received a certificate dated the Closing Date signed by an authorized officer of Acquiror certifying to the fulfillment of this condition.

          (c)  Tax Opinion.  The Company shall have received an opinion of
               -----------
     Sullivan & Worcester LLP, dated the Closing Date, to the effect that (i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of the Acquiror, the Company and, in the case of the Subsidiary Merger, Company Sub should be a party to the reorganization within the meaning of
     Section 368(b) of the Code; and (iii) gain, if any, realized should be recognized by a stockholder of the Company as a result of the Merger, but not in excess of the amount of cash received by such stockholder. In rendering such opinion, Sullivan & Worcester LLP, may receive and rely upon representa tions contained in certificates of Acquiror, the Company, certain stockholders of the Company and, in the case of the Subsidiary Merger, Company Sub.

          (d)  Consents.  All Company Consents (other than Franchise Consents)
               --------
     and Acquiror Consents shall have been obtained, except where the failure to obtain any such consent would not have a Material Adverse Effect with respect to the Company or Acquiror, as the case may be.

          (e)  Transaction Documents.  Each of the Transaction Documents shall
               ---------------------
     have been duly authorized and executed by the parties thereto other than the Company.

          (f) Preferred Stock Listing.  The shares of Series D Preferred Stock
              -----------------------
     issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE or otherwise approved for listing or eligible for trading as provided in Section 7.12 hereof, subject only to official notice of issuance.

          (g) Corporate Proceedings and Documents.  All corporate proceedings
              -----------------------------------
     taken by Acquiror and Company Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to the Company and the Company's counsel, and the Company and the Company's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (h) Franchise and License Consents.  The Company shall have obtained,
              ------------------------------
     in accordance with the terms of Section 7.5, (i) all Franchise Consents required pursuant to this Section 8.3(h) (the "Company Required Franchise Consents"); (ii) all License Consents for each FCC license set forth in
     Section 4.6 of the Company Disclosure Letter and (iii) to the extent required by the FCC or any Governmental Authority with jurisdiction, the Social Contract Consent; provided, however, that each Franchise Consent and
                              --------  -------
     License Consent and the Social Contract Consent required to be obtained hereunder shall be a Final Order. The aggregate number of Subscribers covered by the Company Required Franchise Consents (i) as to which Franchise Consents are obtained in accordance with the terms of Section 7.5 and (ii) that do not require Franchise Consents, shall equal at least ninety percent (90%) of the total number of Subscribers covered by all Franchises and shall equal at least ninety-five percent (95%) of the total number of Subscribers covered by Franchises located within the thirty largest Metropolitan Statistical Areas (as ranked on the basis of the 1994 U.S. Census by Rand McNally) in which the Company or its Subsidiaries operates a Franchise, in each case as of March 31, 1996 based on the Company's month-end billing report as of such date, as adjusted to reflect any acquisitions or dispositions of Systems. The aggregate number of Company Required Franchise Consents (i) as to which Franchise Consents are obtained in accordance with the terms of Section 7.5 and (ii) that do not require Franchise Consents, shall equal at least eighty-five percent (85%) of the total number of Franchises as of the date hereof.


                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

          9.1  Termination.  This Agreement may be terminated and the Merger may
               -----------
be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approvals:

          (a) by mutual written consent of the Company, on the one hand, and Acquiror, on the other hand, or by mutual action of their respective boards of directors;

          (b)  by Acquiror, if any of the conditions set forth in Section 8.1 or
     8.2 shall have become incapable of fulfillment, and shall not have been waived by Acquiror, or if the Company shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, would have a Material Adverse Effect with respect to the Company;

          (c) by the Company, if any of the conditions set forth in Section 8.1 or 8.3 shall have become incapable of fulfillment, and shall not have been waived by the Company, or if Acquiror or Company Sub shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Acquiror shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, would have a Material Adverse Effect with respect to Acquiror;

          (d) by either the Company or Acquiror, if the Merger shall not have been consummated on or before August 31, 1997 (the "Termination Date"); provided, however, that if all the conditions set forth in Article VIII
     --------  -------
     (other than the conditions set forth in Sections 8.1(a), 8.1(b), 8.1(c), 8.2(e), 8.2(h), 8.2(i) and 8.2(j)) have been satisfied at the Termination Date, either Acquiror or the Company may, by notice to the other prior to such date, extend the Termination Date to the latest date so extended by either party but in no event later than December 31, 1997;

          (e) by either the Company or Acquiror if the Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at the Stockholders' Meetings (including any postponements or adjournments thereof); provided, however, that if the
                                             --------  -------
     Stockholder Approvals are not obtained at the Initial Stockholders' Meeting solely by reason of a failure to obtain approval of the Consideration Charter Amendment, then this Agreement shall not be terminable unless the Stockholder Approvals shall not have been obtained by reason of a failure to obtain the required vote upon a vote held at the Additional Stockholders' Meeting;

          (f) by Acquiror, if the Company shall have (i) withdrawn or modified, in a manner adverse to Acquiror, its approval or recommendation of this Agree ment or any of the transactions contemplated hereby, (ii) failed to include such recommendation in the Proxy Statement, (iii) approved or recommended any Acquisition Proposal from a Third Party or (iv) resolved to do any of the foregoing;

          (g) by the Company, prior to the adoption of this Agreement by the stockholders of the Company, if the Board of Directors shall approve, and the Company shall enter into, a definitive agreement providing for the implementation of an Acquisition Proposal; provided, however, that (i) the Company is not then
                            --------  -------
      in breach of Section 7.10, (ii) prior to such termination, the Company has negotiated with Acquiror in good faith to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby and (iii) the Board of Directors, has determined in good faith (on the basis of the terms of such Acquisition Proposal and the terms of this Agreement, after giving effect to any concessions offered by Acquiror pursuant to clause (ii) above), after receipt of written advice from the Company's outside legal counsel, that such termination is advisable for the Board of Directors to act in a manner consistent with its fiduciary duties to stockholders under Applicable Law and (iv) the Company shall provide to Acquiror prior written notice of such termination, which notice shall advise Acquiror of the matters described in clauses (ii) and (iii) above;

          (h)  by the Company pursuant to Section 3.1(d)(ii)(B); or

          (i)  by Acquiror pursuant to Section 3.1(d)(ii)(C).

Notwithstanding the foregoing, a party shall not be permitted to terminate this Agreement pursuant to clause (b), (c) or (d) hereof if such party is in breach of any of its material representations, warranties, covenants or agreements contained in this Agreement.

          9.2  Effect of Termination.  In the event of termination by the
               ---------------------
Company or Acquiror pursuant to Section 9.1, written notice thereof shall promptly be given to the other parties and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party. Notwithstanding the foregoing, nothing in this
Section 9.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of the Company, on the one hand, and Acquiror and Company Sub, on the other hand, to compel specific performance of the other party of its or their obligations under this Agreement.

          9.3  Fees and Expenses.  In order to induce Acquiror to, among other
               -----------------
things, enter into this Agreement, the Company agrees that if this Agreement is terminated (A) by Acquiror pursuant to Section 9.1(f) hereof, (B) by the Company pursuant to Section 9.1(g) hereof, or (C) by the Company or Acquiror pursuant to
Section 9.1(e) hereof and the Board of Directors shall have materially modified or withdrawn its approval, determination or recommendation of this Agreement or any of the transactions contemplated hereby prior to the Initial Stockholders' Meeting or there shall have been an Acquisition Proposal and such proposal shall not have been withdrawn prior to the Initial Stockholders' Meeting and within one year thereafter the Company enters into a definitive agreement with respect to such Acquisition Proposal (including any definitive agreement relating to an Acquisition Proposal offered by the same proponent or its Affiliate as such Acquisition Proposal), then the Company shall promptly pay Acquiror a fee of $125 million, plus an amount equal to the actual reasonable fees and expenses paid or payable by or on behalf of Acquiror to its attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby; provided, however, that
                                                    --------  -------
payment for fees and expenses shall in no event exceed $15 million. Any payment required by this Section 9.3 shall be made in same day funds to Acquiror by the Company no later than five Business Days following termination of this Agreement by Acquiror or the Company, as the case may be.

          9.4  Certain Purchase Obligations.  (a)  In order to induce the
               ----------------------------
Company to, among other things, enter into this Agreement, Acquiror agrees that if this Agreement is terminated by the Company pursuant to Section 9.1(h), then the Company shall have the right, for a period of 30 days thereafter, to require Acquiror to purchase from the Company (the "Put Right") 5,650,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company, having the rights, preferences and terms set forth in the Certificate of Designations attached as Exhibit E hereto

(the "Put Shares") for an aggregate purchase price of $282.5 million.

          (b) Following termination by the Company of this Agreement pursuant to Section 9.1(h), the Company may exercise the Put Right by delivering to Acquiror a written notice of such exercise (the "Put Exercise Notice"), which shall specify a date not less than 90 days from the date of such notice for the closing of the purchase of the Put Shares by Acquiror.

          (c) The closing with respect to the purchase of the Put Shares shall take place on the earlier of (i) the date specified in the Put Exercise Notice and (ii) the second Business Day following the date on which the last of the conditions set forth in Section 9.4(d) is fulfilled or waived, unless another date, time or place is agreed to in writing by the parties hereto (the "Put Closing Date"). At such closing, the Company shall deliver to Acquiror certificates representing the Put Shares and Acquiror shall deliver to the Company $282.5 million by wire transfer of immediately available funds to an account designated by the Company.

          (d) The obligations of Acquiror to purchase the Put Shares shall be subject to the satisfaction prior to the Put Closing Date of the following conditions:

          (i)  HSR Act.  The waiting periods (and any extension thereof)
               -------
     applicable to the purchase of the Put Shares under the HSR Act shall have expired or been terminated and there shall be no authorized or pending action by a Governmental Authority seeking to restrain or prevent the purchase of the Put Share s.

          (ii)  No Injunctions or Restraints.  No statute, rule, regulation,
                ----------------------------
     injunction, restraining order or decree of any nature of any court or Governmental Authority shall be in effect that restrains or prevents the purchase of the Put Shares.

          (iii)  Representations and Warranties. There shall be no breach of any
                 ------------------------------
     representation or warranty of the Company made hereunder that, individually or together with all other such breaches, results in a Material Adverse
     Effect with respect to the Company. Acquiror shall have received a certificate from the Company dated the Put Closing Date signed by an authorized officer of the Company certifying to the fulfillment of this condition.

          (iv)  Agreements. The Company shall have performed and complied in all
                ----------
     material respects with all of its undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Put Closing Date. Acquiror shall have received a certificate from the Company dated the Put Closing Date signed by an authorized officer of the Company and certifying to the fulfillment of this condition.


          (v)  Franchise Consents.  To the extent any Franchise (s) induvidually
               ------------------
     or collectively representing more than 5% of total Subscribers of the Company and its Subsidiaries require notice to, or the consent of, a Governmental Authority in connection with the purchase by Acquiror of the Put Shares, the consent of each such Governmental Authority shall have been obtained by the Company.

          (vi)  Registration Rights Agreement. The Company and Acquiror shall
                -----------------------------
     have entered into a Registration Rights Agreement substantially in the form of Exhibit F hereto.

          (e) From and after the Put Closing Date, for so long as Acquiror owns any of the Put Shares, Acquiror shall not acquire, or agree to acquire, directly or indirectly, any shares of Company Capital Stock, or any rights or options to acquire shares of Company Capital Stock, if as a result of any such acquisition, Acquiror would beneficially own 10 percent or more of the Company Capital Stock.

          9.5  Amendment.  Subject to Applicable Law, this Agreement may be
               ---------
amended, modified or supplemented only by written agreement of Acquiror and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after this
                  --------  -------

Agreement is adopted by the Company's stockholders, no such amendment or modification shall (i) alter or change the amount or kind of consideration to be delivered to the stockholders of the Company or (ii) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class of capital stock of the Company.

          9.6  Extension; Waiver.  At any time prior to the Effective Time, the
               -----------------
parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way effect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

                                   ARTICLE X

                              GENERAL PROVISIONS

          10.1  Frustration of the Closing Conditions.  None of the Company,
                -------------------------------------
Acquiror or Company Sub may rely on the failure of any condition precedent set forth in Article VIII to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated by this Agreement in accordance with
Section 7.4.

          10.2  Effectiveness of Representations, Warranties and Agreements.
                -----------------------------------------------------------
The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Article IX, except that the agreements set forth in Articles I, II and III and Sections 7.11, 7.14 and 7.20 shall survive the Effective Time and those set forth in Sections 9.2, 9.3, 9.4 and Article X hereof shall survive termination.

          10.3  Expenses.  Except as otherwise provided herein, including in
                --------
Sections 7.5 and 9.3, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; provided,
                                                                      --------
however, that the Company shall pay, with funds of the Company and not with
- -------
funds provided by Acquiror, any and all property or transfer Taxes imposed on the Company or any Gains Taxes.

          10.4  Applicable Law.  This Agreement shall be governed by, and
                --------------
construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

          10.5  Notices.  Notices, requests, permissions, waivers, and other
                -------
communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by telecopy:

          If to the Company, to:

          Continental Cablevision, Inc.
          The Pilot House
          Lewis Wharf
          Boston, Massachusetts 02110
          Telephone:  (617) 742-9500
          Telecopy:   (617) 742-0530
          Attention: Amos B. Hostetter, Jr.

          with a copy to:

          Chadbourne & Parke LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Telephone:  (212) 408-5100
          Telecopy:   (212) 541-5369
          Attention:  Dennis J. Friedman, Esq.

          and:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts 02109
          Telephone:  (617) 338-2800
          Telecopy:   (617) 338-2880
          Attention:  Patrick K. Miehe, Esq.

          If to Acquiror or Company Sub, to:

          U S WEST, Inc.
          7800 East Orchard Road
          Englewood, Colorado 80111
          Telephone:  (303) 793-6310
          Telecopy:   (303) 793-6707
          Attention: General Counsel
          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York  10153
          Telephone:  (212) 310-8000
          Telecopy:   (212) 310-8007
          Attention:  Dennis J. Block, Esq.

Such names and addresses may be changed by notice given in accordance with this
Section 10.5.

          10.6  Entire Agreement.  This Agreement and the Transaction Documents
                ----------------
(including the Exhibits attached hereto, all of which are a part hereof) contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to any of the Transaction Documents with respect to the transactions contemplated by this Agreement and the Transaction Documents other than those set forth herein or therein or made hereunder or thereunder. Notwithstanding the foregoing, the Confidentiality Agreements shall remain in full force and effect and shall survive any termination of this Agreement.

          10.7  Headings; References.  The article, section and paragraph
                --------------------
headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

          10.8  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

          10.9  Parties in Interest; Assignment.  Neither this Agreement nor
                -------------------------------
any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Company Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Acquiror, but no such assignment shall relieve Company Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the Company, Acquiror and Company Sub and shall inure to the sole benefit of the Company, Acquiror and Company Sub and their respective successors and permitted assigns. Except as set forth in Section 7.11 and Section 7.14(c), nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

          10.10  Severability; Enforcement.  The invalidity of any portion
                 -------------------------
hereto shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          10.11  Specific Performance.  The parties hereto agree that the remedy
                 --------------------
at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by Applicable Law, each party waives any objection to the imposition of such relief.

          10.12  Jurisdiction.  Each party to this Agreement hereby irrevocably
                 ------------
agrees that any legal action, suit or proceeding arising out of or relating to this Agreement, the Transaction Documents or any other agreements or transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, any Transaction Document, any other agreement or transaction or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                         U S WEST, INC.


                         By:   /s/
                            -------------------------------
                            Name:
                            Title:


                         CONTINENTAL MERGER CORPORATION


                         By:   /s/
                            -------------------------------
                            Name:
                            Title:


                         CONTINENTAL CABLEVISION, INC.


                         By:   /s/
                            -------------------------------
                            Name:
                            Title:

                                                                       EXHIBIT A
                                                                       ---------



                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         CONTINENTAL CABLEVISION, INC.


     Continental Cablevision, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on __________ __, 1996, accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED: That Section F of Article FOURTH of the Corporation's Restated
     --------
               Certificate of Incorporation be amended by adding a new paragraph immediately following the last sentence of said Section F to read as follows:

                    Notwithstanding anything in this Section F to the contrary, so long as the Agreement and Plan of Merger, dated as of February 27, 1996, as the same may be amended from time to time (the "Merger Agreement"), between U S WEST, Inc., a Delaware corporation, and the Corporation, shall remain in effect, no share of Class B Common Stock may be converted into a share of Class A Common Stock pursuant to the immediately preceding paragraph; provided, however, that a fully paid share of Class B
                          --------  -------
               Common Stock may be converted into a share of Class A Common Stock pursuant to the immediately preceding paragraph in connection with (i) a bona fide transfer of such share of Class B Common Stock for the fair market value of such share at the time of such transfer, other than to a Permitted Transferee, or
               (ii) the enforcement by a secured
               party of its rights in and to such share of Class B Common Stock pursuant to a bona fide pledge of such share to secure obligations. If a holder of shares of Class B Common Stock elects to convert any such shares in connection with a bona fide transfer of such shares for the fair market value of such share at the time of such transfer, such holder shall certify in writing to the Corporation that such conversion is in connection with a bona fide transfer for and that such transfer is not being made to a Permitted Transferee. If a secured party with rights in and to shares of Class B Common Stock elects to convert any such shares in connection with the enforcement of such rights, such secured party shall certify in writing to the Corporation that such conversion is in connection with the enforcement of such secured party rights pursuant to a bona fide pledge of such stock to secure obligations. Such certifications shall be delivered to the Corporation at the same time as such holder or secured party delivers the notice of election and other instruments required by the immediately preceding paragraph.

     RESOLVED: That Section H of Article FOURTH of the Corporation's Restated
     --------
               Certificate of Incorporation be amended to read as follows:

                    H.  Other Rights.  Except as otherwise required by the
                        ------------
               Delaware General Corporation Law or as otherwise provided in this Restated Certificate of Incorporation, and except as provided in the Merger Agreement, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences, rights and privileges.

     RESOLVED: That the foregoing amendments to the Restated Certificate of
     --------
               Incorporation of the Corporation are recommended to the stockholders for approval as being in the best interests of the Corporation and that said amendments be presented to the stockholders for their adoption and that a special meeting of the stockholders duly be called for that purpose.

     SECOND: The stockholders of the Corporation (including (i) the holders of the Class A Common Stock, the Class B Common Stock, and the Series A Participating Convertible Preferred Stock voting together as a single class,
(ii) the holders of the Class A Common Stock voting together as a separate class (but only with regard to the proposed amendment to Section H of Article FOURTH of the Corporation's Restated Certificate of Incorporation) and (iii) the holders of the Class B Common Stock voting together as a separate class) approved said proposed amendments at a special meeting of stockholders for which written notice was given pursuant to Section 222 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William T. Schleyer, its duly authorized officer, this ___ day of ___________, 1996.

                                    CONTINENTAL CABLEVISION, INC.



                                    By:____________________________
                                      Name:  William T. Schleyer
                                      Title: President

                                                                       Exhibit B
                                                                       ---------

                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of _________ __, 1996, among U S WEST, INC. , a Delaware corporation ("Acquiror"), Amos B. Hostetter, Jr. ("Hostetter"), the Amos B. Hostetter, Jr. 1989 Trust (the "Trust") and the Hostetter Foundation (the "Foundation" and, together with Hostetter and the Trust, the "Stockholders").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Acquiror, CONTINENTAL MERGER CORPORATION, a Delaware corporation ("Sub"), and CONTINENTAL CABLEVISION, INC., a Delaware corporation (the "Company"), are parties to an Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996 (as in effect on the date hereof, the "Merger Agreement"), pursuant to which either (i) the Company will merge with and into Acquiror, with Acquiror continuing as the surviving corporation or (ii) the Company will merge with and into Sub, with Sub continuing as the surviving corporation (as applicable, the "Merger"); and

          WHEREAS, Acquiror has agreed to provide registration rights to the Stockholders with respect to the stock to be received in connection with the Merger, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, the parties hereby agree as follows:


     1.   Definitions.  Capitalized terms used but not defined herein shall
          -----------
have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

          "Blackout Period" shall mean any Section 6(a) Period and any Section
           ---------------
6(b) Period.

          "Closing Price", for any class of securities, shall mean the last
           -------------
reported sale price per share of such security, regular way, as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if such security is not listed or admitted to trading on the

NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price per share of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by Nasdaq.

          "Current Market Price" for any class of securities on any applicable
           --------------------
date shall mean the average of the daily Closing Prices per share of such security for the ten (10) consecutive Trading Days ending on the third Trading Day immediately preceding such date.

          "Effective Period" shall mean a period commencing on the date of
           ----------------
this Agreement and ending on the earliest of (i) the first date as of which all Registrable Securities cease to be Registrable Securities, (ii) the sixth anniversary of the Closing Date and (iii) the date on which the aggregate number of Registrable Securities issued and outstanding (assuming conversion of all shares of Series D Preferred Stock held by the Holders) shall no longer exceed one tenth (1/10) of the aggregate number of Registrable Securities (adjusted appropriately to reflect any stock dividends, splits, combinations, exchange, reorganization, recapitalization or reclassification involving the Media Stock or Series D Preferred Stock or resulting from a merger or consolidation or similar transaction involving Acquiror or the like after the date hereof) outstanding on the date hereof.

          "Holder" shall mean each Stockholder listed on Schedule A hereto
           ------
and each Permitted Assignee that becomes a holder of Registrable Securities, provided that if such Person is not a Stockholder listed on Schedule A hereto, such Permitted Assignee has agreed in writing to become a Holder hereunder and to be bound by the terms and conditions of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Nasdaq" shall mean the Nasdaq National Market.
           ------

          "NYSE" shall mean the New York Stock Exchange, Inc.
           ----

          "Permitted Assignee" shall mean (w) Hostetter, (x) Hostetter's
           ------------------
lineal descendants, (y) a trust for the benefit of, the estate of, executors, personal representatives, administrators, guardians or conservators of any of the individuals referred to in the foregoing clauses (w) and (x) (but only in their capacity as such) and (z) charitable trusts and charitable foundations (in addition to the Foundation) formed by Hostetter or the Trust.

          "Prospectus" shall mean the prospectus included in any Registration
           ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" shall mean any and all of (i) the shares of
           ----------------------
Media Stock issued pursuant to the Merger, (ii) the shares of Series D Preferred Stock issued pursuant to the Merger, (iii) the shares of Media Stock or other securities of Acquiror issuable or issued upon conversion of the Series D Preferred Stock issued pursuant to the Merger and (iv) any securities issuable or issued or distributed in respect of any of the securities identified in clauses (i), (ii) or (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Securities will cease to be Registrable Securities in accordance with Section 2 hereof.

          "Registration Expenses" means any and all expenses incident to
           ---------------------
performance of or compliance with this Agreement, including, without limitation,
(i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h), (v) the fees and disbursements of counsel for Acquiror and of its independent public accountants and (vi) the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding (x) underwriting discounts and commissions and transfer taxes, if any, and (y) any fees or disbursements of counsel to the Holders or any Holder.

          "Registration Statement" means any registration statement (including a
           ----------------------
Shelf Registration) of Acquiror referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "Related Securities" means any securities of Acquiror similar or
           ------------------
identical to any of the Registrable Securities, including, without limitation, any class of capital stock of Acquiror and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, any class of capital stock of Acquiror.

          "Section 6(a) Period" has the meaning specified in Section 6(a).
           -------------------

          "Section 6(b) Period" has the meaning specified in Section 6(b).
           -------------------

          "Shelf Registration" means a "shelf" registration statement on an
           ------------------
appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

          "Trading Day", for any class of securities, shall mean, so long as
           -----------
such securities are listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if such securities are not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which such securities are listed is open for the transaction of business, or, if such securities are not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq is open for the transaction of business.

          "underwritten registration or underwritten offering" shall mean an
           --------------------------------------------------
offering in which securities of Acquiror are sold to an underwriter for reoffering to the public.

          2.  Securities Subject to this Agreement.  The securities entitled to
              ------------------------------------
the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, as to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when and to the extent that
(i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to and in accordance with Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities have been otherwise transferred to a party that is not a Permitted Assignee, (iv) the Effective Period ends or (v) such Registrable Securities have ceased to be outstanding.

          3.  Piggy-Back Registration Rights.  (a)  Whenever Acquiror shall
              ------------------------------
propose to file a Registration Statement under the Securities Act relating to the public offering of Media Stock for cash (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any successor forms thereto, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of Acquiror and other than pursuant to a Registration Statement filed in connection with an offering by Acquiror of securities convertible into or exchangeable for Media Stock) for sale for its own account, Acquiror shall (i) give written notice at least fifteen Business Days prior to the filing thereof to each Holder then outstanding, specifying the approximate date on which Acquiror proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising such Holder of such Holder's right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii) at the written request of any such Holder given to Acquiror at least two Business Days prior to the proposed filing date, include among the securities covered by such Registration Statement the number of Registrable Securities that such Holder shall have requested be so included. Subject to reduction in accordance with paragraph (b) of this Section 3, Acquiror shall cause the Registration Statement to include the Registrable Securities requested to be included in the Registration Statement for such offering in the case of Registrable Securities which are Media Stock, on the same terms and conditions as the shares of Media Stock included therein and in the case of Registrable Securities which are Series D Preferred Stock, on terms which would not conflict or interfere with in any material respect (including, without limitation, adversely affect the pricing of) the offering by Acquiror of Media Stock.

          (b) If the lead managing underwriter selected by Acquiror for an underwritten offering pursuant to Section 3(a) determines in writing that marketing factors require a limitation on the number of shares of Media Stock and/or Series D Preferred Stock (or other securities convertible into or exchangeable for Media Stock) to be offered and sold by stockholders of Acquiror in such offering, there shall be included in the offering, first, all securities proposed by Acquiror to be sold for its account and, second, only that number of shares of Media Stock and Series D Preferred Stock (and other securities convertible into or exchangeable for Media Stock), if any, requested to be included in such Registration Statement by stockholders of Acquiror that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, without limitation, adversely affect the pricing of) the offering of all the shares of Media Stock that the Company desires to sell for its own account. In such event and provided the managing underwriter has so notified Acquiror in writing, the number of shares of Media Stock and Series D Preferred Stock (and other securities of Acquiror convertible into or exchangeable for Media Stock) to be offered and sold by stockholders of Acquiror, including Holders of Registrable Securities, desiring to participate in such offering shall be allocated among such stockholders of Acquiror on a pro rata basis based upon the number of shares of Media Stock (assuming conversion of the Series D Preferred Stock and other securities convertible into or exchangeable for Media Stock held by such stockholders) each such stockholder beneficially owns.

          (c) Nothing in this Section 3 shall create any liability on the part of Acquiror to the Holders of Registrable Securities if Acquiror for any reason should decide not to file a Registration Statement proposed to be filed under
Section 3(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by Acquiror of any notice hereunder or otherwise.

          (d) A request by Holders to include Registrable Securities in a proposed offering pursuant to Section 3(a) shall not be deemed to be a request for a demand registration pursuant to Section 4.

          4.   Demand Registration Rights.  (a)  Upon the written request (the
               --------------------------
"Initial Request") of Holders of at least a majority in number of the Registrable Securities (assuming conversion of all Series D Preferred Stock held by Holders) that Acquiror effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Holder's or Holders' Registrable Securities and specifying the aggregate number of shares of Registrable Securities requested to be so registered, Acquiror will promptly give written notice of such requested registration to all other Holders. Within 15 days after receipt of Acquiror's notice (such 15 day period being the "Additional Request Period"), each such other Holder shall notify Acquiror in writing as to whether such Holder wishes to have any or all of its Registrable Securities included in such requested registration. Thereupon, subject to Section 4(f), Acquiror shall use its best efforts to file a Registration Statement as expeditiously as practicable (the terms of any underwritten offering or other distribution to be determined by the Holders of a majority of the Registrable Securities so requested to be registered); provided,
                                                                       --------
however, that Acquiror shall not be required to take any action pursuant to this
- -------
Section 4:

          (i) if prior to the date of such request Acquiror shall have effected four registrations pursuant to this Section 4;

          (ii) if Acquiror has effected a registration pursuant to this Section 4 within the 90-day period next preceding such request;

          (iii) if Acquiror shall at the time have effective a Shelf Registration pursuant to which the Holder or Holders that requested registration could effect the disposition of such Registrable Securities pursuant to an underwritten offering or such other method of distribution requested by such Holder or Holders;

          (iv) if the Registrable Securities that Acquiror shall have been requested to register shall have a then current market value of less than $100,000,000, unless such registration request is for all remaining Registrable Securities; or

          (v)  during the pendency of any Blackout Period;

and provided, further, that Acquiror shall be permitted to satisfy its
    --------  -------
obligations under this Section 4(a) by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by Acquiror under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 4(a). If Acquiror shall so amend a previously filed Shelf Registration, it shall be deemed to have effected a registration for purposes of this Section 4.

          (b) A registration requested pursuant to this Section 4 shall not be deemed to be effected for purposes of this Section 4: (i) if it has not been declared effective by the SEC or become effective in accordance with the Securities Act, (ii) if after it has become effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to any of the Holders and has not thereafter become effective, or
(iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of any of the Holders.

          (c) Should a Registration Statement filed pursuant to this Section 4 not become effective due to the failure of the Holders to perform their obligations under this Agreement or the inability of the Holders to reach agreement with the underwriters on price or other customary terms for such transaction, or in the event the Holders of a majority in number of the Registrable Securities (assuming conversion of all Series D Preferred Stock held by Holders) determine to withdraw or do not pursue a request for registration pursuant to this Section 4 (in each of the foregoing cases, provided that at such time Acquiror is in compliance in all material respects with its obligations under this Agreement), then (subject to the last sentence of this
Section 4(c)) such registration shall be deemed to have been effected for purposes of this Section 4. In such event, the Holders of Registrable Securities who requested registration shall reimburse Acquiror for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement. If such reimbursement is made within 30 Business Days following a request therefor, such registration shall not be deemed to have been effected for purposes of this Section 4.

          (d) Acquiror will not include any securities that are not Registrable Securities in any Registration Statement (including a Shelf Registration referred to in the second proviso of Section 4(a)) filed pursuant to a demand made under this Section 4 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement (including a Shelf Registration referred to in the second proviso of Section 4(a)).

          (e) If the lead managing underwriter of an underwritten offering made pursuant to this Section 4 shall advise Acquiror in writing (with a copy to the Holders of Registrable Securities participating in such offering) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority in number of the Registrable shares requested to be included in such offering, Acquiror will reduce to the number which Acquiror is so advised can be sold in such offering within such price range the Registrable Securities requested to be included in such offering. If, as a result of any such reduction, the number of Registrable Securities requested to be included in such registration by the Holders of Registrable Securities participating in such offering is reduced by twenty-five percent (25%) or more, then notwithstanding anything to the contrary contained in this Agreement, a registration will not be deemed to have been effected for purposes of this Section 4; provided, however, that the provisions of this
                            --------  -------
sentence shall only apply to the first request made by Holders for a registration pursuant to this Section 4. In the case of such a registration which would have been deemed to be a registration for purposes of this Section 4 but for the application of the immediately preceding sentence, Acquiror nonetheless shall pay the Registration Expenses in connection with such registration.

          (f) Prior to the filing by Acquiror of a Registration Statement pursuant to Section 4(a), Acquiror shall have the right, exercisable for the ten day period following the end of the Additional Request Period, upon written notice to the Holders requesting registration, to purchase for cash from such Holders on a pro rata basis all of the Registrable Securities which such Holders requested to be registered pursuant to such Registration Statement (the "Purchased Securities"). The exercise of such right shall constitute Acquiror's legal and binding commitment to purchase the Purchased Securities in accordance with this Section 4(f). The closing of the purchase by Acquiror of the Purchased Securities shall take place within 30 days of delivery of such notice and the purchase price per Purchased Security shall be equal to the Current Market Price of such Purchased Security on the date of the Initial Request, less the amount of any customary discounts and commissions that would be payable by Acquiror or a similar issuer in connection with an underwritten offering of similar securities (which discounts and commissions shall not exceed 5% of such Current Market Price). At the closing of the sale of the Purchased Securities, the Holders shall deliver to Acquiror certificates representing the Purchased Securities and Acquiror shall deliver to the Holders the purchase price of the Purchased Securities by wire transfer of immediately available funds. Following the purchase of the Purchased Shares by Acquiror, a registration shall be deemed to have been effected for purposes of this Section 4.

          5.   Selection of Underwriters.  In connection with any offering
               -------------------------
pursuant to a Registration Statement filed pursuant to a demand made in accordance with Section 4, Acquiror shall have the right to select a managing underwriter or underwriters to administer the offering, so long as such managing underwriter or underwriters shall be reasonably satisfactory to Holders of a majority in number of the Registrable Securities to be included in such offering (assuming conversion of all Series D Preferred Stock held by Holders); provided,
                                                                       --------
however, that such Holders shall have the right to select one co-managing
- -------
underwriter, so long as such co-managing underwriter shall be reasonably satisfactory to Acquiror. The managing underwriter or underwriters selected by Acquiror shall be deemed reasonably satisfactory to Holders of a majority in number of the Registrable Securities to be included in such offering (assuming conversion of all Series D Preferred Stock held by Holders) unless such Holders sends a written notice of objection to Acquiror within 10 days of receipt of notice from Acquiror of the appointment of a managing underwriter or underwriters and the co-managing underwriter selected by such Holders shall be deemed to be reasonably satisfactory to Acquiror unless Acquiror sends a written notice of objection to such Holders within 10 days of receipt of notice from such Holders of the appointment of a co-managing underwriter.

          6.   Blackout Periods.  (a)  If Acquiror determines in good faith that
               ----------------
the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Acquiror or any of its subsidiaries (or would require premature disclosure thereof) and promptly gives the Holders of Registrable Securities written notice of such determination, Acquiror shall be entitled to
(i) postpone the filing of the Registration Statement otherwise required to be prepared and filed by Acquiror pursuant to Section 3 or 4, or (ii) elect that the Registration Statement not be used, in either case for a reasonable period of time, but not to exceed 90 days (a "Section 6(a) Period"). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. Acquiror shall promptly notify each Holder of the expiration or earlier termination of a
Section 6(a) Period.

          (b) If (i) during the Effective Period, Acquiror shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan on Form S-8 or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to any Related Securities and (ii) with reasonable written prior notice,
(A) Acquiror (in the case of a non-underwritten offering pursuant to such registration statement) advises the Holders in writing that a sale or distribution of Registrable Securities would adversely affect such offering or
(B) the managing underwriter or underwriters (in the case of an underwritten offering) advise Acquiror in writing (in which case Acquiror shall notify the Holders), that a sale or distribution of Registrable Securities would adversely impact such offering, then each Holder shall, to the extent not inconsistent with Applicable Law, refrain from effecting any sale or distribution of Registrable Securities, including sales pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the effective date of such registration statement (a "Section 6(b) Period").

          (c) The Effective Period and, in the case where the use of an effective Registration Statement is prohibited under Section 6(a), the period for which a Registration Statement shall be kept effective pursuant to Section 7(b), as the case may be, shall be extended by a number of days equal to the number of days of any Blackout Period occurring during such period. Except as provided below, the beginning of any Blackout Period shall be at least 120 days after the end of any prior Blackout Period; provided, however, that once during
                                            --------  -------
any consecutive 12 months during the Effective Period a Section 6(b) Period may begin on or within five days of the last day of a Section 6(a) Period. Notwithstanding anything to the contrary contained herein, the aggregate number of days included in all Blackout Periods during any consecutive 18 months during the Effective Period shall not exceed 180 days.

          (d) During the five day period prior to, and during the 30 day period commencing on, the effective date of a registration statement filed by Acquiror on behalf of Holders in connection with an underwritten offering pursuant to Section 4(a), Acquiror hereby agrees not to effect (except pursuant to employee benefit plans, the U S WEST Shareowner Investment Plan or a similar plan) any public sale or distribution of (i) Media Stock, if the Registrable Securities included in such registration include shares of Media Stock, and (ii) preferred stock convertible into Media Stock, if the Registrable Securities included in such registration include shares of Series D Preferred Stock.

          7.  Registration Procedures.  If and whenever Acquiror is required to
              -----------------------
use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Acquiror shall, as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which Acquiror then qualifies or that counsel for Acquiror shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective;

          (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by Acquiror or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least 90 days and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th day and (y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (it being understood that Acquiror at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a
                                                     --------  -------
     reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), Acquiror shall furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and shall not file any such documents (other than as aforesaid) to which any of them reasonably object prior to the filing thereof;

          (c) furnish to each Holder of such Registrable Securities and to any underwriter in connection with an underwritten offer such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (Acquiror hereby consenting to the use (subject to the limitations set forth in the last paragraph of this

     Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

          (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Holder shall reasonably request, except that Acquiror shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b), of Acquiror's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) notify each Holder covered by such Registration Statement at any time:

               (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

               (iv) of the receipt by Acquiror of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose); and

               (v) if at any time the representations and warranties of Acquiror contemplated by paragraph (i)(1) below cease to be true and correct in all material respects;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that Acquiror shall be deemed to have complied with this paragraph if it has complied with Rule 158 of the Securities Act;

          (h) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

          (i) enter into agreements (including an underwriting agreement in the form customarily entered into by Acquiror in a comparable underwritten offering) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by Acquiror to underwriters in comparable underwritten offerings;

               (ii) obtain opinions of counsel to Acquiror and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold) addressed to such Holders and the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by Acquiror;

               (iii) obtain "cold comfort" letters and updates thereof from Acquiror's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriter;

               (iv) provide the indemnification in accordance with the provisions and procedures of Section 10 hereof to all parties to be indemnified pursuant to such Section; and

               (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Acquiror;

          (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request and/or in a form eligible for deposit with the Depository Trust Company;

          (k) make available for inspection by any Holder included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of Acquiror and Acquiror's subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of Acquiror and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records
                                         --------  -------
     that Acquiror determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to Acquiror or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the
                             --------  -------
     disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that each Holder agrees that it will, promptly after
     --------  -------
     learning that disclosure of such Records is sought in a court having jurisdiction, give notice to Acquiror and allow Acquiror, at Acquiror's expense, to undertake appropriate action to prevent disclosure of such Records; and

          (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, Acquiror will use all commercially reasonable efforts promptly to obtain its withdrawal.

          Acquiror may require each Holder as to which any registration is being effected to furnish Acquiror with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Acquiror may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from Acquiror of the happening of any event of the kind described in Section 7(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by Acquiror, such Holder will deliver to Acquiror (at Acquiror's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Acquiror shall give any such notice, the Effective Period and the period mentioned in Section 7(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e).

          8.   Registration Expenses.  Acquiror shall pay all Registration
               ---------------------
Expenses in connection with all registrations of Registrable Securities pursuant to Sections 3 and 4 and each Holder shall pay (x) all fees and expenses of counsel to such Holder and any counsel to the Holders and (y) all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

               9.  Rule 144.  Acquiror agrees that it shall timely file the
                   --------
     reports required to be filed by it under the Securities Act or the Exchange Act (including, without limitation, the reports under sections 13 and 15
     (d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act), and shall take such further actions as any Holder may reasonably request, all to the extent required to enable Holders to sell Registrable Securities, from time to time, pursuant to the resale limitations of (a) Rule 144 under the Securities Act, as such rule may be hereafter amended, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder, Acquiror shall deliver to such Holder a written statement verifying that it has complied with such requirements.

               10.  Indemnification; Contribution.  (a)  Indemnification by
                    -----------------------------        ------------------
     Acquiror.  Acquiror agrees to indemnify and hold harmless each Holder
     --------
     included in any registration of Registrable Securities pursuant to this Agreement, its trustees, officers and directors and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to Acquiror by such Holder or its counsel expressly for use therein. In connection with an underwritten offering, Acquiror will indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. Notwithstanding the foregoing provisions of this Section 10(a), Acquiror will not be liable to any Holder, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 10(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or deliver a copy of a final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and Acquiror has previously furnished copies thereof to such Holder in accordance with this Agreement.

               (b)  Indemnification by Holders of Registrable Securities.  In
                    ----------------------------------------------------
     connection with the any registration of Registrable Securities pursuant to this Agreement, each Holder included in such registration shall furnish to Acquiror and any underwriter in writing such information, including the name, address and the amount of Registrable Securities held by such Holder, as Acquiror or any underwriter reasonably requests for use in the Registration Statement relating to such registration or the related Prospectus and agrees to indemnify and hold harmless Acquiror, all other Holders and any underwriter, each such party's officers and directors and each Person who controls each such party (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by each such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to Acquiror or any underwriter by such Holder or its counsel specifically for inclusion therein.

               (c)  Conduct of Indemnification Proceedings.  Any Person entitled
                    --------------------------------------
     to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 10 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory), or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and such indemnified party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and such indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel, in which case the fees and expenses of one counsel or firm of counsel (plus one local or regulatory counsel or firm of counsel) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party and the fees and expenses of all other counsel retained by the indemnified parties shall be paid by the indemnified parties. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of each indemnifying party.

               (d)  Contribution.  If the indemnification from the indemnifying
                    ------------
     party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 10(a) or (b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

               (e) The provisions of this Section 10 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this
     Section 10 shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party, so long as such indemnified party does not act in a fraudulent, reckless or grossly negligent manner.

               11.  Participation in Underwritten Offerings.  No Holder may
                    ---------------------------------------
     participate in any underwritten offering hereunder unless such Holder (a) in the case of a registration pursuant to Section 3, agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by Acquiror in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

               12.  Miscellaneous.  (a)  Remedies.  Each Holder, in addition to
                    -------------        --------
     being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

               (b)  Amendments and Waivers.  Except as otherwise provided
                    ----------------------
     herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Acquiror has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

               (c)  Notices. Notices, requests, permissions, waivers, and other
                    -------
     communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by telecopy:

                    If to a Holder, to:

                    Amos B. Hostetter, Jr.
                    c/o CONTINENTAL CABLEVISION, INC.
                    The Pilot House, Lewis Wharf
                    Boston, Massachusetts  02110
                    Telephone: (617) 742-9500
                    Telecopy:  (617) 742-0530
                    Attention:  Amos B. Hostetter, Jr.

                    with a copy to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Telephone: (617) 338-2800
                    Telecopy:  (617) 338-2880
                    Attention:  Patrick K. Miehe, Esq.

                    If to Acquiror, to:

                    U S WEST, INC.
                    7800 East Orchard Road
                    Englewood, Colorado  80111
                    Telephone: (303)  793-6310

                    Telecopy:  (303)  793-6707
                    Attention: General Counsel

                    with a copy to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
                    Telephone: (212) 310-8000
                    Telecopy:   (212) 310-8007
                    Attention:  Dennis J. Block, Esq.

               (d)  Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
     benefit of and be binding upon the successors of each of the parties; provided, however, that any successor to a Holder shall have agreed in
     --------  -------
     writing to become a Holder under this Agreement and to be bound by the terms and conditions hereof and to become a Stockholder under the Stockholders Agreement and to be bound by the terms and conditions thereof. This Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person and any such purported assignment shall be null and void.

               (e)  Counterparts.  This Agreement may be executed in one or more
                    ------------
     counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               (f)  Descriptive Headings.  The descriptive headings used herein
                    --------------------
     are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               (g)  Governing Law.  This Agreement shall be governed by and
                    -------------
     construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               (h)  Severability.  In the event that any one or more of the
                    ------------
     provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder shall be enforceable to the fullest extent permitted by law.

               (i)  Entire Agreement.  This Agreement is intended by the parties
                    ----------------
     as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                         U S WEST, INC.


                         By: ________________________________________
                             Name:
                             Title:



                         _________________________________________________
                         Amos B. Hostetter, Jr.


                         THE AMOS B. HOSTETTER, JR. 1989 TRUST


                         By:_________________________________________
                            Name:  Amos B. Hostetter, Jr.
                            Title: Trustee


                         By:_________________________________________
                            Name:  Timothy P. Neher
                            Title: Trustee


                         THE HOSTETTER FOUNDATION


                         By:_____________________________________
                            Name:
                            Title:

                                                                       EXHIBIT C
                                                                       ---------


          CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
                AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
              SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                 RESTRICTIONS THEREOF, OF SERIES D CONVERTIBLE
                                PREFERRED STOCK

                                      OF

                                U S WEST, INC.


                             _____________________


            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

                             _____________________


               U S WEST, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation at a meeting duly held on February 26, 1996.

               RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
     Section 3 of Article V of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware, such Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

               The series of Preferred Stock hereby established shall consist of 20,000,000 shares designated as Series D Convertible Preferred Stock. The rights, preferences and limitations of such series shall be as follows:

               1.   Definitions.  Unless otherwise defined herein, terms used
                    -----------
     herein shall have the meanings assigned to them in Section 2.6 of Article V of the Certificate of Incorporation and the following terms shall have the indicated meanings:

                    1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                    1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to the Corporation, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

                    1.3 "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series D Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to
     Section 151 of the General Corporation Law of the State of Delaware.

                    1.4 "Closing Price" shall mean the last reported sale price of the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), regular way, as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Media Stock (or such other class or series of common stock), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by Nasdaq.

                    1.5 "Communications Stock" shall mean the class of U S WEST Communications Group Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from (x) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

                    1.6  "Conversion Date" shall have the meaning set forth in
     Section 3.5.

                    1.7  "Conversion Price" shall have the meaning set forth in
     Section 3.1 hereof.

                    1.8  "Conversion Rate" shall have the meaning set forth in
     Section 3.1 hereof.

                    1.9  "Converting Holder" shall have the meaning set forth in
     Section 3.5 hereof.

                    1.10 "Current Market Price" on any applicable record date, Conversion Date or Redemption Date referred to in Section 3 or Section 4 shall mean the average of the daily Closing Prices per share of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for the ten (10) consecutive Trading Days ending on the third Trading Day immediately preceding such record date, Conversion Date or Redemption Date.

                    1.11 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

                    1.12 "Effective Time" shall mean the effective time of the Merger.

                    1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                    1.14 "Exchange Rate" for each share of this Series called for exchange shall be a number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) equal to the quotient of (x) the sum of (I) the Liquidation Value plus (II) the amount of accrued and unpaid dividends on such share of Series D Stock to the Redemption Date divided by (y) the product of (I) .95 multiplied by (II) the Current Market Price on the Redemption Date.

                    1.15 "Extraordinary Cash Distributions" shall mean, with respect to any consecutive 12-month period, all cash dividends and cash distributions on the outstanding shares of Media Stock during such period (other than cash dividends or cash distributions for which a prior adjustment to the Conversion Rate was previously made) to the extent such cash dividends and cash distributions exceed, on a per share of Media Stock basis, 10% of the average daily Closing Price of the Media Stock over such period.

                    1.16 "Junior Stock" shall mean the Media Stock, the Communications Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                    1.17 "Liquidation Value" shall have the meaning set forth in Section 6.2 hereof.

                    1.18 "Media Group Disposition Redemption" shall have the meaning set forth in Section 4.1 hereof.

                    1.19 "Media Group Disposition Dividend" shall have the meaning set forth in Section 4.1 hereof.

                    1.20 "Media Group Special Dividend" shall have the meaning set forth in Section 4.1 hereof.

                    1.21 "Media Group Special Events" shall have the meaning set forth in Section 4.1 hereof.

                    1.22 "Media Group Subsidiary Redemption" shall have the meaning set forth in Section 4.1 hereof.

                    1.23 "Media Stock" shall mean the class of U S WEST Media Group Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from (x) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

                    1.24 "Media Group Tender or Exchange Offer" shall have the meaning set forth in Section 4.1 hereof.

                    1.25 "Merger" shall mean either (i) the merger of Continental Cablevision, Inc., a Delaware corporation, with and into Continental Cablevision, Inc. or (ii) the merger of Continental Merger Corporation, a Delaware corporation, with and into the Corporation, pursuant to the terms of the Merger Agreement.

                    1.26 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996, among the Corporation, Continental Merger Corporation, a Delaware corporation, and Continental Cablevision, Inc., a Delaware corporation.

                    1.27  "Nasdaq" shall mean the Nasdaq National Market.

                    1.28  "NYSE" shall mean the New York Stock Exchange, Inc.

                    1.29 "Parity Stock" shall mean the Series A Stock, the Series B Stock, the Series C Stock and the shares of any other class or series of stock of the Corporation (other than Junior Stock) which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series D Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series D Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock"
                              --------  -------
     shall be deemed to refer (i) in Section 6 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (ii) in Sections
     5.1 and 5.2 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series D Stock.

                    1.30 "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                    1.31 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

                    1.32  "Record Date" shall have the meaning set forth in
     Section 2.1 hereof.

                    1.33 "Redemption Date" shall mean the date on which the Corporation shall effect the redemption or exchange of all or any part of the outstanding shares of this Series pursuant to Section 4.1.

                    1.34 "Redemption Price" for each share of this Series called for redemption shall be equal to the sum of (x) the Liquidation Value plus (y) an amount equal to the accrued and unpaid dividends on such share of Series D Stock to the Redemption Date.

                    1.35 "Redemption Rescission Event" shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Media Stock

     (or such other class or series of common stock into which shares of this Series are then convertible) are registered and listed for trading (or, if shares of Media Stock (or such other class or series of common stock) are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6 1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption or exchange of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the Redemption Date or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption or exchange is more than 15 days following the date on which notice of redemption or exchange is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption or exchange is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the Redemption Date, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible).

                    1.36  "Rescission Date" shall have the meaning set forth in
     Section 4.5 hereof.

                    1.37 "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                    1.38 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                    1.39 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                    1.40 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Cumulative Redeemable Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                    1.41 "Series D Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series D Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

                    1.42 "Surrendered Shares" shall have the meaning set forth in Section 3.5 hereof.

                    1.43 "Trading Day" shall mean, so long as the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Media Stock (or such other class or series of common stock) is listed is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq is open for the transaction of business.

               2.   Dividends.
                    ---------

                    2.1 The holders of the outstanding Series D Stock shall be entitled to receive dividends, as and when declared by the Board of Directors out of funds legally available therefor, and any dividends declared by the Board of Directors out of funds legally available therefor in accordance with Section 3.6(d). Each dividend shall be at the annual rate equal to ____% per share of Series D Stock (which is equivalent to $__________ quarterly and $__________ annually per share)./1/ All dividends shall be_________________________

1. The dividend rate (the "Dividend Rate") shall be equal to the sum of 4.375% (the "Base Dividend Rate") plus the Adjustment Amount (as defined below). If the Calculation Price (as defined in the Merger Agreement) is less than $24.50, the Corporation shall have the right, in its sole discretion, to (i) increase the Base Dividend Rate to 6.00% and (ii) increase the Conversion Rate pursuant to footnote 2.

     The Base Dividend Rate shall be subject to adjustment in the following manner:

      (i) If the Adjustment Amount is less than seven basis points in absolute terms, then the Adjustment Amount shall be deemed to be zero and the Dividend Rate shall equal the Base Dividend Rate.

     (ii) If the Adjustment Amount is greater than or equal to seven basis points in absolute terms, then the Dividend Rate shall be equal to the Base Dividend Rate plus the Adjustment Amount, rounded to the nearest multiple of 0.125%.

     "Adjustment Amount" shall be equal to the product of (x) the sum of (1) the Change In Weighted Average Yield plus (2) the Change In Credit Spread multiplied by (y) the Discount Factor.

     "Change In Weighted Average Yield" shall equal the sum (whether positive or negative) of the following, based upon the average market closing levels of Treasury securities for the 10 Trading Days ending 5 Trading Days prior to the Effective Time:

     (i) the change (whether positive or negative) since February 27, 1996 in basis points in 3-year Treasury
                                                                (continued...)

     payable in cash on or about the first day of February, May, August and November in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Dividend Payment Date"), to the holders of record of Series D Stock at the close of business on or about the 15th day of the month next preceding such first day of February, May,
     August and November, as the case may be, as fixed by the

     ___________________________

     1.    (...continued)
           yields x 0.25;

     (ii) the change (whether positive or negative) since February 27, 1996 in basis points in 5-year Treasury yields x 0.25;

    (iii) the change (whether positive or negative) since February 27, 1996 in basis points in 10-year Treasury yields x 0.25; and

     (iv) the change (whether positive or negative) since February 27, 1996 in basis points in 20-year Treasury yields x 0.25.

     "Change In Credit Spread" shall equal (whether positive or negative) the average credit spread measured in basis points on U S WEST Financing I's 7.96% Trust Originated Preferred Securities (based upon the closing market price expressed as a stripped current yield) over the 30-year Treasury "pricing bond" for the 10 Trading Days ending 5 Trading Days prior to the Effective Time minus
159.5 basis points.

     "Discount Factor" shall equal 0.55.

     For example, if (i) the Base Dividend Rate is 4.375%, (ii) the average 3-year Treasury, 5-year Treasury, 10-year Treasury and 20-year Treasury yields are each 20 basis points lower at the Effective Time than they are on February 27, 1996 and (iii) the Change In Credit Spread is fifty basis points, then the Adjustment Amount shall equal 16.5 basis points ((-20 basis points + fifty basis points) x 0.55). Because such Adjustment Amount is greater than seven basis points, the Dividend Rate would be equal to the Base Dividend Rate plus the Adjustment Amount (or 4.540%), rounded to the yield which is at the nearest multiple of 0.125% (or 4.500%).

     Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). Such dividends shall accrue on each share cumulatively on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the day immediately succeeding the Effective Time and any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the Effective Time. The per share dividend amount payable to each holder of record of Series D Stock on any Dividend Payment Date shall be rounded to the nearest cent. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series.

                    2.2 Except as hereinafter provided in this Section 2.2 and except for redemptions by the Corporation pursuant to Sections 4.1(b), 4.1(c) or 4.1(d), unless all dividends on the outstanding shares of Series D Stock and any Parity Stock that shall have accrued through any prior Dividend Payment Date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series D Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series D Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

               3.   Conversion Rights.
                    -----------------

                    3.1 (a) Subject to Section 3.1(b), each holder of a share of this Series shall have the right at any time to convert such share into
     a number of shares of Media Stock equal to [   ] shares of Media Stock for
     each share of this Series, subject to adjustment as provided in this
     Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate"; and the "Conversion Price" at any time shall mean the Liquidation Value per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent))/2/.

                    (b) The right of a holder of a share of this Series called for redemption or exchange pursuant to Sections 4.1(a) or 4.1(c) to convert such share into Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price or Exchange Rate or, in the case of a redemption or exchange pursuant to
     Section 4.1(a), the Corporation exercises its right to rescind such redemption or exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at the close of business on such date. The right of a holder of a share of this Series called for redemption pursuant to Section 4.1(b): (i) in connection with a Media Group Subsidiary Redemption, a Media Group Tender or Exchange Offer or a Media Group Disposition Redemption involving a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date; (ii) in connection with a Media Group Disposition Dividend or Media Group Special Dividend, to

     _____________________

2.   The Conversion Rate shall be equal to the quotient of (x) $50 divided by
(y) the product of (I) 1.25 multiplied by (II) the Calculation Price (as defined in the Merger Agreement). If the Calculation Price is less than $24.50, the Corporation shall have the right, in its sole discretion, to (i) set the Conversion Rate equal to the quotient of (x) $50 divided by (y) the product of
(I) 1.40 multiplied by (II) the Calculation Price and (ii) increase the Base Dividend Rate in accordance with footnote 1.

     convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the record date for determining holders entitled to receive such dividend; and (iii) in connection with a Media Group Disposition Redemption involving a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock shall terminate at the close of business on the date on which shares of Media Stock are selected to be redeemed in such Media Group Disposition Redemption, unless, in any of the foregoing cases, the Corporation defaults in the payment of the Redemption Price or the conditions to such redemption set forth in the last sentence of Section 4.1(b) shall not have been satisfied, in which event such right of conversion shall not terminate at the close of business on such date.
     In the event the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization), the right of a holder of a share of this Series called for redemption pursuant to Section 4.1(d) in connection with an event substantially similar to a Media Group Special Event to convert such share into Communications Stock (or such other class or series of common stock) shall terminate on a date comparable to the date specified in the preceding sentence with respect to a Media Group Special Event substantially similar to such event.

                    3.2 If any shares of this Series are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption or exchange on a Redemption Date between such Record Date and Dividend Payment Date and with respect to which such redemption or exchange has not been rescinded), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 3.2, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Media Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

                    3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Media Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section 3.6(g), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock on the last Trading Day prior to the date of conversion.

                    3.4 Any holder of shares of this Series electing to convert such shares into Media Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place in the United States as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable and in any event within five Trading Days (subject to Section 3.6(g)) after such surrender of certificates for shares of this Series, accompanied by the written notice above prescribed issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee,
     (i) certificates representing the number of shares of Media Stock to which such holder is entitled upon such conversion and (ii) if less than the full number of shares of this Series represented by such certificate or certificates is being converted, a new certificate of like tenor representing the shares of this Series not converted.

                    3.5 Conversion shall be deemed to have been made immediately prior to the close of business as of the date that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4, are received by the transfer agent or agents for this Series (such date being referred to herein as the "Conversion Date"). The Person entitled to receive the Media Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Media Stock as of the close of business on the Conversion Date and such conversion shall be at the Conversion Rate in effect on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption or exchange of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the redemption or exchange shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (b) the date which is three Trading Days following the mailing of the notice of rescission required by Section 4.5 (a "Converting Holder") may rescind the conversion of such shares surrendered for conversion by (i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is fifteen (15) Trading Days following the date of the mailing of the Corporation's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Media Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of the Surrendered Shares and (z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and
     (II) any cash paid or payable by the Corporation to such Converting Holder by reason of such Converting Holder being a record holder of the Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Media Stock and shares of this Series to cancel any certificates representing the Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall, notwithstanding their surrender for conversion, be deemed to have been outstanding at all times). The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares of this Series during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose good faith determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Media Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose (but not for a period in excess of two Trading Days) or during any period commencing at a Redemption Rescission Event and ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (ii) the close of business on that day which is fifteen (15) Trading Days following the date of the mailing of a notice of rescission pursuant to Section 4.5 if the Corporation shall have exercised such right of rescission, but certificates for shares of Media Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

                    3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after the Effective Time:

                    (a) In case the Corporation shall, at any time or from time to time, (i) pay a dividend or make a distribution in shares of Media Stock, (ii) combine the outstanding shares of Media Stock into a smaller number of shares, or (iii) subdivide or reclassify the outstanding shares of Media Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that immediately following such event the holders of the Series D Stock shall be entitled to receive upon conversion thereof the kind and amount of shares of capital stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series D Stock had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 3.6(a) shall become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 3.6(a), if holders of Media Stock are entitled to elect the kind or amount of securities receivable upon the payment of any such divided, subdivision, combination or reclassification, each holder of Series D Stock shall be deemed to have failed to exercise any such right of election (provided that if the kind or amount of securities receivable upon such dividend, distribution, subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities receivable upon such dividend, distribution, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

                    (b) If the Corporation shall issue rights, warrants or options to all holders of Media Stock entitling them (for a period not exceeding 45 days from the record date referred to below) to subscribe for or purchase shares of Media Stock at a price per share less than the Current Market Price (determined as of the record date for the determination of stockholders entitled to receive such rights, warrants or options), then, in any such event, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on such record date by a fraction, the numerator of which shall be the number of shares of Media Stock outstanding on such record date plus the maximum number of additional shares of Media Stock offered for subscription pursuant to such rights, warrants or options, and the denominator of which shall be the number of shares of Media Stock outstanding on such record date plus the maximum number of additional shares of Media Stock which the aggregate offering price of the maximum number of shares of Media Stock so offered for subscription or purchase pursuant to such rights, warrants or options would purchase at such Current Market Price (determined by multiplying such maximum number of shares by the exercise price of such rights, warrants or options (plus any other consideration received by the Corporation upon the issuance or exercise of such rights, warrants or options) and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Media Stock are not delivered after the expiration of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the record date for the determination of stockholders entitled to receive such rights, warrants or options been made upon the basis of delivery of only the number of shares of Media Stock actually delivered and the amount actually paid therefor. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Media Stock at a price per share less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, warrants or options. The value of such consideration, if other than cash, shall be determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive.

                    (c) If the Corporation shall pay a dividend or make a distribution to all holders of outstanding shares of Media Stock, of capital stock, cash, evidences of its indebtedness or other assets of the

          Corporation (but excluding (x) any cash dividends or distributions (other than Extraordinary Cash Distributions) and (y) dividends or distributions referred to in Section 3.6(a)), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price (determined as of such record date), and the denominator of which shall be such Current Market Price less either
          (A) the fair market value (as determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive), as of such record date, of the portion of the capital stock, assets or evidences of indebtedness to be so distributed applicable to one share of Media Stock or (B), if applicable, the amount of the Extraordinary Cash Distribution to be distributed per share of Media Stock. The adjustment pursuant to the foregoing provisions of this Section 3.6(c) shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.

                    (d) In lieu of making an adjustment to the Conversion Rate pursuant to Sections 3.6(a), 3.6(b) or 3.6(c) above for a dividend or distribution or an issue of rights, warrants or options, the Corporation may distribute out of funds legally available therefor to the holders of shares of this Series, or reserve for distribution out of funds legally available therefor with each share of Media Stock delivered to a person converting a share of this Series pursuant to this Section 3, such dividend or distribution or such rights, warrants or options; provided, however, that in the case of such a reservation,
                      --------  -------
          on the date, if any, on which a person converting a share of this Series would no longer be entitled to receive such dividend or distribution or receive or exercise such rights, warrants or options, such dividend or distribution shall be deemed to have occurred, or such rights, warrants or options shall be deemed to have issued, and the Conversion Rate shall be adjusted as provided in Section 3.6(a), 3.6(b) or 3.6(c), as the case may be (with such termination date being the relevant date of determination for purposes of determining the Current Market Price).

                    (e) The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to the adjustments required by subsections 3.6(a) through 3.6(c), as shall be determined by the Board of Directors to be necessary in order that any dividend or distribution in Media Stock, any subdivision, reclassification or combination of shares of Media Stock or any issuance of rights or warrants referred to above, shall not be taxable to the holders of Media Stock for United States Federal income tax purposes.

                    (f) To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 Trading Days, the increase is irrevocable during such period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

                    (g) In any case in which this Section 3.6 shall require that any adjustment be made effective as of or immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in Section 3.9(a)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 3.3; provided, however,
                                                           --------  -------
          that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                    (h) All calculations under this Section 3 shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one hundred-thousandth. Notwithstanding any other provision of this Section 3, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.00000% of such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00000% in such rate. Any adjustments under this Section 3 shall be made successively whenever an event requiring such an adjustment occurs.

                    (i) If the Corporation shall take a record of the holders of Media Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

                    (j) Subject to Section 3.6(e) hereof, no adjustment shall be made pursuant to this Section 3.6 with respect to any share of Series D Stock that is converted prior to the time such adjustment otherwise would be made.

                    3.7 In case of (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series D Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If holders of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are entitled to elect the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance, all adjustments made pursuant to this Section 3.7 shall be based upon (i) the election, if any, made in writing to the Secretary of the Corporation by the record holder of the largest number of shares of Series D Stock prior to the earlier of (x) the last date on which a holder of Media Stock (or such other class or series of common stock) may make such an election and (y) the date which is five (5) Trading Days prior to the record date for determining the holders of Media Stock (or such other class or series of common stock) entitled to participate in the transaction (or if no such record date is established, the effective date of such transaction) or (ii) if no such election is timely made, an assumption that each holder of Shares of this Series failed to exercise such rights of election (provided that if the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Concurrently with the mailing to holders of Media Stock (or such other class or series of common stock) of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this
     Section 3.7, the Corporation shall mail a copy thereof to the holders of shares of the Series D Stock. The Corporation shall not enter into any of the transactions referred to in clauses

     (a) or (b) of the first sentence of this Section 3.7 unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, unless, in either case, such entity is a direct or indirect subsidiary of another entity, in which case such provision shall be made in the certificate or articles of incorporation or other constituent document or written instrument of such other entity (any such entity or other entity being the "Surviving Entity") so as to assume the obligation to deliver to each holder of shares of Series D Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this Section 3.7. The provisions of this Section
     3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances.

                    3.8 After the date, if any, on which all outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are converted into or exchanged for shares of another class or series of common stock of the Corporation, each share of this Series shall thereafter be convertible into or exchangeable for the number of shares of such other class or series of common stock receivable upon such conversion or exchange by a holder of that number of shares or fraction thereof of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which one share of this Series was convertible immediately prior to such conversion or exchange. From and after any such conversion or exchange, Conversion Rate adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 3.6 and 3.7 which, prior to such exchange, were made in respect of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) shall instead be made pursuant to such Sections 3.6 and
     3.7 in respect of shares of such other class or series of common stock.

                    3.9 (a) Whenever the Conversion Rate is adjusted as provided in this Section 3, the Corporation (or, in the case of Section 3.7, the Corporation or the Surviving Entity, as the case may be, shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation or the Surviving Entity, as the case may be, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation or the Surviving Entity, as the case may be, shall mail a notice thereof to each holder of shares of this Series. Whenever the Conversion Rate is increased pursuant to Section 3.6(f), such notice shall be mailed to each holder of shares of this Series as promptly as possible after the Corporation shall have determined to effect such increase and, in any event, at least 15 Trading Days prior to the date such increased Conversion Rate takes effect, and such notice shall state such increased Conversion Rate and the period during which it will be in effect. Where appropriate, the notice required by this Section 3.9(a) may be given in advance and included as part of the notice required pursuant to Section 3.9(b) or 3.9(c).

                    (b) Subject to the provisions of Section 3.9(c), if: (i) the Corporation takes any action that would require an adjustment of the Conversion Rate pursuant to Sections 3.6 through 3.8; (ii) there shall be any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall, as promptly as possible, but at least 10 Trading Days prior to the record date or other date set for definitive action if there shall be no record date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of outstanding shares of this Series stating the action or event for which such notice is being given and the record date for and the anticipated effective date of such action or event. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

                    (c) If the Corporation intends to convert all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) (as provided in Section 2.4 of Article V of the Certificate of Incorporation), then the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the date of such conversion, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) a statement that all outstanding shares of Media Stock shall be converted; (2) the date of such conversion; (3) the per share number of shares of Communications Stock (or such other class or series of common stock) to be received with respect to each share of Media Stock, including details as to the calculation thereof; (4) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Communications Stock (or such other class or series of common stock);
     (5) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price; (6) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of such Media Stock shall cease to be paid as of the date of such conversion; (7) that a holder of shares of this Series shall be entitled to receive shares of Communications Stock (or such other class or series of common stock) pursuant to such conversion if such holder converts shares of this Series on or prior to the date of such conversion; and (8) a statement as to what such holder will be entitled to receive pursuant to the terms of Section 3.8 if such holder thereafter properly converts shares of this Series. In addition, from and after any conversion of Media Stock effected in accordance with Section 2.4 of
     Article V of the Certificate of Incorporation, if (x) a class or series of common stock of the Corporation exists in addition to the class or series of common stock into which the Media Stock was converted and (y) the Corporation intends to convert the class or series of common stock into which the Media Stock was converted into another such class or series of common stock of the Corporation, then the Corporation shall give notice comparable to the notice described in the preceding sentence of its intention to effect such a conversion. In the event of any conflict between the notice provisions of this Section 3.9(c) and Section 3.9(b), the notice provisions of this Section 3.9(c) shall govern.

                    3.10 There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 3. If any action or transaction would require adjustment of any Conversion Rate established hereunder pursuant to more than one paragraph of this Section 3, only the adjustment which would result in the largest increase of such Conversion Rate shall be made.

                    3.11 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Media Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Media Stock (or such other shares of Capital Stock) at any time; provided, however, that nothing contained
                                 --------  -------
     herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Media Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Media Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, the number of shares of Media Stock or any other class or series of common stock of the Corporation at any time outstanding shall not include any shares of Media Stock or such other class or series of common stock then owned or held by or for the account of Corporation or any subsidiary of the Corporation.

                    3.12 If any shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of (or depositary shares representing fractional interests in) Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Media Stock (or such other class or series of common stock) is listed at the time of such delivery.

                    3.13 The Corporation shall pay any and all issue, stamp, documentation, transfer or other taxes that may be payable in respect of any issue or delivery of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Media Stock (or such other class or series of common stock) in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               4.   Redemption or Exchange.
                    ----------------------

                    4.1 (a) Except as provided in Section 4.1(b), the shares of this Series shall not be redeemable by the Corporation prior to the third anniversary of the Effective Time. The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the third anniversary of the Effective Time and prior to the fifth anniversary of the Effective Time, exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Rate; provided, however, that such an exchange may only be
                           --------  -------
     effected if the Closing Price shall be greater than the product of (x) the Conversion Price multiplied by (y) 1.35, on 20 of the 30 Trading Days immediately prior to the date of the notice delivered by the Corporation pursuant to Section 4.3(a) to holders of shares of this Series to be exchanged. The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the fifth anniversary of the Effective Time, at its election either: (i) redeem, out of funds legally available therefor, all or any part of the outstanding shares of this Series at the Redemption Price; (ii) exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Rate; or (iii) effect a combination of the options described in the foregoing clauses (i) and (ii) (in which event each holder of shares of this Series which are selected for redemption and exchange pursuant to Section 4.2 shall receive the same proportion of cash and shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series selected for redemption and exchange).

                    (b) The Corporation shall redeem, out of funds legally available therefor, all of the outstanding shares of this Series, at the Redemption Price, if any of the following events with respect to the Media Group occur (such events being collectively referred to herein as the "Media Group Special Events"):

                    (i) (A) the Corporation redeems all of the outstanding shares of Media Stock in exchange for shares of common stock of the Media Group Subsidiaries as provided in Section 2.4.3 of Article V of the Certificate of Incorporation (the "Media Group Subsidiary Redemption") or (B) following a Disposition of all or substantially all of the properties and assets attributed to the Media Group, the Corporation either (1) pays a dividend on the Media Stock in an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in
          Section 2.4.1(A)(1)(a) of Article V of the Certificate of Incorporation (the "Media Group Disposition Dividend"), or (2) redeems shares of Media Stock for an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(b) of
          Article V of the Certificate of Incorporation (the "Media Group Disposition Redemption"); or

                    (ii) the Corporation pays a dividend on, or the Corporation or any of its subsidiaries consummates a tender offer or exchange offer for, shares of Media Stock and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to the Fair Value of all or substantially all of the properties and assets attributed to the Media Group (the "Media Group Special Dividend" or the "Media Group Tender or Exchange Offer", respectively); provided, however, that the calculation of the Fair
                         --------  -------
          Value of all or substantially all of the properties and assets attributed to the Media Group shall be made without giving effect to any money borrowed by the Corporation or any of its subsidiaries in connection with such dividend or tender offer or exchange offer, as the case may be.

     The Redemption Date for shares of this Series to be redeemed by the Corporation pursuant to this Section 4.1(b) shall be, if the applicable Media Group Special Event is (I) the Media Group Subsidiary Redemption, the date of such exchange, (II) the Media Group Disposition Dividend or the Media Group Special Dividend, the date of payment of such dividend, (III) the Media Group Disposition Redemption, the date of such redemption or (IV) the Media Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 4.1(b), any redemption pursuant to this Section 4.1(b) shall be conditioned upon the actual redemption of Media Stock for shares of common stock of the Media Group Subsidiaries, payment of the Media Group Disposition Dividend or the amount due as a result of the Media Group Disposition Redemption (in each case in the required kind of capital stock, cash, securities and/or other property), payment of the Media Group Special Dividend or the consummation of the Media Group Tender or Exchange Offer, as the case may be.

                    (c) The Corporation shall, on the twentieth anniversary of the Effective Time, at its election either: (i) redeem, out of funds legally available therefor, all of the outstanding shares of this Series at the Redemption Price; (ii) exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all of the outstanding shares of this Series at the Exchange Rate; or (iii) effect a combination of the options described in the foregoing clauses (i) and (ii) (in which event each holder of shares of this Series shall receive the same proportion of cash and shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series).

                    (d) The Corporation shall redeem, out of funds legally available therefore, all of the outstanding shares of this Series at the Redemption Price, if (i) the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) as provided in Section 2.4 of Article V of the Certificate of Incorporation and (ii) at any time following such conversion (A) an event substantially similar to any Media Group Special Event occurs in respect to the Communications Stock (or such other class or series of common stock) and (B) at the time of such event shares of another class or series of common stock of the Corporation (other then Communications Stock or such other class or series of common stock) are then Publicly Traded. The Redemption Date for, and the conditions to, any such redemption shall be determined in a manner consistent with the Redemption Date and conditions set forth in Section 4.1(b) for a redemption resulting from a substantially similar Media Group Special Event.

                    (e) The Corporation shall be entitled to effect an exchange of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for shares of Series D Stock pursuant to Section 4.1(a) or 4.1(c) only to the extent Media Stock (or such other class or series of common stock) shall be available for issuance (including delivery of previously issued shares of Media Stock (or such other class or series) held in the Corporation's treasury on the Redemption Date). The Corporation may, but shall not be required to, in connection with any exchange of shares of this Series pursuant to Section 4.1(a) or 4.1(c), issue a fraction of a share of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), and if the Corporation shall determine not to issue any such fraction, the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock (or such other class or series of common stock) on the last Trading Day prior to the Redemption Date.

                    4.2 In the event that fewer than all of the outstanding shares of this Series are to be redeemed and/or exchanged pursuant to
     Section 4.1(a), subject to clause (iii) of the third sentence of Section 4.1(a), the aggregate number of shares of this Series held by each holder which will be redeemed and/or exchanged shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

                    4.3 (a) If the Corporation determines to redeem and/or exchange shares of this Series pursuant to Section 4.1(a) or 4.1(c), the Corporation shall, not later than the 15th Trading Day nor earlier than the 60th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed and/or exchanged, setting forth:
     (1) the Redemption Date; (2) in the case of a redemption or exchange pursuant to Section 4.1(c), that all shares of this Series outstanding on the Redemption Date shall be redeemed and/or exchanged by the Corporation;
     (3) in the case of a redemption or exchange pursuant to Section 4.1(a), the total number of shares of this Series to be redeemed and/or exchanged and, if fewer than all the shares held by such holder are to be redeemed and/or exchanged, the aggregate number of such shares which will be redeemed and/or exchanged; (4) the Redemption Price and/or the manner in which the Exchange Rate will be calculated prior to the Redemption Date; (5) that, if applicable, the Corporation shall determine on or prior to the second Trading Day preceding the Redemption Date the percentage of such holder's shares to be redeemed and the percentage of such holder's shares to be exchanged; (6) that shares of this Series called for redemption or exchange may be converted at any time prior to the Redemption Date (unless the Corporation (i) shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Media Stock or (ii) shall, in the case of a redemption pursuant to Section 4.1(a), exercise its right to rescind such redemption or exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (7) the applicable Conversion Price; (8) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price and/or the Exchange Rate, as the case may be; and (9) that dividends on the shares to be redeemed and/or exchanged will cease to accrue on the Redemption Date. Promptly, following the Redemption Date, the Corporation shall cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed and/or exchanged setting forth the percentage of such holder's shares which the Corporation has elected to redeem and the percentage of such holder's shares which the Corporation has elected to exchange.

                    (b) If the Corporation determines to effect a Media Group Subsidiary Redemption, the Corporation shall, not later than the 30th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the consummation of the Media Group Subsidiary Redemption;
     (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) a statement that all shares of Media Stock outstanding on the date of the Media Group Subsidiary Redemption shall be redeemed in exchange for shares of common stock of the Media Group Subsidiaries; (8) the date of such Media Group Subsidiary Redemption; (9) the Outstanding Media Fraction on the date of such notice; (10) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the Media Group Subsidiaries; (11) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on the Media Stock shall cease to be paid as of the Redemption Date; (12) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price; and
     (13) that a holder of shares of this Series shall be entitled to receive shares of common stock of the Media Group Subsidiaries upon the Media Group Subsidiary Redemption in lieu of the Redemption Price only if such holder converts such shares of this Series on or prior to the Redemption Date.

                    (c) If the Corporation determines to effect a Media Group Disposition Dividend, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition by the Corporation of all or substantially all of the properties and assets attributed to the Media Group, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Disposition Dividend; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the record date for determining holders of Media Stock entitled to receive the Media Group Disposition Dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition; (8) the anticipated date of payment of the Media Group Disposition Dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction on the date of such notice; (12) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (13) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such record date.

               (d) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(i) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) that all shares of Media Stock outstanding on the date of such Media Group Disposition Redemption shall be redeemed; (8) the date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction on the date of such notice; (12) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property; (13) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; (14) that a holder of shares of this Series shall be entitled to participate in the Media Group Disposition Redemption in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date; and (15) that, except as otherwise provided by Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of Media Stock shall cease to be paid as of the Redemption Date.

               (e) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(ii) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date;
     (7) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition on which shares of Media Stock shall be selected for redemption pursuant to such Media Group Disposition

     Redemption; (8) the anticipated date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction; (12) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; (13) that a holder of shares of this Series shall be eligible to participate in such selection for redemption pursuant to such Media Group Disposition Redemption in lieu of participating in the redemption of shares of this Series only if such holder properly converts such shares of this Series on or prior to the date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such date; and (14) a statement that the Corporation will not be required to register a transfer of any shares of Media Stock for a period of 15 Trading Days next preceding the date referred to in clause (7) of this sentence.

               (f) If the Corporation determines to effect a Media Group Special Dividend, the Corporation shall, not later than the 45th Trading Day and not earlier than the 60th Trading day prior to the date of payment of such dividend, cause notice to be filed with transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation;
     (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Special Dividend; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the record date for determining holders of Media Stock entitled to receive the Media Group

     Special Dividend, which shall be not earlier than the 20th Trading Day prior to the date of payment of such dividend; (8) the anticipated date of payment of the Media Group Special Dividend; (9) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock;
     (10) the Outstanding Media Fraction on the date of such notice; (11) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (12) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such record date.

               (g) If the Corporation or any of its subsidiaries determines to effect a Media Group Tender or Exchange Offer, the Corporation shall, on the date of the public announcement of such tender offer or exchange offer by the Corporation or any of its subsidiaries but in any event not later than the 35th Trading Day prior to such redemption, cause notice to be filed with the transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (7) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Tender or Exchange Offer; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date;
     (7) the anticipated date of consummation of such Media Group Tender or Exchange Offer; (8) the type of consideration to be paid by the Corporation or its subsidiary in such Media Group Tender Offer or Exchange Offer for shares of Media Stock; (9) the date on which such Media Group Tender or Exchange Offer commenced, the date on which such Media Group Tender or Exchange Offer is scheduled to expire unless extended and any other material terms thereof (or the material terms of any amendment thereto); (10) the Outstanding Media Fraction on the date of such notice; (11) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (12) that a holder of shares of this Series shall be entitled to participate in the Media Group Tender or Exchange Offer in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date and then complies with the terms and conditions of the Media Group Tender or Exchange Offer and that such holder shall be permitted to tender or exchange shares of Media Stock upon conversion of shares of this Series by notice of guaranteed delivery so long as physical certificates are tendered as soon as practicable after physical receipt thereof.

               (h) In the event the Corporation shall redeem shares of this Series pursuant to Section 4.1(d), notice of such redemption shall be given by the Corporation at a time, and such notice shall contain information, comparable to the time or information, as the case may be, specified in Sections 4.3(b) through (g) with respect to a notice of a redemption pursuant to Section 4.1(b) resulting from a substantially similar Media Group Special Event.

               4.4 If notice of redemption or exchange shall have been given by the Corporation as provided in Section 4.3, from and after the Redemption Date, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except, in the case of a redemption, the right to receive from the Corporation the Redemption Price without interest and, in the case of an exchange, the right to receive from the Corporation the Exchange Rate without interest) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the Redemption Date), unless (a) the Corporation, in the case of a redemption, defaults in the payment of the Redemption Price and, in the case of an exchange, the Corporation fails to exchange the shares of this Series for the applicable number of shares of Media Stock, (b) in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption or exchange pursuant to Section 4.5 or (c) in the case of a redemption pursuant to
     Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied, in which case such rights shall not terminate at the close of business on such date. On or before the Redemption Date, the Corporation shall deposit with a bank or trust company doing business in New York, as paying agent, in the case of a redemption, money sufficient to pay the Redemption Price on the Redemption Date, and in the case of an exchange, certificates representing the shares of Media Stock to be exchanged on the Redemption Date, in trust, with irrevocable instructions that such money or shares be applied to the redemption or exchange of shares of this Series so called for redemption or exchange. Any money or certificates so deposited with any such paying agent which shall not be required for such redemption or exchange because of the exercise of any right of conversion, rescission or otherwise (including if the conditions to a redemption pursuant to Section 4.1(b) or 4.1(d) are not satisfied) shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed by the Corporation at the Redemption Price or exchanged by the Corporation at the Exchange Rate, as applicable (unless, in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation shall have exercised its right to rescind such redemption or exchange pursuant to Section 4.5 or, in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied). In case fewer than all the shares represented by any such certificate are to be redeemed or exchanged, a new certificate shall be issued representing the unredeemed and unexchanged shares (or fractions thereof as provided in Section 7.4), without cost to the holder thereof. Subject to applicable escheat laws, any moneys or shares so set aside by the Corporation and unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption or exchange shall look only to the Corporation for the payment of the Redemption Price or the Exchange Rate, as the case may be, without interest. Any interest accrued on any funds so deposited shall be paid to the Corporation from time to time.

               4.5 If notice of redemption or exchange pursuant to Section 4.1(a) shall have been given by the Corporation pursuant to Section 4.3(a), in the event that a Redemption Rescission Event shall occur following the date of such notice but at or prior to the Redemption Date, the Corporation may, at its sole option, at any time prior to the earlier of (i) the close of business on that day which is five (5) Trading Days following such Redemption Rescission Event and (ii) the Redemption Date, rescind such redemption or exchange by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service and Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to effect such redemption or exchange or to pay the Redemption Price or Exchange Rate therefor and all rights of holders of shares of this Series shall be restored as if notice of redemption or exchange had not been given. The Corporation shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption or exchange. Each notice of rescission shall (w) state that such redemption or exchange has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of such redemption or exchange was given but on or prior to the later of (I) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (II) the date which is three Trading Days following the mailing of the Corporation's notice of rescission, (y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be fifteen (15) Trading Days following the date of the mailing of such notice of rescission.

               5.   Voting.   The shares of this Series shall have no voting
                    ------
     rights except as required by law or as set forth below.

                    5.1 (a) So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least a majority of the shares of this Series then outstanding (i) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock, or (ii) amend, alter or repeal any of the provisions of the Certificate or the Certificate of Incorporation, so as in any such case to materially and adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series; provided, however, that an amendment which effects a
                            --------  -------
     split of this Series or which effects a combination of the shares of this Series into a fewer number of Shares shall not be deemed to have any such material adverse effect.

                    (b) No vote or consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of Junior Stock (including any class or series of common stock of the Corporation) or Parity Stock, (iii) the authorization, designation or issuance of additional shares of Series D

     Stock or (iv) subject to Section 5.1(a), the authorization or issuance of any other shares of Preferred Stock.

                    5.2 (a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be automatically increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

                    (b) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to
     Section 5.2(a) shall terminate.

                    (c) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 5.2(b), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of either (i) shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Series D Stock or
     (ii) shares representing twenty-five percent (25%) of the voting power of shares of all series of Preferred Stock having such voting right, shall call, a special meeting of the holders of Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5.2(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                    (d) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                    (e) Any director elected by holders of Preferred Stock pursuant to the voting right created under this Section 5.2 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5.2(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 5.2(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

                    (f)  In exercising the voting rights set forth in this
     Section 5.2, each share of this Series shall have a number of votes equal to its Liquidation Value.

               6.   Liquidation Rights.
                    ------------------

                    6.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment of distribution shall be made on, Junior Stock, the Liquidation Value in effect at such time, plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

                    6.2 The Liquidation Value shall initially be equal to $50 per share of Series D Stock. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

                    6.3 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

                    6.4 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                    6.5 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

               7.   Other Provisions.
                    ----------------

                    7.1 All notices from the Corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of Shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                    7.2 All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to Section 7.1): U S WEST, Inc., 7800 East Orchard Road, Englewood, Colorado 80111, Attention: General Counsel.

                    7.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series D Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series D Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred

     Stock to be created by resolution or resolutions of the Board of Directors.

                    7.4 The shares of this Series shall be issuable in whole shares or in any fraction of a whole share or any integral multiple of such fraction.

                    7.5 The Corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

                    7.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

                    7.7 Subject to applicable law, any determinations made in the exercise of the good faith business judgment of the Board of Directors under any provision of the Certificate shall be final and binding on all stockholders of the Corporation, including the holders of shares of this Series.

                    7.8 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.

               IN WITNESS WHEREOF, U S WEST, INC. has caused this certificate to
     be signed and attested this [   ] day of [       ], 1996.


                                        U S WEST, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT D
                                                                       ---------



                          [Form of Affiliate Letter]



     U S WEST, Inc.
     7800 East Orchard Road
     Englewood, Colorado  80111

     Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Continental Cablevision, Inc., a Delaware corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996 (as amended from time to time, the "Merger Agreement"), among U S WEST, Inc., a Delaware corporation ("Acquiror"), CONTINENTAL MERGER CORPORATION, a Delaware corporation ("Sub"), and the Company, either (i) the Company will be merged with and into Acquiror, with Acquiror continuing as the surviving corporation or (ii) the Company will be merged with and into Sub, with Sub continuing as the surviving corporation (as applicable, the "Merger").

               Pursuant to the Merger, each share of Class A Common Stock, par value $.01 per share, of the Company owned by me, if any, and each share of Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock") owned by me will be converted into the right to receive, at my election, either (i) cash (in the case of shares of Class B Common Stock only) or (ii) shares of U S WEST Media Group Common Stock, par value $.01 per share, of Acquiror (the "Media Stock") and shares of Series D

     Convertible Preferred Stock, par value $1.00 per share, of Acquiror (the "Series D Preferred Stock").

               I represent, warrant and covenant to Acquiror that, with respect to all Media Stock and Series D Preferred Stock received by me as a result of the Merger:

               1. I shall not make any sale, transfer or other disposition of Media Stock or Series D Preferred Stock in violation of the Securities Act or the Rules and Regulations.

               2. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Media Stock or Series D Preferred Stock to the extent I felt necessary, with my counsel or counsel for the Company.

               3. I have been advised that the issuance of Media Stock and Series D Preferred Stock to me pursuant to the Merger has been registered with the Commission under the Securities Act. However, I have also been advised that, since at the time the Merger Agreement was submitted for a vote of the stockholders of the Company, I may be deemed to have been an "affiliate" of the Company and the distribution by me of Media Stock and Series D Preferred Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Media Stock and Series D Preferred Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act or is made in conformity with Rule 145 under the Securities Act, or (ii) in the opinion of counsel reasonably acceptable to Acquiror, or pursuant to a "no action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

               4. I understand, that, except as may be provided in a registration rights agreement, if any, to be entered into by Acquiror and me as contemplated by the Merger Agreement, Acquiror is under no obligation to register under the Securities Act the sale, transfer or other disposition of Media Stock or Series D Preferred Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

               5. I understand that Acquiror will give stop transfer instructions to Acquiror's transfer agents with respect to the Media Stock and Series D Preferred Stock and that the certificates for the Media Stock and Series D Preferred Stock issued to me, or any substitutions therefor, will bear a legend substantial to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED _________ __, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND U S WEST, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF U S WEST, INC."

               6. I also understand that unless the transfer by me of my Media Stock or Series D Preferred Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Acquiror reserves the right to place the following legend on the certificates issued to any transferee:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date I acquired Media Stock and Series D Preferred Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to me, (ii) three years shall have elapsed from the date I acquired Media Stock and Series D Preferred Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to me, or (iii) Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Acquiror, or a "no-action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to me.

               Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                             Sincerely,



                                             ___________________________________
                                             Name:

     Accepted this __ day of
     ________ __, 1996:


     U S WEST, INC.


     By:___________________________________
        Name:
        Title:

                                                                       EXHIBIT E
                                                                       ---------



                         CONTINENTAL CABLEVISION, INC.

                          CERTIFICATE OF DESIGNATION
                            OF SERIES B CONVERTIBLE
                   PREFERRED STOCK SETTING FORTH THE POWERS,
                     PREFERENCES, RIGHTS, QUALIFICATIONS,
                        LIMITATIONS AND RESTRICTIONS OF
                        SUCH SERIES OF PREFERRED STOCK

          Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Continental Cablevision, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation by Article FOURTH of the Restated Certificate of Incorporation of the Corporation (as in effect on the date hereof and as amended from time to time in accordance with its terms, the "Restated Certificate of Incorporation"), and in accordance with the provisions of
     Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on ______, 199_, adopted the following resolution creating a series of Preferred Stock designated as Series B Convertible Preferred Stock:

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          1.   Designation and Number.  (a)  The shares of such series shall be
               ----------------------
     designated as "Series B

     Convertible Preferred Stock" (the "Series B Preferred Stock" or "this Series"). The number of shares initially constituting the Series B Preferred Stock shall be 5,650,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number
     --------  -------
     of then outstanding shares of Series B Preferred Stock. Notwithstanding any other provision in this Certificate of Designation, the Corporation shall not be required to issue fractional shares of the Series B Preferred Stock.

          2.   Ranking.  The Series B Preferred Stock shall, with respect to
               -------
     dividend rights and rights on liquidation, dissolution or winding up, rank pari passu with the Series A Preferred Stock and prior to or pari passu with all other classes and series of the Corporation's preferred stock (other than preferred stock that is not convertible into or exchangeable for any class or series of the Corporation's equity securities or for any other property, including without limitation securities other than the Corporation's equity securities referred to herein) and prior to all classes of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock").

          3.   Dividends and Distributions. (a) The holders of shares of Series
               ---------------------------
     B Preferred Stock shall be entitled to receive as and when declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate (the "Dividend Rate") of ___________ ___________________
     percent (_____%) per annum/1/, through

     ____________________

/1/. The Dividend Rate shall be subject to an adjustment such that the final Dividend Rate equals the sum of 5.875%, (the "Base Dividend Rate") plus the Adjustment Amount (as defined below).

     The Base Dividend Rate shall be subject to adjustment in the following manner:
                                                                 (continued....)

     _______________________

     1.   (....continued)

     (i) If the Adjustment Amount is less than seven basis points in absolute terms, then the Adjustment Amount shall be deemed to be zero and the Dividend Rate shall equal the Base Dividend Rate.

     (ii) If the Adjustment Amount is greater than or equal to seven basis points in absolute terms, then the Dividend Rate shall be equal to the Base Dividend Rate plus the Adjustment Amount (whether positive or negative), rounded to the nearest multiple of 0.125%.

     "Adjustment Amount" shall be equal to the product of (x) the sum of (1) the Change In Weighted Average Yield plus (2) the Credit Spread multiplied by (y) the Discount Factor.

     "Average Credit Spread" shall be equal to the average of the difference between the closing bid-side yield of the Corporation's 8.30% senior unsecured notes due 2006 and the 10-year Treasury yield, calculated for each of the 10 Trading Days after announcement of the termination of the transactions contemplated by the Merger Agreement (as defined in Section 12).

     "Change In Weighted Average Yield" shall equal the sum (whether positive or negative) of the following, based upon the average market closing levels of Treasury securities for the 10 Trading Days after announcement of the termination of the transactions contemplated by the Merger Agreement:

     (i) the change (whether positive or negative) since February 27, 1996 in basis points in 3-year Treasury yields x 0.25;

     (ii) the change (whether positive or negative) since February 27, 1996 in basis points in 5-year Treasury yields x 0.25; and

     (iii) the change (whether positive or negative) since February 27, 1996 in basis points in 10-year Treasury yields x 0.25; and

     (iv) the change (whether positive or negative) since February 27, 1996 in basis points in 20-year Treasury yields x 0.25.

     "Credit Spread" shall equal the difference between (A) the product of
1.87234 multiplied by the Average Credit Spread minus (B) 440 basis points.
                                                                 (continued....)

     and_____________________ including the date on which such Series B Preferred Stock is no longer issued and outstanding, which dividends shall be payable in equal quarterly installments on _______, ________, _________ and _______ each year (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, being a "Dividend Payment Date") to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors, but only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. For purposes of calculation of such cash dividends, the Series B Preferred Stock shall be valued at the Stated Value (as defined in Section 12). Such dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance and shall be deemed to accrue from day to day whether or not earned or declared until paid; provided, however, that dividends accrued or
                                    --------  -------
     deemed to have accrued for any period shorter than the full three-month period between Dividend Payment Dates shall be computed based on the actual number of days elapsed in the three-month period for which such dividends are payable. Dividends on the Series B Preferred Stock shall be cumulative. The Dividend Rate per share of Series B Preferred Stock shall be appropriately adjusted from time to time

     __________________

     1.   (...continued)
     "Discount Factor" shall equal 0.55.

For example, if (i) the Base Dividend Rate is 5.875%, (ii) the average 3-year Treasury, 5-year Treasury, 10-year Treasury and 20-year Treasury yields are each 20 basis points lower at closing than they are currently and (iii) the Average Credit Spread is 260 basis points, the Credit Spread would be equal to 47 basis points ((260 x 1.87234) - 440). The resulting Adjustment Amount would be equal to 14.85 basis points ((-20 + 47) x 0.55). Because such Adjustment Amount is greater than seven basis points, the Dividend Rate would be equal to the Base Dividend Rate plus the Adjustment Amount (or 6.0235%), rounded to the yield which is at the nearest multiple of 0.125% (or 6.00%).

     to reflect any split or combination of the shares of the Series B Preferred Stock.

          (b) No dividends or other distributions, other than dividends or other distributions payable solely in shares of capital stock ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock (or cash in lieu of fractional shares with respect to such dividends or distributions) and liquidating distributions which are subject to the provisions of Section 8 hereof, shall be paid or set aside for payment on, and no purchase, redemption or other acquisition shall be made of, any shares of capital stock of the Corporation (other than any class or series of Preferred Stock that, in accordance with Section 2 hereof, (i) ranks senior to the Series B Preferred Stock or (ii) is Parity Stock (as defined in Section 12), so long as any dividend payments per share on Parity Stock as a percentage of accrued and unpaid dividends per share on Parity Stock do not exceed contemporaneous dividend payments per share on the Series B Preferred Stock as a percentage of accrued and unpaid dividends per share on the Series B Preferred Stock), unless and until all accrued and unpaid dividends on the Series B Preferred Stock for any prior quarterly dividend period shall have been declared and paid or a sum sufficient for the payment thereof set aside for such purposes. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

          (c) Any reference to "distribution" contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          (d) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions with respect to such shares except as provided herein.

     4.  Voting.  (a)  The holders of record of shares of Series B
         ------
Preferred Stock shall have no voting rights except as required by law or as set forth below; provided, however, that the rights set forth in Section 4(c) hereof
             --------  -------
may be exercised only to the extent that such exercise would not result in a Legal Prohibition or any violation of applicable law or regulation.

          (b) (i) So long as any shares of Series B Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or representing at least 51% of the shares of Series B Preferred Stock then outstanding (A) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock or (B) amend, alter or repeal any of the provisions of the Certificate or the Restated Certificate of Incorporation, so as in any such case to materially and adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Series B Preferred Stock; provided, however, that an amendment which effects a split of
                 --------  -------
Series B Preferred Stock or which effects a combination of the shares of Series B Preferred Stock into a fewer number of shares shall not be deemed to have any such material adverse effect.

          (ii) No vote or consent of holders of shares of Series B Preferred Stock shall be required for (A) the creation of any indebtedness of any kind of the Corporation, (B) the authorization or issuance of any class of Junior Stock (including any class or series of common stock of the Corporation) or Parity Stock, (C) the authorization, designation or issuance of additional shares of Series B Preferred Stock or

(D) subject to Section 4(b)(i), the authorization or issuance of any other shares of Preferred Stock.

          (c) (i) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be automatically increased by two and the holders of shares of Series B Preferred Stock, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with the holders of any such Parity Stock, to elect two directors of the Corporation.

          (ii) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares on this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 4(c)(i) shall terminate.

          (iii) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 4(c)(ii), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of either (A) shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of Series B Preferred Stock or
(B) shares representing twenty-five percent (25%) of the voting power of shares of all series of Preferred Stock having such voting right, shall call, a special meeting of the holders of all such series of Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this
Section 4(c)(iii), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (iv) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

          (v) Any director elected by holders of such Preferred Stock pursuant to the voting right created under this Section 4(c) shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 4(c)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 4(c)(iii), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

          (vi) In exercising the voting rights set forth in this Section 4(c), each share of Series B Preferred Stock shall have one vote per share.

     5.  Certain Restrictions.  (a)  Whenever dividends or distributions
         --------------------
payable on shares of Series B Preferred Stock as provided in Section 3 for any prior quarterly dividend period are not paid in full, thereafter and until all such unpaid dividends or distributions payable, whether or not declared, on the outstanding shares of Series B Preferred Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation; provided that (A) the Corporation may at any time redeem,
                    --------
purchase or otherwise acquire shares of Junior Stock or Parity Stock, in exchange for any shares of Common Stock or for other capital stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock and (B) the Corporation may accept shares of any Parity Stock for conversion; or (ii) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock; provided that the Corporation may accept shares of Series B
                 --------
Preferred Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 9.

          (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation or to make or extend any loan or advance specified in clause

(iii) of Section 5(a) unless the Corporation could, pursuant to paragraph (a) of this Section 5, purchase such shares at such time and in such manner or make or extend such loan or advance at such time, as the case may be.

     6.  Redemption or Exchange.  (a)  The Corporation shall not have any right
         ----------------------
to redeem any shares of Series B Preferred Stock prior to the third anniversary of the Issue Date (as defined in Section 12). The Corporation may, at its sole option, subject to Section 3(b) hereof, from time to time on and after the third anniversary of the Issue Date, at its election either: (i) redeem, out of funds legally available therefor, all or any part of the outstanding shares of the Series B Preferred Stock at the Redemption Price (as defined in Section 12);
(ii) subject to Section 6(f) hereof, exchange shares of Class A Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Price (as defined in Section 12); or (iii) subject to Section 6(f) hereof, effect a combination of the options described in the foregoing clauses (i) and (ii) (in which event each holder of shares of this Series which are selected for redemption and exchange pursuant to Section 6(e) shall receive the same proportion of cash and shares of Class A Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series selected for redemption and exchange); provided, however, that shares of Series B Preferred Stock shall not be
- --------  -------
redeemable by the Corporation prior to the fifth anniversary of the Issue Date unless the Current Market Price (as defined in Section 12) shall be greater than the product of (x) the Conversion Price (as defined in Section 9) multiplied by
(y) 1.35 , on at least 20 of the 30 Trading Days immediately prior to the date of the notice delivered by the Corporation to holders of shares of Series B Preferred Stock to be redeemed pursuant to paragraph (d) of this Section 6.

          (b) Not more than 60 nor less than 15 Trading Days prior to the Redemption Date, the Corporation shall, if the Series B Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, give notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, that the Corporation has elected in accordance with paragraph (a) of this Section 6 to redeem and/or exchange any or all shares of the Series B Preferred Stock. The notice shall also specify (i) the percentage of the Series B Preferred Stock to be redeemed and/or exchanged, if less than all, (ii) if more than one form of consideration has been elected by the Corporation, the portion of such shares to be redeemed and the portion of such shares to be exchanged, (iii) the Redemption Price and the manner in which the Exchange Price shall be calculated prior to the Redemption Date, and (iv) the procedures to be followed to receive payment of the Redemption Price and/or the Exchange Price, as the case may be; and, a similar notice shall be mailed concurrently to each record holder of shares of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that if the Series B Preferred Stock is owned of record by 50
- --------  -------
or fewer holders or groups of affiliated holders, the Corporation shall publicly announce the information contained in the notice by issuance of a press release and such notice shall be mailed in not more than 60 or less than 15 Trading Days prior to the Redemption Date, and shall set forth the information contained above.

          (c) On or before the Redemption Date, the Corporation shall deposit for the benefit of the holders of shares of Series B Preferred Stock, in the case of a redemption, the funds necessary for such redemption and, in the case of an exchange, certificates representing the shares of Class A Common Stock to be exchanged, with a bank or trust company in the Borough of Manhattan, The City of New York, or in the City of Boston, in either case having a capital and surplus of at least $2,000,000,000. Any moneys or certificates so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption or exchange shall be released from any such deposit and revert to the general funds of the Corporation. After such conversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts or certificates, as the case may be, and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series B Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Redemption Price. In the event that moneys or certificates are deposited pursuant to this paragraph (c) in respect of shares of Series B Preferred Stock that are converted in accordance with the provisions of Section 9, such moneys or certificates, as the case may be, shall, upon such conversion, be released from any such deposit and revert to the Corporation. After such reversion, any such bank or trust company shall pay over to the Corporation such moneys or certificates and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (c) shall be paid from time to time to the Corporation.

          (d) Notice of redemption or exchange having been given as aforesaid, upon the deposit of funds or certificates, as the case may be, pursuant to paragraph (c) in respect of shares of Series B Preferred Stock to be redeemed or exchanged pursuant to this Section 6, notwithstanding that any certificates for such shares to be redeemed or exchanged shall not have been surrendered for cancellation, from and after the Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease and terminate and dividends on the Series B Preferred Stock shall cease to accrue and (iii) all rights of the holders of shares of Series B Preferred Stock to be redeemed or exchange shall cease and terminate, excepting only the right to receive the Redemption Price and/or Exchange Price therefor, without any interest thereon.

          (e) In the event that fewer than all of the outstanding shares of this Series are to be redeemed and/or exchanged pursuant to Section 6(a), subject to clause (iii) of the second sentence of section 6(a), the aggregate number of shares of this Series held by each holder which will be redeemed and/or exchanged shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

          (f) Notwithstanding anything contained herein to the contrary, the Corporation shall not be permitted to exchange any shares of Class A Common Stock (or such other class or series of common stock into which shares of this Series are convertible) for all or any part of the outstanding shares of this Series if such stock which the Corporation seeks to exchange for shares of this Series is not listed or admitted for trading on any national securities exchange or the Nasdaq National Market. In connection with the exchange of any shares of this Series, the Corporation may, but shall not be required to, issue a fraction of a share of Class A Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) and, if the Corporation shall determine not to issue such fraction, the Corporation shall pay a cash payment

(rounded to the nearest cent) equal to such fraction multiplied by the Current Market Price per share of Class A Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) on the last Trading Day prior to the Redemption Date. Notwithstanding the foregoing, this
Section 6(f) shall in no way restrict or limit the Corporation's right to redeem all or any part of the outstanding shares of this Series for cash at the Redemption Price.

     7.  Reacquired Shares.  Any shares of Series B Preferred Stock converted,
         -----------------
redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     8.  Liquidation, Dissolution or Winding Up.  (a)  Upon the liquidation,
         --------------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (i) to the holders of shares of Junior Stock upon liquidation, dissolution or winding up unless, prior thereto, the holders of shares of Series B Preferred Stock, subject to Section 9, shall have received the Liquidation Preference (as defined in Section 12 with respect to each share, or (ii) to the holders of shares of Parity Stock upon liquidation, dissolution or winding up, except distributions made ratably on all such Parity Stock and the Series B Preferred Stock in proportion to the total amounts to which the holders of all shares of such Parity Stock and the Series B

Preferred Stock are entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 8.

     9.  Conversion.  (a)  Each holder of shares of Series B Preferred Stock
         ----------
may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B Preferred Stock into Common Stock as follows. The number of fully paid and nonassessable shares of Class A Common Stock deliverable on conversion of a share of Series B Preferred Stock is referred to as the "Conversion Ratio". The Conversion Ratio shall initially be equal to the quotient of $50 per share divided by the Conversion Price and shall be subject to adjustment from time to time pursuant to paragraph (f) of this Section 9. The "Conversion Price" shall be equal to the product of 1.25 multiplied by the greater of: (i) $20 per share, (ii) if shares of Class A Common Stock are publicly traded on the New York Stock Exchange, then over the fifteen Trading Days beginning the first Trading Day after the announcement of the termination of the Merger Agreement (the "Measurement Period"), (a) if the average of the daily volume of Class A Common Stock traded during the Measurement Period exceeds or is equal to 100,000 shares per day, the average of the Current Market Price of Class A Common Stock over the Measurement Period, or (b) if the average of the daily volume of Class A Common Stock traded during the Measurement Period is less than 100,000 shares per day, the product of .925 multiplied by the average of the Current Market Price of Class A Common Stock over the Measurement Period, or (iii) if shares of Class A Common Stock are publicly traded on the Nasdaq National Market, over the

Measurement Period, (a) if the average of the daily volume of Class A Common Stock traded during the Measurement Period exceeds or is equal to 200,000 shares per day, the average of the Current Market Price of Class A Common Stock over the Measurement Period, or (b) if the average of the daily volume of Class A Common Stock traded during the Measurement Period is less than 200,000 shares per day, the product of .925 multiplied by the average of the Current Market Price of Class A Common Stock over the Measurement Period.

          (b) Conversion of the Series B Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the Commonwealth of Massachusetts (the "Transfer Agent") or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation, of the certificate for such Series B Preferred Stock to be converted at any time after the Issue Date accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all issue, stamp, documentation and transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue, stamp, documentation, transfer and other taxes (other than taxes based on gross or net income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if such notice shall specify a name or names other than that of such holder, (a) payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), and (b) unless such issuance is registered under the Securities Act and all applicable state securities laws, the holder of the applicable shares of Series B Preferred Stock which are to be converted into Class A Common Stock hereunder shall have furnished to the Corporation evidence satisfactory to it that such issuance is exempt from registration under the Securities Act and all applicable state securities laws, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non assessable full shares of Class A Common Stock to which the holder of shares of Series B Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Class A Common Stock in accordance herewith, and the person entitled to receive the shares of Class A Common Stock shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series B Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 2 days); but the surrender of shares of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series B Preferred Stock were surrendered, and at the Conversion Ratio in effect at the date of such surrender.

          (c) In case any shares of Series B Preferred Stock are to be redeemed pursuant to Section 6, the right of conversion under this Section 9 shall cease and terminate as to the shares of Series B Preferred Stock to be redeemed at the close of business on the second Business Day next preceding the Redemption Date unless the Corporation shall default in the payment of the Redemption Price.

          (d) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Class A Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Class A Common Stock on the Trading Day on which such shares of Series B Preferred Stock are deemed to have been converted. If more than one share of Series B Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Class A Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered.

          (e) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

          (f) The Conversion Ratio shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Class A Common Stock which the holder would have owned or been entitled to receive had such shares of Series B Preferred Stock been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

          (ii) If the Corporation shall issue rights, warrants or options to all holders of Class A Common Stock entitling them (for a period not exceeding 45 days from the record date referred to below) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Current Market Price (determined over the Value Period (as defined in Section 12) as of the date of determination of stockholders entitled to receive such rights, warrants or options), then, in any such event, the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio in effect immediately prior to the opening of business on such record date by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding on such record date plus the maximum number of additional shares of Class A Common Stock offered for subscription pursuant to such rights, warrants or options, and the denominator of which shall be the number of shares of Class A Common Stock outstanding on such record date plus the maximum number of additional shares of Class A Common Stock which the aggregate offering price of the maximum number of shares of Class A Common Stock so offered for subscription or purchase pursuant to such rights, warrants or options would purchase at such Current Market Price (determined by multiplying such maximum number of shares by the exercise price of such rights, warrants or options (plus any other consideration received by the Corporation upon the issuance or exercise of such rights, warrants or options) and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, warrants or options, the Conversion Ratio shall be readjusted to the Conversion Ratio which would then be in effect had the adjustments made upon the record date for the determination of stockholders entitled to receive such rights, warrants or options been made upon the basis of delivery of only the number of shares of Class A Common Stock actually delivered and the amount actually paid therefor. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Class A Common Stock at a price per share less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, warrants or options. The value of such consideration, if other than cash, shall be determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive.

          (iii) If the Corporation shall pay a dividend or make a distribution to all holders of outstanding shares of Class A Common Stock, of capital stock, cash, evidences of its indebtedness or other assets of the Corporation (but excluding (x) any cash dividends or distributions (other than Extraordinary Cash Distributions) and (y) dividends or distributions referred to in Section 9(f)(i)), then the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price (determined over the Value Period as of such record date), and the denominator of which shall be such Current Market Price less either (A) the fair market value (as determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive), as of such record date, of the portion of the capital stock assets or evidences of indebtedness to be so distributed applicable to one share of Class A Common Stock or (B), if applicable, the amount of the Extraordinary Cash
     Distribution to be distributed per share of Class A Common Stock. The adjustment pursuant to the foregoing provisions of this Section 9(f)(iii) shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.

          (iv) In lieu of making an adjustment to the Conversion Ratio pursuant to Sections 9(f)(i), 9(f)(ii) or 9(f)(iii) above for a dividend or distribution or an issue or rights, warrants or options, the Corporation may distribute to the holders of shares of Series B Preferred Stock, or reserve for distribution with each share of Class A Common Stock delivered to a person converting a share of Series B Preferred Stock pursuant to this
     Section 9, such dividend or distribution or such rights, warrants or options; provided, however, that in the case of such a reservation, on the
              --------  -------
     date, if any, on which a person converting a share of Series B Preferred Stock would no longer be entitled to receive such dividend or distribution or to receive or exercise such rights, warrants or options, such dividend or distribution shall be deemed to have occurred, or such rights, warrants or options shall be deemed to have issued, and the Conversion Ratio shall be adjusted as provided in Section 9(f)(i), 9(f)(ii) or 9(f)(iii), as the case may be (with such termination date being the relevant date of determination for purposes of determining the Current Market Price).

          (v) The Corporation shall be entitled to make such additional increases in the Conversion Ratio, in addition to those required by subsections 9(f)(i) thorough 9(f)(iii), as shall be determined by the Board of Directors to be necessary in order that any dividend or distribution in Class A Common Stock, any subdivision, reclassification or combination of shares of Class A Common Stock or any issuance of rights or warrants referred to above, shall not be taxable to the holders of Class A Common Stock for United States Federal income tax purposes.

          (vi) To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Ratio by any amount for any period of time if the period is at least 20 Trading Days, the increase is irrevocable during such period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

          (vii) In any case in which this Section 9(f) shall require that any adjustment be made effective as of or immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in Section 10) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Class A Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of Class A Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Conversion Ratio prior to adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to
     Section 9(d); provided, however, that the Corporation shall deliver to such
                   --------  -------
     holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (viii) For purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or a Subsidiary of the Corporation.

          (ix) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (f).

          (x) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (f) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

          (g) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (f)(i) of this Section 9), or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Class A Common Stock issuable upon such conversion prior to the consummation of such Transaction,the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Class A Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Class A Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this
     Section 9 with respect to rights and interests thereafter of the holders of shares of Series B Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series B Preferred Stock remaining outstanding. In case securities or property other than Class A Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 9 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person (as defined in Section 12) thereof shall assume, by written instrument mailed to each record holder of shares of Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof if such shares are held by 50 or fewer holders or groups of affiliated holders or to each Transfer Agent for the shares of Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof, if such shares are held by a greater number of holders, the obligation to deliver to such holder such cash and such securities to which, in accordance with the foregoing provisions, such holder is entitled and such Surviving Person shall have mailed to each record holder of shares of Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof, if such shares are held by 50 or fewer holders or groups of affiliated holders, or to each Transfer Agent for the shares of Series B Preferred Stock, if such shares are held by a greater number of holders, an opinion of independent counsel for such Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person (subject to customary exceptions).

               (h) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 10 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the record holders of the Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (g) of this Section 9 applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock and of the Series B Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Series B Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

               (i) The Corporation will at no time effect conversion of any Series B Preferred Stock pursuant to this Section 9, and any purported conversion of any Series B Preferred Stock shall be null and void, if such conversion would result in the violation of a Legal Prohibition (as defined in Section 12).

               (j) All calculations under this Section 9 shall be made to the nearest cent or to the nearest one one-hundredth of a share of Common Stock as the case may be. Notwithstanding any other provision of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least 1.00% of such Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00% in the Conversion Ratio. Any adjustments under this Section 9 shall be made successively whenever an event requiring such an adjustment occurs.

               (k) Upon the surrender of certificates representing shares of Series B Preferred Stock in accordance with the terms hereof, the Person converting or exchanging shall be deemed to be the holder of record at such time of the shares of Class A Common Stock and other securities or property issuable on such conversion or exchange and all rights with respect to the shares of Series B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Class A Common Stock or other securities or property issuable on such conversion or exchange, as the case may be. If any shares of Series B Preferred Stock are surrendered for conversion or exchange subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption or exchange on a Redemption Date between such record date and Dividend Payment Date), the registered holder of such shares at the closed of business on such record date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 9, no adjustments in respect of payments of dividends on shares surrendered for conversion or exchange or any dividend on the Common Stock issued upon conversion or exchange shall be made upon the conversion or exchange of any shares of this Series.

               (l) The Corporation will endeavor to list the shares of (or depositary shares representing fractional interests in) Class A Common Stock required to be delivered upon conversion of shares of Series B Preferred Stock prior to such delivery upon the principal national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery.

          10.  Reports as to Adjustments.  Upon any adjustment of the Conversion
               -------------------------
     Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 9, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series B Preferred Stock and Common Stock a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 9. The Corporation shall also promptly after the making of such adjustment give written notice to the record holders of the Series B Preferred Stock at the address of each holder as shown on the books of the Corporation maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by
     Section 9, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to record holders of the Series B Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 9(h).

          11.  Certain Covenants.  Any record holder of Series B Preferred Stock
               -----------------
     may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          12.  Definitions.  For the purposes of this Certificate of Designation
               -----------
     of Series B Convertible

     Preferred Stock, the following terms shall have the meanings indicated:

               "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series B Preferred Stock filed with respect to this Certificate of Designation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware.

               "Class A Common Stock" and "Class B Common Stock" each shall have the meaning assigned to such term in the Corporation's Restated Certificate of Incorporation. "Common Stock" shall mean either the Class A Common Stock or the Class B Common Stock.

               "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting systems with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices, as reported by the Nasdaq National Market or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by the primary professional market maker making a market in the Common Stock or such other securities as selected by the Board of Directors of the Corporation. If the Common Stock is not publicly held or so listed or publicly traded, "Current Market Price" shall mean the amount as determined by investment bankers mutually agreeable to the Corporation and the holders of a majority of the outstanding shares of Series B Preferred Stock (the fees and expenses of which shall be paid by the Corporation) equal to the net proceeds that would be expected to be received by a stockholder of the Corporation from the sale of such shares of Common Stock in an underwritten public offering after being reduced by pro forma expenses and underwriting discounts and commissions. If securities other than Common Stock are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of such other securities as determined by an independent investment banking firm mutually agreeable to the Corporation and the holders of a majority of the outstanding shares of Series B Preferred Stock (the fees and expenses of which shall be paid by the Corporation).

               "Dividend Payment Date" shall have the meaning set forth in
     Section 3(a) hereof.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Exchange Price" for each share of this Series called for exchange shall be a number of shares of Class A Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) equal to the quotient of (x) the sum of (I) the Stated Value plus (II) the amount of accrued or unpaid dividends on this Series to the Redemption Date divided by (y) the product of (I) .95 multiplied by (II) the Current Market Price determined over the Value Period as of the Redemption Date.

               "Extraordinary Cash Distributions" shall mean, with respect to any consecutive 12-month period, all cash dividends and cash distributions on the outstanding shares of Series B Preferred Stock during such period (other than cash dividends or cash distributions for which a prior adjustment to the Conversion Ratio was previously made) to the extent such cash dividends and cash distributions exceed, on a per share of Series B Preferred Stock basis, 10% of the average daily Closing Price of the Series B Preferred Stock over such period.

               "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

               "Issue Date" shall mean the date on which shares of Series B Preferred Stock are issued.

               "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock.

               "Legal Prohibition" shall mean any law, statute, rule, regulation or judicial or administrative decision which would prohibit a holder of Series B Preferred Stock from owning such number of shares of Common Stock which such holder would receive upon converting the Series B Preferred Stock or which would require the Corporation to dispose of any assets or terminate any business activity as a result of a holder of the Series B Preferred Stock owning such number of shares of Common Stock which such holder would receive upon converting the Series B Preferred Stock.

               "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the Stated Value plus an amount per share equal to all unpaid dividends accrued thereon to the date of final distribution to the holder thereof (without interest).

               "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 27, 1996, between the Corporation and US WEST, Inc., a Delaware Corporation.

               "Parity Stock" shall mean the Series A Participating Convertible Preferred Stock and any other capital stock of the Corporation (other than Junior Stock) ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock.

               "Person" shall mean any individual, firm, trust, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Preferred Stock" shall mean the class of Preferred Stock, par value $0.01 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

               "Redemption Date" shall mean the date on which the Corporation shall effect the redemption or exchange, as the case may be, of all or any part of the outstanding shares of the Series B Preferred Stock pursuant to
     Section 6 hereof.

               "Redemption Price" in respect of a share of Series B Preferred Stock shall mean the Stated Value as of the Redemption Date, plus an amount per share equal to all unpaid dividends thereon, whether or not declared, to the date of redemption (without interest).

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Restated Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Restated Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series B Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               "Stated Value" in respect of the Series B Preferred Stock shall initially be $50 per share, as appropriately adjusted from time to time to reflect any split or combination of the shares of the Series B Preferred Stock.

               "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

               "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving person, but in connection with which the Series B Preferred Stock or Common Stock of the

     Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or other property; provided, however, if such
                                                 --------  -------
     Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

               Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

               "Transaction" has the meaning specified in Section 9(g).

               "Value Period" shall mean the ten (10) consecutive Trading Days ending on the third Trading Day immediately preceding the applicable date.

               IN WITNESS WHEREOF, Continental Cablevision, Inc. has caused this
     Certificate to be duly executed in its corporate name as of the     th day
     of [          ]




                                        CONTINENTAL CABLEVISION, INC


                                        By__________________________


     Attest:


     _____________________

                                                                       EXHIBIT F
                                                                       ---------


                         REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of _________ __, 199_ among Continental Cablevision, Inc., a Delaware corporation (the "COMPANY"), and U S WEST, Inc., a Delaware corporation (the "HOLDER").

                                   RECITALS
                                   --------

       A. This Agreement is being entered into in connection with, and pursuant to section [_.__] of, the Agreement and Plan of Merger, dated as of February 27, 1996, between the Company and the Holder (the "MERGER AGREEMENT").

       B. The Company has heretofore entered into (i) a Registration Rights Agreement dated as of June 22, 1992 with Corporate Partners, L.P. and certain other signatories thereto and (ii) an amendment thereto dated as of July 15, 1992 (said Registration Rights Agreement and amendment are hereinafter referred to as the "CP AGREEMENT").

       C. The Company has heretofore entered into a Registration Rights Agreement dated as of July 15, 1992 with Boston Ventures Limited Partnership III and certain other signatories thereto (said Registration Rights Agreement is hereinafter referred to as the "BV AGREEMENT").

       D. The Company has heretofore entered into a Registration Rights Agreement dated as of October 5, 1995 with The Providence Journal Company, as Representative, and certain other signatories thereto (said Registration Rights Agreement is hereinafter referred to as the "PROJO AGREEMENT").

       E. It is intended by the Company and the Holder that this Agreement shall become effective immediately upon the issuance to the Holder of the [_________] shares of Series D Convertible Preferred Stock, par value $.01 per share, of the Company to be issued pursuant to Section [_.__] of the Merger Agreement (the "PREFERRED SECURITIES").

                                   AGREEMENT
                                   ---------

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, each hereby agrees as follows:


                                  ARTICLE 1.

                       REGISTRATION UNDER SECURITIES ACT
                       ---------------------------------

       Section 1.01  Registration Upon Request.  (a)  Request. Subject to the
                     -------------------------        -------
     provisions of this Agreement (including Section 4.11 hereof), upon the written request of the Holder requesting that the Company effect the registration under the Securities Act of Registrable Securities (as hereinafter defined), which request shall specify in reasonable detail the number of Registrable Securities to be registered and the intended method of distribution thereof, the Company shall use its best efforts to register under the Securities Act (a "DEMAND REGISTRATION"), including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if the Company is then eligible to use such a registration, as expeditiously as may be practicable, the Registrable Securities which the Company has been requested to register by the Holder, all to the extent requisite to permit the disposition of such Registrable Securities in accordance with the plan of distribution set forth in the applicable registration statement. In the case of such Demand Registration, the Holder must request registration of Registrable Securities representing not less than such number of Registrable Securities the Expected Proceeds of which, on the date of the aforementioned written request, would equal at least $100 million unless such registration request is for all remaining Registrable Securities.

            (b)  Registration of Other Securities.  Whenever the Company shall
                 --------------------------------
     effect a registration pursuant to this Section 1.01 in connection with an underwritten offering by the Holder of Registrable Securities, no securities (other than Registrable Securities) shall be included among the securities covered by such registration if the managing underwriter, if any, of such offering shall have advised the Holder and the Company in writing of its belief that the inclusion of such other securities would substantially interfere with such offering.

            (c)  Registration Statement Form.  Registrations under this Section
                 ---------------------------
     1.01 shall be on such appropriate registration form of the Commission as shall be selected by the Company and available to it under the Securities Act. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Holder and counsel to the Company, is reasonably required to be included therein under the Securities Act.

            (d)  Limitations on Registration; Expenses.  The Company will not be
                 -------------------------------------
     required to effect more than two (2) Demand Registrations pursuant to this
     Section 1.01. Subject to the provisions of Sections 1.01(h) and 1.02(b) hereof, the Company shall pay the Registration Expenses in connection with such Demand Registration.

            (e)  Effective Registration Statement.  Subject to the provisions of
                 --------------------------------
     Section 1.01(i) hereof, a registration requested pursuant to this Section
     1.01 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the Commission or other governmental agency or court for any reason not attributable to any of the Holder and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holder.

            (f)  Selection of Underwriters.  In the case of such Demand
                 -------------------------
     Registration, the selection of any managing underwriter(s) shall be made by the Company (with the consent of the Holder, which consent shall not be unreasonably withheld), provided, however, that (i) the Holder shall be
                             --------  -------
     entitled to select (with the consent of the Company, which consent shall not be unreasonably withheld) one (1) managing underwriter other than the lead managing underwriter, and (ii) the selection of the underwriters (other than the managing underwriter(s)) shall be made by the mutual agreement of the Company and the Holder.

            (g)  Certain Requirements in Connection with Registration Rights. In
                 -----------------------------------------------------------
     the case of such Demand Registration, if the Holder has determined to enter into one or more underwriting agreements in connection therewith, no Person may participate in such Demand Registration unless such Person agrees to sell his or its securities on the basis provided in the underwriting arrangements and completes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents which are reasonable and customary under the circumstances.

            (h)  Priority in Demand Registration.  If the managing underwriter
                 -------------------------------
     of any underwritten offering shall
     advise the Company in writing (with a copy to the Holder) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holder, the Company will reduce to the number which the Company is so advised can be sold in such offering within such price range (the "Actual Number of Securities to be Registered"), the Registrable Securities requested to be included in such registration. If, as a result of any such reduction, the number of Registrable Securities requested to be included in such registration by the Holder of the Registrable Securities is reduced by twenty-five percent (25%) or more, then notwithstanding anything to the contrary contained in this Agreement, a Demand Registration in connection with such registration will not be deemed to have been effected under Section 1.01(e) hereof; provided, however, that the provisions of this sentence shall apply to and
     --------  -------
     be operative in respect of only the first request in writing made by the Holder under this Section 1.01 for the registration of Registrable Securities. In the case of such a registration which would have been deemed to be a Demand Registration under Section 1.01(e) hereof but for the application of the immediately preceding sentence of this Section 1.01(h),
     (i) the Company nonetheless shall pay the Registration Expenses of the Holder in connection with such registration, and (ii) no securities other than Registrable Securities shall be covered by such registration.

            (i)  Certain Other Matters.  For purposes of Section 1.01(e)(i)
                 ---------------------
     hereof, should a Demand Registration not become effective due to the failure of the Holder to perform its obligations under this Agreement or the inability of the Holder to reach agreement with the underwriters on price or other customary terms for such transaction, or in the event the Holder withdraws or does not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, except as otherwise provided in the last sentence of this
     Section 1.01(i), such Demand Registration shall be deemed to have been effected. In such event, the Holder shall reimburse the Company for all of the Registration Expenses (other than the Registration Expenses referred to in clause (a) of the definition of Registration Expenses) incurred by the Company in the preparation, filing and processing of such registration. If such reimbursement is made within thirty (30) business days following a request therefor, a Demand Registration shall not be deemed to have been effected for purposes of this Section 1.01.

       Section 1.02  Incidental Registration. (a)  Rights to Include.  Subject
                     -----------------------       -----------------
     to the provisions of this Agreement (including Section 4.11 hereof)and the rights of the holders of the CP/BV Registrable Securities under the BV Agreement or the CP Agreement, if at any time the Company proposes to register the offering for cash of any shares of Class A Common Stock under the Securities Act on Form S-1, S-2 or S-3 (or any successor or similar form thereto) for the account of the Company, the Company shall furnish prompt written notice to the Holder of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of the Holder made to the Company within fifteen (15) business days after the delivery of the aforementioned notice by the Company, which request shall specify the number of shares of Registrable Securities intended to be registered, the Company shall include such Registrable Securities in such registration, subject however to the following sentence of this Section 1.02(a) and to the provisions of Section 1.02(c) hereof. If the Company shall thereafter determine in its sole discretion not to register or to delay the registration of such securities, the Company may, at its election, provide written notice of such determination to the Holder and, (i) in the case of a determination not to effect a registration, shall thereupon be relieved of the obligation to register such Registrable Securities (but, under such circumstances, the Company shall pay any Registration Expenses reasonably incurred by the Holder until such time as the Holder received the Company's written notice) and, (ii) in the case of a determination to delay a registration, shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account. No incidental registration effected pursuant to this Section 1.02 shall be deemed to have been effected or otherwise relieve the Company of any of its obligations to the Holder pursuant to
     Section 1.01 hereof.

            (b)  In connection with any incidental registration as provided in
     Section 1.02(a) hereof, the Company shall pay the Registration Expenses for the registration in question.

            (c)  Priority in Incidental Registrations.  If the lead managing
                 ------------------------------------
     underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration would substantially interfere with (including without limitation adversely affect the pricing of) such offering, then the Company will include in such registration, to the extent of the number and type which the

     Company is so advised can be sold in (or during the time of) such offering without such substantial interference, FIRST, all securities proposed by the Company to be sold for its own account, SECOND, subject to the provisions of Section 4.11 hereof, all securities of the Company ranking senior to or on a parity with (as to rights to dividends and upon liquidation) the Company's Series A Participating Convertible Preferred Stock ("Senior Securities") and CP/BV Registrable Securities requested to be included in such registration (such securities to be included in such registration pro rata on the basis of the Expected Proceeds from the sale thereof), and THIRD, any other securities of the Company requested to be included in such registration.


       Section 1.03  Registration Procedures.  If and whenever the Company is
                     -----------------------
     required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as practicable:

            (a) In the case of a Demand Registration, use its best efforts to prepare and file with the Commission and obtain the effectiveness of a registration statement on such form as is available for the sale of Registrable Securities by the Holder in accordance with the plan of distribution set forth in such registration statement; provided, however,
                                                            --------  -------
     if a request for registration pursuant to Section 1.01 hereof is made within sixty (60) days before the end of the Company's fiscal year and the Company is not then eligible to effect a registration under the Securities Act by use of Form S-3 (or other comparable short-form registration statement), the Company shall be entitled to delay the filing of such registration statement until the earlier of (i) such time as the Company receives audited financial statements for such fiscal year and (ii) the expiration of 90 days after the last day of such fiscal year; and provided,
                                                                       --------
     further, that if the Company shall furnish to the Holder a certificate
     -------
     signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on the date filing would be required under this Agreement because such registration would require premature disclosure of any acquisition, corporate reorganization or other material transaction involving the Company and that it is therefore essential to defer taking action with respect to the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not to exceed ninety

     (90) days, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

            (b) Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for up to ninety (90) days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 90-day period); and to comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by such registration statement during such time as such registration statement is effective.

            (c) Furnish to the Holder and each underwriter of the Registrable Securities being sold, as the Holder and such underwriter may reasonably request in order to facilitate the disposition of Registrable Securities in accordance with the plan of distribution set forth in such registration statement, (i) such number of copies (including manually executed and conformed copies) of such registration statement and of each such amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (ii) such number of copies of the prospectus used in connection with such registration statement (including each preliminary prospectus and the final prospectus filed pursuant to Rule 424(b) under the Securities Act), and (iii) such other documents incident thereto.

            (d) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions in which an exemption is not available as the Holder and the managing underwriter shall reasonably request, and do any and all other reasonable acts and things which may be necessary or advisable to permit the offering and disposition of Registrable Securities in such jurisdictions in accordance with the plan of distribution set forth in the registration statement; provided, however,
                                                           --------  -------
     the Company shall not be required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 1.03, be obligated to do so.

            (e) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary in the reasonable judgment of counsel for the Holder and the Company to facilitate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in such registration statement.

            (f) Notify the Holder and the managing underwriter, if any, promptly and, if requested by any such Person, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to such registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (ii) of any request by the Commission for amendments or supplements to such registration statement or related prospectus, or any written request by the Commission for additional information, (iii) of the issuance by the Commission of any stop order or the receipt of notice of the initiation of any proceedings for such or a similar purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment and the Holder shall cooperate in all reasonable respects in such efforts),
     (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the receipt of notice of the initiation or threatening of any proceeding for such purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such suspension at the earliest possible moment and the Holder shall cooperate in all reasonable respects in such efforts), (v) of the occurrence of any event during the period when a prospectus with respect to the Registrable Securities is required to be delivered under the Securities Act which requires the making of any changes to such registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to the Holder and any managing underwriter a reasonable number of copies of a supplemented or amended prospectus or preliminary prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus or preliminary prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (vi) of the Company's determination that the filing of a post-effective amendment to such registration statement shall be necessary or appropriate. The Holder shall be deemed to have agreed by its acquisition of Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (v) of this Section 1.03(f), the Holder shall forthwith discontinue the Holder's offer and disposition of Registrable Securities until the Holder shall have received copies of an appropriately supplemented or amended prospectus or preliminary prospectus and, if so directed by the Company, shall deliver to the Company, at its expense, all copies (other than permanent file copies) of the prospectus or preliminary prospectus covering such Registrable Securities which are then in the Holder's possession. In the event the Company shall provide any notice of the type referred to in the preceding sentence, the 90-day period mentioned in Section 1.03(b) hereof shall be extended by the number of days from and including the date such notice is provided to and including the date when each seller of any Registrable Securities covered by such registration statement and the managing underwriter shall have received copies of the corrected prospectus contemplated by clause (v) of this Section 1.03(f), plus an additional seven (7) days. The underwriters or, if there are no underwriters, the Holder shall deliver such supplemented or amended prospectus or preliminary prospectus to all purchasers or offerees of the Registrable Securities sold by it to which such delivery may be required or advisable under the Securities Act and any applicable state securities or "blue sky" laws.

            (g) Otherwise use its best efforts in connection with each registration and offering of Registrable Securities hereunder to comply with all applicable rules and regulations of the Commission, as the same may hereafter be amended, including section 11(a) of the Securities Act and Rule 158 thereunder.

            (h) Use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange on which the same class of securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange and, if requested by the Holder, cause all such Registrable Securities that are of a different class or series than those Company securities already listed or traded to be listed on one (but not more than one) securities exchange reasonably requested by the Holder.

            (i) Engage and provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (j) Furnish to the Holder a signed counterpart of an opinion from counsel to the Company, and a "cold comfort" letter from the Company's independent certified public accounting firm covering such matters of the type customarily covered by such opinions and "cold comfort" letters as any managing underwriter and the Holder shall reasonably request.

          (k) Subject to confidentiality restrictions reasonably required by the Company, at reasonable times and upon reasonable notice, and as necessary to permit a reasonable investigation with respect to the Company and its business in connection with the preparation and filing of such registration statement, make available for inspection by the Holder, by any managing underwriter or other underwriters participating in any disposition of Registrable Securities, and by any attorney, accountant or other agent, representative or advisor retained by any such seller or underwriters, all pertinent financial and other records and corporate documents of the Company; and cause all of the Company's officers, directors and employees to discuss pertinent aspects of the Company's business with the Holder and any such underwriter, accountant, agent, representative or advisor in connection with such registration statement; provided, however, that the
                                                  --------  -------
     Company shall not be obligated pursuant to this Section 1.03(k) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          (l) Permit the Holder, if the Holder, in the judgment of its counsel, might be deemed to be a "control person" of the Company (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act), to participate in the preparation of such registration statement and include therein material, furnished to the Company in writing which, in the reasonable judgment of the Holder and its counsel, is required to be included therein; and

          (m) If any registration statement refers to the Holder by name or otherwise as the holder of any securities of the Company, and if the Holder reasonably believes it is or may be deemed to be a control person in relation to, or an Affiliate of, the Company, then the Holder shall have the right to require (i) the insertion in such registration statement of language, in form and substance reasonably satisfactory to the Holder, to the effect that the ownership by the Holder of such securities is not to be construed as and is not intended to be a recommendation by the Holder of the investment quality of, or the relative merits and risks attendant to the purchase of, the Company's securities covered thereby, and that such ownership does not imply that the Holder will assist in meeting any future financial or operating requirements of the Company, or (ii) in the case where the reference to the Holder by name or otherwise is not required by the Securities Act or any similar federal or state statute then in effect, the deletion of the reference to the Holder.

          Section 1.04  Underwritten Offerings.  (a)  Requested Underwritten
                        ----------------------        ----------------------
     Offerings.  If requested by the underwriters for any underwritten offering
     ---------
     by the Holder of Registrable Securities pursuant to a Demand Registration, the Company and the Holder will use their best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement (i) to be reasonably satisfactory in substance and form to the Company, the Holder and the underwriters and (ii) to contain such representations and warranties by the Company and such other terms as are reasonable and customary in the circumstances on the part of an issuer in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Article 2 hereof. The Holder shall cooperate with the Company in the negotiation of the underwriting agreement, and shall be party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. The Company shall notify the Holder if at any time the representations and warranties contemplated by such underwriting agreement cease to be true and correct in all material respects. The Holder shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding the Holder, the Holder's Registrable Securities and the Holder's intended method of distribution as otherwise required by law.

               (b)  Incidental Underwritten Offerings. If the Company proposes
                    ---------------------------------
     to register any of its securities under the Securities Act as contemplated by Section 1.02 hereof and such securities are distributed by or through one or more underwriters, the Holder of Registrable Securities to be distributed by such underwriters shall be party to the underwriting agreement between the Company and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. The Company shall notify the Holder if at any time the representations and warranties contemplated by such underwriting agreement cease to be true and correct in all material respects. The Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holder, the Holder's Registrable Securities and the Holder's intended method of distribution or as otherwise required by law.

               (c)  Limitations on Sale or Distribution of Other Securities.
                    -------------------------------------------------------
     Anything herein to the contrary notwithstanding (including Section 1.01(a) hereof), if the Company shall file a registration statement with respect to any of the Company's securities, whether or not for its own account, by means of an underwritten offering, the Holder agrees not to effect any public sale or distribution of any Registrable Securities, including any resale pursuant to Rule 144 under the Securities Act, and to use the Holder's best efforts not to effect any such public sale or distribution (other than as part of such underwritten offering) of any other securities which, with notice, lapse of time and/or payment of monies, are exchangeable or exercisable for or convertible into any Registrable Securities, during the 15-day period prior to, and during the 120-day period (or such longer period as shall have been requested by the managing underwriters) commencing on, the effective date of the registration statement filed with the Commission in connection with such underwritten offering.

               (d) In order to ensure compliance with the provisions of Section 1.04(c) hereof, the Company hereby agrees to notify the Holder as to the status and proposed effective date of any registration statement of the Company which is filed with the Commission.

               (e) The Company hereby agrees not to effect, except pursuant to employee benefit plans, any public sale or distribution of any securities of the same class as (or otherwise similar to) the Registrable Securities, or any securities which, with notice, lapse of time and/or payment of monies, are exchangeable or exercisable for or convertible into any such securities during the 15-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the Commission in connection with an underwritten offering effected pursuant to Section 1.01 of this Agreement, except to the extent otherwise required by the CP Agreement, the BV Agreement or the ProJo Agreement.

               (f) Without limiting the generality of the foregoing, the provisions of Section 1.04(c) hereof shall not apply to the Holder if the Holder is prevented by statute or other applicable regulation from agreeing to such provisions.

          Section 1.05   Certain Agreements of the Company and Holder.  (a)  The
                         --------------------------------------------
     Holder, in connection with any registration of Registrable Securities, shall furnish to the Company such information regarding the Holder and the plan of distribution proposed by the Holder as the Company may reasonably request and as shall reasonably be required in connection with any registration, qualification or compliance referred to in this Agreement. In the case of a Demand Registration, the Company agrees that any plan of distribution included in the registration statement (which plan relates to the Holder) shall be as reasonably specified by the Holder.

               If requested by the Company, information with respect to the Holder required, in the opinion of counsel for the Company, to be included pursuant to the Securities Act in any registration statement or prospectus for an offering of Registrable Securities shall be furnished to the Company promptly by the Holder in writing in a form specifically and expressly for use in such registration statement or prospectus.

               (b) If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not have been theretofore registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or the Holder's transferee furnish to the Company (i) such information as is necessary in order to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the Holder or the Holder's transferee, an opinion of legal counsel designated by the Holder or the Holder's transferee to the effect that such transfer may be made without registration under the Securities Act, except that nothing contained in this Section 1.05(b) shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Agreement.

               (c) The Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information that the Holder may obtain from the Company, and that the Company has marked "Confidential", "Proprietary" or "Secret" or has otherwise identified as being such, pursuant to financial information, reports and other materials and discussions with officers, directors, employees or agents made available by the Company as required hereunder unless such information is or becomes known to the Holder from a Person other than the Company (other than as a result of a breach of a duty of confidentiality owed to the Company by such Person) or is or becomes publicly known other than as a result of a breach of this provision, or unless the Company gives its written consent to the Holder's release of such information, except that no such written consent shall be required (and the Holder shall be free to release such information) if such information is to be provided to the Holder's counsel or accountant, or to an officer, director, employee, advisor or partner of the Holder, provided that the Holder shall inform the
                                       --------
     recipient of the confidential nature of such information, and shall require the recipient to treat the information as confidential to the same extent as the Holder.

               (d) The Holder agrees to perform any further acts and to execute and deliver any further documents that may reasonably be requested or necessary to confirm, or to carry out, the provisions of this Agreement (including the provisions of Article 2 of this Agreement).

                                   ARTICLE 2.

                                INDEMNIFICATION
                                ---------------

          Section 2.01  Indemnification.  (a)  With respect to each registration
                        ---------------
     of Registrable Securities pursuant to this Agreement, the Company hereby indemnifies, to the fullest extent permitted by law, the Holder, its officers and directors, if any, and each Person, if any, who controls the Holder within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and reasonable expenses (under the Securities Act, common law and otherwise), joint or several, caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light (in the case of a prospectus) of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading if used prior to the effective date of such registration statement (unless such statement or omission is corrected in the final prospectus and the Company has previously furnished copies thereof to the Holder included in such registration which is seeking such indemnification and to the underwriters of the registration in question); provided, however, that such
                                       --------  -------
     indemnification shall not extend to any such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses which are caused (x) by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Company by the Holder or any underwriter thereof specifically and expressly for use in any such registration statement or prospectus or (y) any failure by the Holder or any underwriter to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company.

               (b) In the case of an underwritten offering in which the registration statement covers Registrable Securities, the Company agrees to indemnify the underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act, to the extent customary in the circumstances for an issuer in an underwritten public offering.

               (c) In connection with any written information furnished to the Company or any underwriter of any underwritten offering specifically and expressly for use in a registration statement with respect to the Holder, the Holder hereby indemnifies severally (but not jointly), to the fullest extent permitted by law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light (in the case of a prospectus) of the circumstances under which they were made, not misleading; provided, however, that the indemnification set forth
                           --------  -------
     in this Section 2.01(c) shall only apply if, and the Holder shall be liable hereunder if and only to the extent that, any such loss, claim, damage or liability arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission, made in reliance upon and in conformity with information pertaining to the Holder, which is furnished in writing to the Company or any underwriter of any underwritten offering by the Holder expressly for use in any such registration statement or prospectus.

               (d) In the case of an underwritten offering of Registrable Securities, the Holder shall agree to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act, to the extent customary in the circumstances for a selling stockholder in an underwritten public offering.

          Section 2.02  Notices of Claims.  (a)  Any Person seeking
                        -----------------
     indemnification under the provisions of this Article 2 shall, promptly after receipt by such Person of notice of the existence of such claim or of the commencement of any action, suit, claim or proceeding, notify each party against whom indemnification is to be sought in writing of the existence or commencement thereof; provided, however, the failure so to
                                        --------  -------
     notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Article 2 or from any liability which the indemnifying party may otherwise have (except if and to the extent that it has been prejudiced in any material respect by such failure). In case any such action, suit, claim or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, except as otherwise provided in Section 2.02(c) hereof. Upon delivery of such notice by the Company (if it is the indemnifying party) to such indemnified party and approval of such counsel by such indemnified party, the Company will not be liable under this Article 2 for any legal or other expenses subsequently incurred by the Holder in connection with the defense of such action, suit, claim or proceeding, except as otherwise provided in
     Section 2.02(b) hereof.

               (b) Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (ii) or (iii) of the preceding sentence shall have occurred or such clauses shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel, plus one local or regulatory counsel or firm of counsel, selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party.

               (c) If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party.

               (d) Anything in this Article 2 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or compromise of, or consent to entry of any judgment with respect to, any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

          Section 2.03  Contribution.  (a)  If the indemnification from the
                        ------------
     indemnifying party as provided in this Article 2 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, subject to the provisions of Section 2.03(b) hereof. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made, or relates to information supplied by such indemnifying party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.02 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Article 2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.03(a). Notwithstanding the provisions of this Section 2.03, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and offered to the public exceeds the amount of any damages for which such underwriter has otherwise been held liable by reason of such untrue statement or alleged untrue statement or omission or alleged omission; and the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered to the public exceeds the amount of any damages for which the Holder has otherwise been held liable by reason of such untrue statement or alleged untrue statement or omission or alleged omission.

               (b) No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (c) If indemnification is available under this Article 2, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.01 and Section 2.02 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.03.

          Section 2.04  Indemnification Payments.  The indemnification and
                        ------------------------
     contribution required by this Article 2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE 3.

                              CERTAIN DEFINITIONS
                              -------------------

          As used herein, the following terms have the following respective meanings:

          "Affiliate" shall have the meaning specified for "affiliate" in Rule 12b-2 under the Exchange Act.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Class A Common Stock" shall mean Class A Common Stock, par value $.01 per share, of the Company.

          "CP/BV Registrable Securities" shall mean the securities of the Company which are defined as "Registrable Securities" under either the CP Agreement or the BV Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Expected Proceeds" shall mean, as of any date, the aggregate proceeds that would be expected to be received by a holder of securities from the sale of such securities in an offering made on such date (without being reduced by any pro forma expenses or underwriting discounts). The determination of Expected Proceeds shall be made (a) if the offering is intended to be made in an underwritten public offering, then by the intended managing underwriter of such offering or (b) if the offering is not intended to be made in an underwritten public offering, then by investment bankers mutually agreeable to the Company and the Holder, the fees and expenses of which shall be paid by the Company.

          "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          "Register", "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" shall mean, subject to the provisions of Sections 4.02(b) and 4.11 hereof, any and all shares of Class A Common Stock issued or issuable upon conversion of the Preferred Securities. As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the methods contemplated by the registration statement,
     (ii) such securities (or the Preferred Securities that are convertible into such securities) shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (iii) such securities (or the Preferred Securities that are convertible into such securities) shall have been otherwise transferred except to a permitted assignee pursuant to
     Section 4.02(b) hereof, or (iv) such securities shall have been issued upon conversion of the Preferred Securities and thereafter shall have ceased to be issued and outstanding.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Article 1, including, without limitation, (a) any allocation of salaries and expenses of Company personnel or other general overhead expenses of the Company, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by the Company in the ordinary course of business; (b) all registration, application, filing, listing, transfer and registrar fees; (c) all NASD fees and fees and expenses of registration or qualification of Registrable Securities under state securities or "blue sky" laws pursuant to Section 1.03(d) hereof; (d) all word processing, duplicating and printing expenses, messenger and delivery expenses; (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of customary "cold comfort" letters required by or incident to such performance and compliance; and (f) any fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities; provided, however, Registration
                                          --------  -------
     Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, the fees and disbursements of counsel to such sellers, and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered and, to the extent such laws prohibit the Company from paying such expenses on behalf of the Holder, expenses of registering or qualifying Registrable Securities under state securities or blue sky laws.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                                   ARTICLE 4.

                                 MISCELLANEOUS
                                 -------------

          Section 4.01  Rule 144.  If the Company shall have filed with the
                        --------
     Commission and obtained the effectiveness of a registration statement covering the Company's equity securities pursuant to the requirements of section 12 of the Exchange Act or pursuant to the requirements of the Securities Act, the Company agrees that it shall timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, without limitation, the reports under sections 13 and 15(d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act), and shall take such further actions as the Holder may reasonably request, all to the extent necessary to enable the Holder to sell Registrable Securities, from time to time, pursuant to the resale limitations of (a) Rule 144 under the Securities Act, as such rule may be hereafter amended, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of the Holder, the Company shall deliver to the Holder a written statement verifying that it has complied with such requirements.

          Section 4.02  Assignment.  (a)  This Agreement shall be binding upon
                        ----------
     and inure to the benefit of and be enforceable by the Company and the Holder and, with respect to the Company, its respective successors and assigns.

               (b) The rights of the Holder to cause the Company to register Registrable Securities under Sections 1.01 and 1.02 hereof may not be assigned or otherwise conveyed, whether directly or indirectly or by operation of law or otherwise, to any Person, including any transferee or assignee of any of the Preferred Securities or the Registrable Securities; provided, however, that the Holder shall have the right to assign, on one
     --------  -------
     and only one occasion (whether by instrument of assignment, operation of law or otherwise), to a third party any of its rights to require the Company to register Registrable Securities under Section 1.01 or 1.02 hereof in connection with a transfer by the Holder of more than fifty percent (50%) of the aggregate number of Registrable Securities (adjusted appropriately to reflect any stock dividends, splits, combinations, exchange, reorganization, recapitalization or reclassification involving the Class A Common Stock or resulting from a merger or consolidation or similar business combination transaction involving the Company after the date hereof) issuable at the date hereof upon conversion of the Preferred Securities, provided that such third party shall have executed and delivered to the Company a written agreement, in form and substance reasonably satisfactory to the Company, by which such third party shall have agreed to become party to and bound by the terms and conditions of this Agreement as though it were the Holder.

          Section 4.03  Notices.  Except as otherwise provided below, whenever
                        -------
     it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon the Company, the Holder, or whenever the Company or the Holder desires to provide to or serve upon any Person any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail (return receipt requested, postage prepaid), or by overnight mail, courier, or delivery service or by telecopy and confirmed by telecopy answerback, addressed as follows:

               (a)  If to the Company, to:
                    ---------------------


                    Attention:  Vice President and Treasurer
                    ---------

                    - With a copy to -

                    Sullivan & Worcester

                    One Post Office Square
                    Boston, Massachusetts 02109
                    Telephone:  (617) 338-2800
                    Telecopy:  (617) 338-2880

                    Attention:  Patrick K. Miehe, Esq.
                    ---------

               (b)  If to the Holder, to:
                    ----------------



                    - With a copy to -

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
                    Telephone:  (212) 310-8000
                    Telecopy:  (212) 310-8007

                    Attention:  Dennis J. Block, Esq.
                    ---------

     or at such other address as may be substituted by it by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly delivered, furnished or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which telecopied and confirmed by telecopy answerback, (iii) the next business day if delivered by overnight or express mail, courier or delivery service, or (iv) three business days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          Section 4.04  Entire Agreement; Amendment.  This Agreement represents
                        ---------------------------
     the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Company and the Holder.

          Section 4.05  Paragraph Headings, etc.  The paragraph headings
                        -----------------------
     contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement. The terms "including", "includes" and "included" shall not be limiting.

          Section 4.06  Applicable Law.  This Agreement shall be governed by,
                        --------------
     construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

          Section 4.07  Severability.  If at any time subsequent to the date
                        ------------
     hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          Section 4.08  Equitable Remedies.  The parties hereto agree that
                        ------------------
     irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

          Section 4.09  No Waiver.  The failure of any party at any time or
                        ---------
     times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

          Section 4.10  Counterparts.  This Agreement may be executed in two or
                        ------------
     more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

          Section 4.11  Special Limitation and Termination of Registration
                        --------------------------------------------------
     Rights.  Anything in this Agreement to the contrary notwithstanding:
     ------

               (a) The obligations of the Company to the Holder with respect to its rights of registration provided for in Sections 1.01 and 1.02 hereof shall cease and terminate upon the earlier of (i) six (6) years after the date hereof and (ii) the date on which the aggregate number of Registrable Securities issued and outstanding (or issuable and which would be outstanding upon conversion of the Preferred Securities) shall no longer exceed one third (1/3) of the aggregate number of shares (adjusted appropriately downward or upward to reflect any stock dividends, splits, combinations, exchange, reorganization, recapitalization or reclassification involving Class A Common Stock of the Company or pursuant to a merger or consolidation or similar transaction involving the Company or the like after the date hereof) of Registrable Securities issuable at the date hereof upon conversion of the Preferred Securities.

               (b)  The rights of registration provided for in Sections 1.01 and
     1.02 hereof are subject to and limited by the terms and provisions of
     Article XIII of the Restated By-Laws of the Company effective as of May 14, 1992, as amended through the date hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                  CONTINENTAL CABLEVISION, INC.

                                  By:________________________________
                                     Name:
                                     Title:

                            U S WEST, INC.


                            By:________________________________
                               Name:
                               Title: